Exhibit 10.1
Execution Version
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
among
RAYONIER INC.,
RAYONIER TRS HOLDINGS INC.,
RAYONIER OPERATING COMPANY LLC,
RAYONIER, L.P.,
POTLATCHDELTIC FOREST HOLDINGS, LLC
and
POTLATCHDELTIC LAND & LUMBER, LLC
as Borrowers,
The Lenders and Issuing Banks from Time to Time Parties Hereto,
COBANK, ACB,
as Administrative Agent, Swing Line Lender and an Issuing Bank

JPMORGAN CHASE BANK, N.A.
and
TRUIST BANK,
as Co-Documentation Agents

COBANK, ACB,
AGFIRST FARM CREDIT BANK,
and
AGWEST FARM CREDIT, PCA,
as Joint Lead Arrangers and Joint Bookrunners,

Dated as of January 30, 2026
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Schedules

Schedule I	-	Commitment Amounts
Schedule 2.01	-	Potlatch Term Loans
Schedule 2.03	-	Existing Letters of Credit
Schedule 2.09	-	Cost of Funds True-Up for Potlatch Term Loans
Schedule 4.01(l)	-	Environmental Matters
Schedule 4.01(m)	-	NPL Properties
Schedule 4.01(n)	-	Transport of Hazardous Materials
Schedule 4.01(o)	-	Post Retirement Benefit Obligations
Schedule 5.03(b)	-	Existing Liens
Schedule 5.03(g)	-	Existing Subsidiary Debt
Schedule 8.07(f)	-	Voting Participants

Exhibits

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Incremental Term Loan Note
Exhibit A-3	-	Form of Swing Line Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Guarantee Agreement
Exhibit D	-	Form of Assignment and Assumption
Exhibit E	-	Form of Solvency Certificate
Exhibit F	-	Forms of U.S. Tax Compliance Certificate
Exhibit G	-	Form of Cost of Funds True-Up Certificate

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 30, 2026 (as supplemented, modified, restated and amended from time to time, this “Agreement”), made by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), RAYONIER, L.P., a Delaware limited partnership (“RLP”), POTLATCHDELTIC FOREST HOLDINGS, LLC, a Delaware limited liability company (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company (“Potlatch Land & Lumber”; each of Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the several banks, financial institutions and other institutional lenders from time to time party hereto as Lenders (as defined below), and COBANK, ACB, (“CoBank”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender (as defined below) and as an Issuing Bank (as defined below).
PRELIMINARY STATEMENTS
1.    Reference is made to that certain Amended and Restated Credit Agreement, dated as of August 15, 2025, among Rayonier, TRS, ROC and RLP as borrowers, the Lenders (as defined therein) party thereto and CoBank, ACB, as an Issuing Bank, Swing Line Lender and Administrative Agent for the Lenders (each as defined therein) (the “Existing Rayonier Credit Agreement”).
2.    Reference is made to that certain Second Amended and Restated Term Loan Agreement, dated as of March 22, 2018 among PotlatchDeltic Corporation, a Delaware corporation (“PotlatchDeltic”), PotlatchDeltic Forest Holdings, Inc., a Delaware corporation (predecessor in interest to Potlatch Forest), and Potlatch Land & Lumber, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto and AgWest Farm Credit, PCA, as successor to Northwest Farm Credit Services, PCA (“AgWest”), as Administrative Agent (as defined therein) (as amended through the Twelfth Amendment to Second Amended and Restated Term Loan Agreement, dated as of August 27, 2025, the “Existing Potlatch Credit Agreement” and together with the Existing Rayonier Credit Agreement, the “Existing Credit Agreements”).
3.    Reference is made to that certain Agreement and Plan of Merger, dated as of October 13, 2025, by and among Rayonier, Redwood Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and PotlatchDeltic pursuant to which PotlatchDeltic shall merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Rayonier.
4.    Immediately following consummation of the Merger, certain corporate reorganization transactions as described in that certain Project Pine Step Plan dated as of January 23, 2026 shall occur, including that Merger Sub shall merge with and into ROC, with ROC surviving, and Potlatch Timberlands, LLC shall merge with and into TRS, with TRS surviving (such corporate reorganization transactions, the “Reorganization”).

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5.    As a result of the Merger and the Reorganization, ROC shall assume (by operation of law) and ratify (pursuant to the terms of this Agreement), on a joint and several basis with the other Potlatch Borrowers (as defined below), PotlatchDeltic’s obligations as a borrower with respect to the Potlatch Term Loans under the Existing Potlatch Credit Agreement (for the avoidance of doubt, as amended and restated hereby).
6.    The Borrowers have requested that the Lenders continue to provide the revolving credit facility and certain term loan facilities previously documented under the Existing Credit Agreements, and the Lenders are willing to do so on the terms and conditions set forth herein.
7.    The Borrowers have requested, and the Administrative Agent and the Lenders have agreed, to amend and restate each of the Existing Credit Agreements on the terms and conditions set forth herein.
8.    In consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“2015 Rayonier Term Loan Advance” means an advance by a Lender to ROC as part of a 2015 Rayonier Term Loan Borrowing. The 2015 Rayonier Term Loan Advance was initially made on August 5, 2015 and then extended on April 1, 2020 pursuant to the Original Rayonier Second Amendment.
“2015 Rayonier Term Loan Borrowing” means a borrowing consisting of simultaneous 2015 Rayonier Term Loan Advances of the same Type made by each of the Lenders pursuant to the Original Rayonier Credit Agreement and as described in Section 2.01(b) of this Agreement.
“2015 Rayonier Term Loan Exposure” means, as to any Lender at any time, the outstanding 2015 Rayonier Term Loan Advances of such Lender at such time.
“2015 Rayonier Term Loan Facility” means the term loan facility provided to ROC under the Original Credit Agreement and as described in Section 2.01(b) of this Agreement, subject to the terms and conditions of this Agreement.
“2015 Rayonier Term Loan Lender” means a Lender holding a 2015 Rayonier Term Loan Advance.
“2015 Rayonier Term Loan Note” means any term loan promissory note of ROC payable to the order of any Lender, delivered pursuant to a request made under Section 2.17 of the Original Rayonier Credit Agreement, in substantially the form of Exhibit A-2 to the Original

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Rayonier Credit Agreement, in a principal amount up to the Term Loan Commitment (as defined in the Original Rayonier Credit Agreement) of such Lender.
“2016 Rayonier Incremental Term Loan Advance” means an advance by a Lender to ROC as part of the 2016 Rayonier Incremental Term Loan Borrowing.
“2016 Rayonier Incremental Term Loan Borrowing” means the borrowing consisting of simultaneous Incremental Term Loan Advances of the same Type made by each of the Lenders pursuant to the Original Rayonier First Amendment.
“2016 Rayonier Incremental Term Loan Exposure” means, as to any Lender at any time, the outstanding 2016 Rayonier Incremental Term Loan Advances of such Lender at such time.
“2016 Rayonier Incremental Term Loan Facility” means the incremental term loan facility provided to ROC under the Original Rayonier First Amendment and as described in Section 2.01(c) of this Agreement, subject to the terms and conditions of the Original Rayonier First Amendment and this Agreement.
“2016 Rayonier Incremental Term Loan Lender” means, a Lender holding a 2016 Rayonier Incremental Term Loan Advance.
“2016 Rayonier Incremental Term Loan Note” means a term loan promissory note of ROC payable to the order of any Lender, delivered pursuant to a request made under the Original Rayonier First Amendment or Section 2.17 of the Original Rayonier Credit Agreement, in substantially the form of Exhibit A to the Original Rayonier First Amendment, in a principal amount up to the amount of the 2016 Rayonier Incremental Term Loan Advance of such Lender.
“2021 Rayonier Incremental Term Loan Advance” means an advance by a Lender to RLP as part of the 2021 Rayonier Incremental Term Loan Borrowing.
“2021 Rayonier Incremental Term Loan Borrowing” means the borrowing consisting of simultaneous Incremental Term Loan Advances of the same Type made by each of the Lenders pursuant to the Original Rayonier Fourth Amendment.
“2021 Rayonier Incremental Term Loan Exposure” means, as to any Lender at any time, the outstanding 2021 Rayonier Incremental Term Loan Advances of such Lender at such time.
“2021 Rayonier Incremental Term Loan Facility” means the incremental term loan facility provided to RLP under the Original Rayonier Fourth Amendment and as described in Section 2.01(d) of this Agreement, subject to the terms and conditions of the Original Rayonier Fourth Amendment and this Agreement.
“2021 Rayonier Incremental Term Loan Lender” means, a Lender holding a 2021 Rayonier Incremental Term Loan Advance.
“2021 Rayonier Incremental Term Loan Note” means a term loan promissory note of RLP payable to the order of any Lender, delivered pursuant to a request made under the Original

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Rayonier Fourth Amendment or Section 2.17 of the Original Rayonier Credit Agreement, in substantially the form of Exhibit A to the Original Rayonier Fourth Amendment, in a principal amount up to the amount of the 2021 Rayonier Incremental Term Loan Advance of such Lender.
“Accordion Increase” has the meaning specified in Section 2.25(a).
“Administrative Agent” has the meaning set forth in the introductory paragraph.
“Administrative Agent’s Account” means the account of the Administrative Agent as designated from time to time by notice to Rayonier and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance” means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Revolving Credit Advance, a Swing Line Loan, a 2015 Rayonier Term Loan Advance, a 2016 Rayonier Incremental Term Loan Advance, a 2021 Rayonier Incremental Term Loan Advance, an Incremental Term Loan Advance or a Potlatch Term Loan Advance.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 8.02(d)(ii).
“Agreement” has the meaning set forth in the introductory paragraph.
“AgWest” has the meaning specified in the preliminary statements.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (0.50%) per annum, and (c) the Term SOFR Rate for an Interest Period of one month in effect on such day plus one percent (1.00%) per annum; provided, that, in no event shall the Alternate Base Rate be less than the Floor. Any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Effective Rate or Term SOFR Rate, respectively, and without necessity of notice being provided to the Borrowers or any other Person.
“Alternate Base Rate Advance” means an Advance (and in the case of a 2015 Rayonier Term Loan Advance, 2016 Rayonier Incremental Term Loan Advance, 2021 Rayonier Incremental Term Loan Advance or Incremental Term Loan Advance, any portion thereof) that bears interest based on the Alternate Base Rate.
“Anti-Terrorism and Anti-Corruption Laws” means any laws relating to terrorism, “know your customer”, money laundering, bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, Executive

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Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).
“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of an Alternate Base Rate Advance and such office of such Lender as such Lender may from time to time specify to Rayonier and the Administrative Agent in the case of a Term SOFR Rate Advance or a Daily Simple SOFR Rate Advance.
“Applicable Margin” means, for any day, (a) with respect to a particular Class and Type of Advance (other than a Potlatch Term Loan) specified below, the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below, (b) with respect to any Incremental Term Loan Advance (excluding, for the avoidance of doubt, 2016 Rayonier Incremental Term Loan Advances and 2021 Rayonier Incremental Term Loan Advances), the percentage, if any, set forth in the applicable Incremental Term Loan Amendment, (c) with respect to any Letter of Credit Fee, the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below in the column entitled “Term SOFR Rate Advances, Daily Simple SOFR Rate Advances and Letter of Credit Fees”, and (d) with respect to any Unused Commitment Fee, the applicable percentage set forth below corresponding to the Leverage Ratio then in effect as set forth below in the column entitled “Unused Commitment Fee”:

			Revolving Credit Advances	Revolving Credit Advances	2015 Rayonier Term Loan Advances	2015 Rayonier Term Loan Advances	2016 Rayonier Incremental Term Loan Advances	2016 Rayonier Incremental Term Loan Advances
Pricing Level	Leverage Ratio	Unused Commitment Fee	Term SOFR Rate Advances, Daily Simple SOFR Rate Advances and Letter of Credit Fees	Alternate Base Rate Advances	Term SOFR Rate Advances and Daily Simple SOFR Rate Advances	Alternate Base Rate Advances	Term SOFR Rate Advances and Daily Simple SOFR Rate Advances	Alternate Base Rate Advances
I	≤ 25%	0.150%	1.125%	0.125%	1.600%	0.600%	1.625%	0.625%
II	> 25% but ≤ 52.5%	0.175%	1.250%	0.250%	1.600%	0.600%	1.750%	0.750%
III	> 52.5% but ≤ 60%	0.225%	1.500%	0.500%	1.695%	0.695%	2.000%	1.000%
IV	> 60%	0.275%	1.750%	0.750%	1.945%	.945%	2.250%	1.250%

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		2021 Rayonier Incremental Term Loan Advances	2021 Rayonier Incremental Term Loan Advances
Pricing Level	Leverage Ratio	Term SOFR Rate Advances and Daily Simple SOFR Rate Advances	Alternate Base Rate Advances
I	≤ 25%	1.870%	0.870%
II	> 25% but ≤ 52.5%	1.920%	0.920%
III	> 52.5% but ≤ 60%	2.170%	1.170%
IV	> 60%	2.420%	1.420%

For purposes of determining the Applicable Margin with respect to the Advances set forth above:
(i)    The Applicable Margin shall be set at Level II until receipt of a certificate of a Responsible Officer of Rayonier required by Section 5.01(k)(iii) for the measurement period ending March 31, 2026 (unless any prior financial statements demonstrate that a higher Pricing Level should have been applicable during such period, in which case such higher Pricing Level shall be deemed to be applicable during such period).
(ii)    The Applicable Margin shall be recomputed as of the end of each fiscal quarter ending on and after the measurement period ending on March 31, 2026 based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective no later than five (5) Business Days following the date on which the certificate evidencing such computation is due to be delivered under Section 5.01(k)(iii). If a certificate is not delivered when due in accordance with such Section 5.01(k)(iii) then the rates in Level IV shall apply as of the first Business Day after the date on which such certificate was required to have been delivered and shall remain in effect until the date on which such certificate is delivered.
(iii)    If, as a result of any restatement of or other adjustment to the financial statements of Rayonier or for any other reason, Rayonier or the Lenders determine that (i) the Leverage Ratio as calculated by Rayonier as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender

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or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, under Section 2.3 or Section 2.23.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07), and accepted by the Administrative Agent, in substantially the form of Exhibit D, or any other form approved by the Administrative Agent.
“Attributable Debt” means, as of any date of determination, (a) in the case of Capital Leases (or leases that have been or should be, in accordance with GAAP, recorded as capital leases) (including such leases pursuant to a Sale and Leaseback Transaction), the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, (c) [reserved], and (d) in the case of Sale and Leaseback Transactions (to the extent not otherwise included in clause (a) above), the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon a payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).
“Available Tenor” means, as of any date of determination and with respect to the applicable then-current Benchmark, as applicable, (a) if the applicable then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
“Benchmark” means, initially, the Daily Simple SOFR Rate and the Term SOFR Rate (and with respect to the Potlatch Term Loans, PCH Daily Simple SOFR and PCH Term SOFR), as applicable; provided that if a Benchmark Transition Event has occurred with respect to any initial Benchmark or any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such initial or then-current Benchmark to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.09(b). Any reference to a “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event:
(a)    for the Term SOFR Rate (or, with respect to the Potlatch Term Loans, PCH Term SOFR), the first alternative set forth below that can be determined by the Administrative Agent:
(i)    the Daily Simple SOFR Rate (or with respect to the Potlatch Term Loans, PCH Daily Simple SOFR), or
(ii)    the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and Rayonier giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time; and
(b)    for all other Benchmarks, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and Rayonier giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of any initial Benchmark or any adjusted initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.23 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with Rayonier) decides may be appropriate to reflect the adoption and implementation of any

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such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with Rayonier) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with Rayonier) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with Rayonier) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the applicable then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any applicable then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all

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Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09(b) and (y) ending at the time that a Benchmark Replacement has replaced the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” and “Borrowers” have the meaning set forth in the introductory paragraph.
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Class of the same Type made by each Class of Lenders required to make such Advances pursuant to Section 2.01 or Section 2.25, as the context may require.
“Breakage Event” has the meaning specified in Section 2.23.
“Business Day” means a U.S. Government Securities Business Day.

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“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.
“Capital Stock” means, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, including (x) with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, (y) with respect to limited liability companies, member interests, and (z) with respect to any Person, any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.
“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank and/or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class” means (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Commitment or an Incremental Term Loan Commitment with respect to an Incremental Term Loan Facility (as designated in the applicable Incremental Term Loan Amendment), (b) when used with respect to any Advance or Borrowing thereof, refers to whether such Advance is a Revolving Credit Advance, a 2015 Rayonier Term Loan Advance, a 2016 Rayonier Incremental Term Loan Advance, a 2021 Rayonier Incremental Term Loan Advance, an Incremental Term Loan Advance of an Incremental Term Loan Facility or a term loan made as a Potlatch Term Loan Advance, or the Advances comprising such Borrowing are Revolving Credit Advances, 2015 Rayonier Term Loan Advances, 2016 Rayonier Incremental Term Loan Advances, 2021 Rayonier Incremental Term Loan Advances, Incremental Term Loan

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Advances of an Incremental Term Loan Facility or term loans made as Potlatch Term Loan Advances, and (c) when used with respect to a Lender, refers to whether such Lender has an Advance or Commitment with respect to a particular Class of Advances or Commitments.
“Closing Date” means January 30, 2026, which is the date on which the conditions precedent set forth in Section 3.01 have been satisfied or waived in accordance with Section 8.01.
“CoBank” has the meaning set forth in the introductory paragraph.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means with respect to any Lender at any time, such Lender’s Revolving Commitment or Incremental Term Loan Commitment, as the context may require.
“Communication” has the meaning specified in Section 8.02(d)(ii).
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Consolidated EBITDA” means, for any Person and its Consolidated Subsidiaries for any period, Consolidated Net Income From Continuing Operations adjusted for interest expense, income taxes, depreciation, depletion and amortization and the non-cash cost of timberland and real estate sales, the gain or loss (net of any tax effect) resulting from the sale, transfer or other Disposition of Timberlands or Timber by such Person and its Consolidated Subsidiaries other than in the ordinary course of business of such Person and its Consolidated Subsidiaries, and any non-cash adjustments for increases or decreases to the fair value of long-term assets or liabilities (in each case, (x) on a Consolidated basis, (y) without duplication, and (z) only to the extent that such amounts reduced or increased Consolidated Net Income From Continuing Operations for the applicable period); provided that, for purposes of calculating compliance with Section 5.04, the Consolidated EBITDA attributable to any Person or business unit acquired by Rayonier or any of its Subsidiaries during any period of four full Fiscal Quarters shall be included on a pro forma basis for such period of four full Fiscal Quarters (assuming the consummation of each such acquisition occurred on the first day of such period of four full Fiscal Quarters).
“Consolidated Funded Debt” means, as of any date of determination, all Funded Debt of Rayonier and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, Consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of such specified Person or is merged into or Consolidated with such specified Person or any of its Subsidiaries, and (b) the undistributed earnings of any Subsidiary of such specified Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.
“Consolidated Net Income From Continuing Operations” means, with respect to any Person for any period, the “Consolidated Net Income From Continuing Operations”, as determined on a Consolidated basis in accordance with GAAP; provided, however, that if the

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financial statements of such Person for any period do not include an amount of “Consolidated Net Income From Continuing Operations” specifically set forth therein, then the Consolidated Net Income From Continuing Operations of such Person for such period shall be deemed to be such Person’s “Consolidated Net Income” (as defined in this Agreement) for such period.
“Consolidated Net Tangible Assets” means as of the last day of any Fiscal Quarter, total assets less the sum of total current liabilities and intangible assets, in each case as set forth on the consolidated balance sheet of Rayonier and its consolidated Subsidiaries as of such date and computed in accordance with GAAP.
“Consolidated Net Worth” means, for any period, the amount of equity accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of Rayonier and its Subsidiaries, including any accounts associated with the issuance of units in RLP, and excluding (i) accumulated other comprehensive income (or loss) accounts of Rayonier and its Subsidiaries, and (ii) non-controlling interests associated with any Rayonier Subsidiaries, other than those associated with RLP, all as determined in accordance with GAAP.
“Continuing Potlatch Loan Documents” means those certain documents with respect to the Potlatch Term Loans described on Schedule 2.01 hereto as “Continuing Potlatch Term Loan Documents”.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” means each deposit account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the Issuing Bank.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or Section 2.10.
“Corporate Credit Rating” means, as of any date, the rating that has been most recently announced by S&P, Fitch and/or Moody’s, as the case may be, as the “corporate rating” or “corporate family rating” of Rayonier.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Daily Simple SOFR Rate” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “Daily Simple SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such Daily Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If SOFR in respect of any Daily Simple SOFR Determination Date has not been published on the SOFR Administrator’s Website (and a

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Benchmark Transition Event with respect to the Daily Simple SOFR Rate has not occurred), on or prior to the second (2nd) U.S. Government Securities Business Day (by not later than 3:00 p.m.) immediately following such Daily Simple SOFR Determination Date, then the SOFR for such Daily Simple SOFR Determination Date will be the SOFR as published in respect of the first (1st) U.S. Government Securities Business Day preceding such Daily Simple SOFR Determination Date for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of the Daily Simple SOFR Rate for no more than three (3) consecutive Daily Simple SOFR Rate Days; provided, further, that if the Daily Simple SOFR Rate as so determined shall ever be less than the Floor, then the Daily Simple SOFR Rate shall be deemed to be the Floor. Any change in the Daily Simple SOFR Rate as determined above shall be effective without necessity of notice being provided to the Borrowers or any other Person.
“Daily Simple SOFR Rate Advance” means an Advance (and in the case of a 2015 Rayonier Term Loan Advance, 2016 Rayonier Incremental Term Loan Advance, 2021 Rayonier Incremental Term Loan Advance or Incremental Term Loan Advance, any portion thereof) bearing interest based on the Daily Simple SOFR Rate.
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business and that are not overdue for a period that is not consistent with the ordinary course of business of such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) [reserved], (g) all Guarantees issued by such Person, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided that the amount of Debt of such person under this clause (h) shall be deemed to be the lesser of (A) the Fair Market Value of the property subject to such Lien, and (B) the total Debt of such other Person secured thereby; provided further that, notwithstanding anything to the contrary, “Debt” shall not include obligations in respect of letters of credit, performance bonds, surety bonds and similar instruments, except to the extent of amounts thereunder that have been drawn and have not been reimbursed. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, but shall not include obligations under a financial assurance statement that a Person is required to provide under Environmental Law in support of the closure and post-closure obligations of one or more of its Subsidiaries.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Default Interest” has the meaning specified in Section 2.07(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of an Advance to be made by it within two (2) Business Days of the date such Advance was required to be funded hereunder unless such Lender notifies the Administrative Agent and Rayonier in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of a Revolving Lender in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified Rayonier, the Administrative Agent, the Swing Line Lender or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Rayonier, to confirm in writing to the Administrative Agent and Rayonier that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Rayonier), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (iii) become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to Rayonier, the Issuing Bank, the Swing Line Lender and each Lender.

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“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.
“Designated Letter of Credit” and “Designated Letters of Credit” have the meanings specified in Section 2.03(c).
“Disposition” or “Dispose” means the sale, transfer, lease or other disposition (including any sale and leaseback transaction) of any property by any Person.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons with the dividing Person either continuing or terminating its existence as part of the division including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware Law or any analogous action taken pursuant to any applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide”, when capitalized shall have correlative meaning.
“Dollars” or “$” means the lawful money of the United States of America.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to Rayonier and the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, or (c) an Approved Fund and (d) any other Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person)) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) (subject in each case, to such consents, if any, as may be required under Section 8.07(b)(iii)).

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“Environmental Action” means any (a) administrative, regulatory or judicial action, suit, written demand, demand letter, written claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment including, without limitation, (i) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages, and (ii) by any Governmental Authority for damages, contribution, indemnification, cost recovery, compensatory or injunctive relief; and (b) any administrative, regulatory or judicial action, suit or proceeding brought by any Person before a forum of competent jurisdiction relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.
“Environmental Law” means any federal, state, local or foreign statute, law (including common law), ordinance, rule, regulation, code, order, judgment or decree or any judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, Hazardous Materials all as amended or hereafter amended.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of any Borrower’s controlled group, or under common control with any Borrower, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal from a Multiple Employer Plan subject to Section 4063 of ERISA during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Code shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); (h) any Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated within

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the meaning of Title IV of ERISA or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA or (i) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Events of Default” has the meaning specified in Section 6.01.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), and branch profits taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.20), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrowers with respect to such withholding Tax pursuant to Section 2.15(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(e) and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreements” has the meaning set forth in the preliminary statements.
“Existing Letters of Credit” means the Letters of Credit described on Schedule 2.03 under the heading “Existing Letters of Credit”.
“Existing Potlatch Credit Agreement” has the meaning set forth in the preliminary statements.
“Existing Rayonier Credit Agreement” has the meaning set forth in the preliminary statements.
“Existing Subsidiary Debt” has the meaning specified in Section 5.03(g)(iii).
“Facility” means, collectively, the Revolving Credit Facility, the 2015 Rayonier Term Loan Facility, the 2016 Rayonier Incremental Term Loan Facility, the 2021 Rayonier Incremental Term Loan Facility, the Swing Line Facility, the Letter of Credit Facility and the Potlatch Term Loan Facilities.

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“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“Farm Credit Equities” means any of a Borrower’s stock, patronage refunds issued in the form of stock or otherwise constituting allocated units, patronage surplus (including any such surplus accrued by a Farm Credit Lender for the account of a Borrower) and other equities in a Farm Credit Lender acquired in connection with, or because of the existence of, a Borrower’s patronage loan from such Farm Credit Lender (or its affiliate), and the proceeds of any of the foregoing.
“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on such date, or if no such rate is so published on such day, on the most recent day preceding such day on which such rate is so published and (b) 0%.
“Fiscal Quarter” means each consecutive three calendar month period ending March 31, June 30, September 30 or December 31 of any fiscal year.
“Fitch” means, Fitch Ratings Inc., and any successor thereto.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a “Revolving Lender”, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LC Obligations with respect to Letters of Credit issued by the Issuing Bank other than LC Obligations as to which such Defaulting Lender’s participation

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obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means, as to any Person (or consolidated group of Persons) at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(i)    all Debt included in clauses (a) through and including (d) of the definition of “Debt” (including all such Debt of Rayonier or any of its Subsidiaries hereunder or under any other Loan Document);
(ii)    [reserved];
(iii)    the Attributable Debt (without duplication) of Capital Leases, Sale and Leaseback Transactions and Synthetic Leases;
(iv)    all preferred cumulative stock and comparable equity interests providing for, in the case of the foregoing, mandatory redemption, sinking fund or other like payments;
(v)    all Guarantees in respect of Funded Debt of another Person (other than Rayonier or any of its Subsidiaries); and
(vi)    Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has liability for such obligations, but only to the extent there is recourse to such Person (or, if applicable, to any of Rayonier or any of its Subsidiaries) for payment thereof.
For purposes hereof, the amount of Funded Debt under clause (v) above shall be based on the amount of Funded Debt of such other Person that is the subject of the Guarantees (subject to any cap or other limitation in respect of any applicable Guarantee). For purposes of clarification, (x) “Funded Debt” of a Person constituting a consolidated group shall not include inter-company indebtedness of such Persons, general accounts payable of such Persons which arise in the ordinary course of business, accrued expenses of such Persons incurred in the ordinary course of business or minority interests in joint ventures or partnerships (except to the extent set forth in clause (vi) above) and (y) notwithstanding anything to the contrary, “Funded Debt” shall not include obligations in respect of letters of credit, performance bonds, surety bonds and similar instruments, except to the extent of amounts thereunder that have been drawn and have not been reimbursed. For the avoidance of doubt, any obligations of Rayonier or any of its Subsidiaries under a Tax Incentive Transaction shall not constitute “Funded Debt” for purposes of this Agreement.

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“GAAP” has the meaning specified in Section 1.04.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” by any Person, means any obligation, contingent or otherwise, of such Person guaranteeing directly or indirectly in any manner the Debt of any other Person, or in effect guaranteeing directly or indirectly the Debt of any other Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (iv) otherwise to assure a creditor against loss.
“Guarantee Agreement” means the Second Amended and Restated Guarantee Agreement, dated as of the Closing Date, among the Borrowers, the Potlatch Subsidiary Guarantors, and CoBank, as Administrative Agent, such agreement to be substantially in the form of Exhibit C hereto.
“Guaranteed Bank Product” means agreements or other arrangements entered into by a Lender or its Affiliate, on the one hand, and any Borrower, on the other hand at the time such Lender is a party to this Agreement (or, with respect to Lenders (and their Affiliates) as of the Closing Date, such agreements or other arrangements that existed as of the Closing Date), under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Borrowers: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) ACH transactions, (vi) domestic and international wires, (vii) other treasury or cash management, including controlled disbursement, accounts or services and check printing, or (viii) foreign currency exchange.
“Guaranteed Hedge” means an Interest Rate Agreement that is entered into by a Hedge Bank.
“Guaranteed Obligations” means (a) the Obligations and (b) all obligations of any Borrower under any Guaranteed Hedge or Guaranteed Bank Product, or any document or agreement relating thereto or an account thereof (other than Excluded Swap Obligations (as defined in the Guarantee Agreement)).
“Guarantors” means, collectively, the Borrowers and the Potlatch Subsidiary Guarantors, in each case, in their capacity as guarantors under the Guarantee Agreement.
“Hazardous Materials” means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and any other chemicals, materials or substances designated, classified

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or regulated as being “hazardous” or “toxic” or as a “contaminant” or words of similar import, under any applicable Environmental Law.
“Hedge Bank” means any Person that, at the time it enters into an Interest Rate Agreement with a Borrower for an Interest Rate Agreement with respect to interest on the Obligations, is a Lender or an Affiliate of a Lender (or, with respect to Lenders (and their Affiliates) as of the Closing Date, such Persons if such Interest Rate Agreement with a Borrower existed as of the Closing Date).
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
“Increased Amount Date” has the meaning assigned thereto in Section 2.25(b).
“Increasing Lender” has the meaning assigned to such term in Section 2.25(a).
“Incremental Term Loan Advance” has the meaning assigned thereto in Section 2.25(b).
“Incremental Term Loan Amendment” has the meaning assigned thereto in Section 2.25(b).
“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 2.25(b).
“Incremental Term Loan Exposure” means, as to any Lender at any time, the unused Incremental Term Loan Commitment of, and the outstanding Incremental Term Loan Advances owing to, such Lender at such time.
“Incremental Term Loan Facility” has the meaning assigned thereto in Section 2.25(b).
“Incremental Term Loan Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan Advance.
“Incremental Term Loan Note” or “Incremental Term Loan Notes” means the promissory notes of the Borrowers in favor of each of the Incremental Term Loan Lenders that requests a promissory note evidencing the portion of the Incremental Term Loan Advance provided pursuant to Section 2.25(b), in substantially the form of Exhibit A-2, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
“Indemnified Party” has the meaning specified in Section 8.04(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Information” has the meaning specified in Section 8.09.

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“Interest Period” means, for each Term SOFR Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Term SOFR Rate Advance or the date of the Conversion of any Alternate Base Rate Advance or Daily Simple SOFR Rate Advance into such Term SOFR Rate Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below, provided, however, that if the applicable Borrower shall fail to select the duration of such subsequent period pursuant to the provisions below, such Term SOFR Rate Advance shall be automatically continued on the last day of such then expiring Interest Period as a Term SOFR Rate Advance with a one-month Interest Period. The duration of each Interest Period shall be one, three or six months (or such shorter or longer period as may be consented to by all Lenders, or in the case of the initial Advance to be made on the Closing Date, such period as is acceptable to the Administrative Agent in its sole discretion), as the applicable Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon on the third Business Day prior to the first day of such Interest Period, select; provided, however, that, with respect to any Interest Period:
(i)    a Borrower may not select any Interest Period for a Class of Term SOFR Rate Advances that ends after the Maturity Date for such Class of Term SOFR Rate Advances set forth in the definition of Maturity Date;
(ii)    Interest Periods commencing on the same date for Term SOFR Rate Advances comprising part of the same Borrowing shall be of the same duration;
(iii)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(iv)    whenever an Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Rayonier or any of its Subsidiaries from fluctuations in interest thereto.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce Publication No. 590. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means individually and collectively (as the context may require), each of CoBank, in its capacity as issuer of Letters of Credit hereunder, and any other Revolving Lender

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from time to time designated by the Borrowers as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent (the Administrative Agent’s consent not to be unreasonably withheld or delayed), and their respective successors in such capacity as provided in Section 2.03(k). As the context shall require, each reference herein to the “Issuing Bank” shall refer to the respective Issuing Bank of a Letter of Credit.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to drawing under a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time.
“LC Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCT Test Date” means, with respect to a Limited Condition Transaction, the date of the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction.
“Lead Arranger” means each of CoBank and AgWest, in their capacity as a lead arranger under this Agreement.
“Lenders” means the Persons listed on Schedule I and any other Person that shall have become party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.25, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. The term “Lender”, where applicable, shall include the Swing Line Lender.
“Letter of Credit Collateral Account” has the meaning specified in Section 6.01.
“Letter of Credit Facility” means the Letter of Credit facility established pursuant to Section 2.03.
“Letter of Credit Fee” means the fee payable pursuant to Section 2.04(c)(i).
“Letters of Credit” means the letters of credit issued pursuant to Section 2.03(a). For all purposes of this Agreement, the Existing Letters of Credit set forth on Schedule 2.03 and outstanding on the Closing Date shall be deemed to be Letters of Credit issued hereunder on the Closing Date.

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“Leverage Ratio” means, at any date of determination, a quotient, expressed as a percentage, the numerator of which shall be the Consolidated Funded Debt of Rayonier and its Subsidiaries as of such date and the denominator of which shall be the sum of the Consolidated Net Worth of Rayonier and its Subsidiaries as of such date plus the Consolidated Funded Debt of Rayonier and its Subsidiaries as of such date.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Limited Condition Transaction” means any (a) disposition, (b) acquisition or other investment whose consummation is not conditioned on the availability of, or on obtaining, third-party financing or (c) incurrence, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt, grant or creation of Liens or making of Restricted Payments, in each case requiring irrevocable notice in advance of such action and which, in the case of each of clauses (a), (b) and (c), is designated as a Limited Condition Transaction by Rayonier in writing to the Administrative Agent.
“Loan Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Loan Documents” means collectively, this Agreement, the Guarantee Agreement, the Notes (if any) and each other agreement, instrument or certificate (other than an Assignment and Assumption, pursuant to which the assignor therein sells and/or assigns an interest under this Agreement) issued, executed and delivered to the Administrative Agent, the Issuing Bank, or the Lenders hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, restated, supplemented, extended, renewed or replaced from time to time), including, without limitation, the Continuing Potlatch Loan Documents, and “Loan Document” means any one of them. “Loan Document” shall not include (a) any Guaranteed Hedge or Guaranteed Bank Product or any document or agreement relating thereto or (b) any of the Loan Documents as defined in the Existing Potlatch Credit Agreement other than the Continuing Potlatch Loan Documents (and the Existing Potlatch Credit Agreement as amended and restated hereby).
“Loan Event” has the meaning specified in Section 3.02.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“Material Adverse Change” means any material adverse change in the business, financial condition, operations, performance or properties of Rayonier and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of Rayonier and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent, the Lenders and the Issuing Banks, taken as a whole, under this Agreement, any Note or any other Loan Document, or (c) the ability of any Borrower to perform its material obligations under this Agreement, any Note or any other Loan Document to which it is a party.

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“Maturity Date” means, with respect to:
(a)    the Revolving Credit Facility and the Revolving Credit Advances made thereunder, August 15, 2030;
(b)    the 2015 Rayonier Term Loan Facility and the 2015 Rayonier Term Loan Advances made thereunder, April 1, 2028;
(c)    the 2016 Rayonier Incremental Term Loan Facility and the 2016 Rayonier Incremental Term Loan Advances made thereunder, April 28, 2026;
(d)    the 2021 Rayonier Incremental Term Loan Facility and the 2021 Rayonier Incremental Term Loan Advances made thereunder, June 1, 2029;
(e)    any Incremental Term Loan Facility and the Incremental Term Loan Advances made thereunder, the date specified as the scheduled final maturity date of the Incremental Term Loan Advances of such Incremental Term Loan Facility in the applicable Incremental Term Loan Amendment; and
(f)    each Potlatch Term Loan, the applicable date set forth on Schedule 2.01.
“Maximum Aggregate Increase Amount” has the meaning specified in Section 2.25(a).
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than such Borrower and its ERISA Affiliates, or (b) was so maintained and in respect of which any Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Net Consideration” means, with respect to any Disposition of Timberlands and/or Timber, an amount equal to all cash and cash equivalents, together with the Fair Market Value of any other consideration, received by Rayonier and its Subsidiaries with respect thereto, including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such deferred payment obligations are financed or sold with recourse to any Borrower or any Subsidiary of Rayonier), reduced by:

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(a)    brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants and other advisors and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers) related to such Disposition;
(b)    provisions for all taxes and transfer-related fees payable as a result of such Disposition;
(c)    amounts required to be paid to any Person (other than any Borrower or Subsidiary of Rayonier) owning a beneficial interest in the assets subject to such Disposition;
(d)    appropriate amounts to be provided by any Borrower or any Subsidiary of Rayonier, as the case may be, as a reserve required in accordance with GAAP against liabilities associated with such Disposition, and retained by such Borrower or Subsidiary, as the case may be, after such Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition;
(e)    amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets sold in such Disposition; and
(f)    any such proceeds of Timberlands and/or Timber that have been designated, in a certificate delivered pursuant to Section 5.01(k)(iii), as “higher and better use lands” or otherwise as lands that are non-strategic to the Borrowers’ core business;
provided, however, that if (x) no Default or Event of Default shall have occurred and shall be continuing at such time, and (y) Rayonier shall deliver a certificate pursuant to Section 5.01(k)(iii) setting forth (i) the applicable seller’s intent to reinvest all or any portion of such Net Consideration in Timberlands and/or Timber within three hundred and sixty-five (365) days following receipt of such Net Consideration or (ii) an investment that has been made within three hundred and sixty-five (365) days prior to the receipt of such Net Consideration to which the applicable seller intends to have the Net Consideration in Timberlands and/or Timber from such sale apply (so long as such investment has not previously been designated for the application of Net Consideration with respect thereto), then such proceeds shall not constitute Net Consideration, except, in the case of clause (i), to the extent not so used at the end of such three hundred and sixty-five (365) day period, at which time such proceeds shall be deemed to be Net Consideration.
“New Lender” has the meaning specified in Section 2.25(a).
“Non-Consenting Lender” means any Lender or Voting Participant that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders and Voting Participants in accordance with the terms of Section 8.01, and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Note” means a Revolving Credit Note, a Swing Line Note, a 2015 Rayonier Term Loan Note, a 2016 Rayonier Incremental Term Loan Note, a 2021 Rayonier Incremental Term Loan Note, a Potlatch Term Loan Note or an Incremental Term Loan Note, as applicable.
“Notice of Borrowing” has the meaning specified in Section 2.02.
“NPL” has the meaning specified in Section 4.01(m).
“Obligations” means, with respect to each Borrower, all advances to, and debts, liabilities, obligations, covenants and duties of, such Borrower arising under any Loan Document to which it is a party, or otherwise with respect to any Advance made to such Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Ordinary Course of Business” means an action taken by Rayonier or any of its Subsidiaries if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of Rayonier (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature, standard of quality, and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
“Original Rayonier Credit Agreement” means the Credit Agreement, dated as of August 5, 2015, among Rayonier, TRS, RLP, ROC, the lenders and other financial institutions party thereto, and CoBank, as administrative agent, swing line lender and issuing bank, as amended, supplemented or otherwise modified from time to time prior to the date of the Existing Rayonier Credit Agreement.
“Original Rayonier First Amendment” means that certain First Amendment and Incremental Term Loan Agreement, dated as of April 28, 2016, by and among Rayonier, TRS, ROC, the Lenders party thereto, the Voting Participants party thereto and the Administrative Agent.
“Original Rayonier Fourth Amendment” means that certain Fourth Amendment and Incremental Term Loan Agreement, dated as of June 1, 2021, by and among Rayonier, TRS, ROC, RLP, the Lenders party thereto, the Voting Participants party thereto and the Administrative Agent.
“Original Rayonier Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of April 1, 2020, by and among Rayonier, TRS, ROC, the Lenders party thereto, the Voting Participants party thereto and the Administrative Agent.

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“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20(b)).
“Participant” has the meaning assigned to such term in Section 8.07(d).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA (or any successor entity performing similar functions).
“PCH Daily Simple SOFR” has the meaning set forth on Schedule 2.01.
“PCH Term SOFR” has the meaning set forth on Schedule 2.01.
“Permitted Liens” means any of the following:
(a)    Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof;
(b)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a reasonable period or, if so overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations;
(d)    easements, rights of way, encumbrances and minor defects or irregularities in title to real property not interfering in any material respect with the ordinary conduct of the business of any Borrower or any of its Subsidiaries;
(e)    Liens created pursuant to any Loan Document;
(f)    Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 6.01(f);

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(g)    Liens in favor of customs and revenue authorities arising as a matter of law in the ordinary course of business to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(h)    Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business, provided that such Liens shall not secure borrowed money or other similar Debt;
(i)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(j)    customary provisions in ground leases to the extent constituting an encumbrance on title (but in no event constituting a security interest) in respect of real property on which facilities owned or leased by Rayonier or any of its Subsidiaries are located and which does not impair in any material respect the use of such real property by Rayonier or any of its Subsidiaries;
(k)    Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code, as in effect in the State of New York, on the items which are subject to collection in the course of collection;
(l)    Liens in favor of a bank or other financial institution as a matter of law in the ordinary course of business, encumbering deposits or other funds maintained with a bank or other financial institution (including the right of set off);
(m)    deposits of cash with the owner or lessor of premises leased and operated by Rayonier or any of its Subsidiaries in the ordinary course of business to secure the performance of obligations under the terms of the lease for such premises;
(n)    each Farm Credit Lender’s statutory Lien (including the right of setoff) in the Farm Credit Equities and in any cash patronage; and
(o)    Liens of Rayonier or any of its Subsidiaries for the benefit of Rayonier or any of its Subsidiaries.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Platform” has the meaning specified in Section 8.02(d)(i).
“Potlatch Borrowers” means ROC (as successor by merger to PotlatchDeltic Corporation), Potlatch Forest and Potlatch Land & Lumber.

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“Potlatch Subsidiary Guarantors” means PotlatchDeltic Timber, LLC, PotlatchDeltic Manufacturing, LLC and PotlatchDeltic REIT Southeastern, LLC.
“Potlatch Term Loan Advance” means an advance by a Lender to a Potlatch Borrower as part of a Potlatch Term Loan Borrowing.
“Potlatch Term Loan Borrowing” means a borrowing consisting of simultaneous Potlatch Term Loan Advances of the same Type made by a Lender pursuant to the Existing Potlatch Credit Agreement and as described in Section 2.01(e) of this Agreement.
“Potlatch Term Loan Exposure” means, as to any Lender at any time, the outstanding Potlatch Term Loan Advances of such Lender at such time.
“Potlatch Term Loan Facilities” means the term loan facilities provided to the Potlatch Borrowers under the Existing Potlatch Credit Agreement and as described in Section 2.01(e) of this Agreement, subject to the terms and conditions of this Agreement.
“Potlatch Term Loans” means, collectively, the respective term loans described in Section 2.01(e) and on Schedule 2.01.
“Potlatch Term Loan Notes” means the notes described on Schedule 2.01 with respect to the Potlatch Term Loans.
“Prime Rate” means a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of The Wall Street Journal as the average prime lending rate for 70% of the nation’s largest banks, or if the Eastern Edition of The Wall Street Journal or such rate is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal. In the event The Wall Street Journal ceases to publish such rate on a regular basis, the term “Prime Rate” shall be determined on any day by reference to such other regularly published average prime rate for such date applicable to commercial banks as is reasonably acceptable to the Administrative Agent. Any change in the Prime Rate shall be automatic, without the necessity of notice to any Borrower.
“Proceeding” has the meaning specified in Section 8.04(b).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Rayonier” has the meaning set forth in the introductory paragraph.
“Register” has the meaning specified in Section 8.07(c).
“Regulation T” means Regulation T of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“REIT” means a real estate investment trust.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means releasing, disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning specified in Section 7.06(b).
“Reorganization” has the meaning set forth in the preliminary statements.
“Required 2015 Rayonier Term Loan Lenders” means, at any time, Lenders having 2015 Rayonier Term Loan Exposures representing more than 50.0% of the 2015 Rayonier Term Loan Exposures of all Lenders. The 2015 Rayonier Term Loan Exposure of any Defaulting Lender shall be disregarded in determining the Required 2015 Rayonier Term Loan Lenders at any time. With respect to any matter requiring the approval of the Required 2015 Rayonier Term Loan Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 8.07(f) as to such matter.
“Required 2016 Rayonier Incremental Term Loan Lenders” means, at any time, Lenders having 2016 Rayonier Incremental Term Loan Exposures representing more than 50.0% of the 2016 Rayonier Incremental Term Loan Exposures of all Lenders. The 2016 Rayonier Incremental Term Loan Exposure of any Defaulting Lender shall be disregarded in determining the Required 2016 Rayonier Incremental Term Loan Lenders at any time. With respect to any matter requiring the approval of the Required 2016 Rayonier Incremental Term Loan Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 8.07(f) as to such matter.
“Required 2021 Rayonier Incremental Term Loan Lenders” means, at any time, Lenders having 2021 Rayonier Incremental Term Loan Exposures representing more than 50.0% of the 2021 Rayonier Incremental Term Loan Exposures of all Lenders. The 2021 Rayonier Incremental Term Loan Exposure of any Defaulting Lender shall be disregarded in determining the Required 2021 Rayonier Incremental Term Loan Lenders at any time. With respect to any matter requiring the approval of the Required 2021 Rayonier Incremental Term Loan Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 8.07(f) as to such matter.

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“Required Class Lenders” means, with respect to any Class of Lenders at any time, Lenders of such Class (a) having more than 50% of the aggregate amount of the Commitments of such Class, or (b) if the Commitments of such Class have terminated, holding more than 50% of the principal amount of the aggregate outstanding Advances of such Class, and in the case of Revolving Lenders, outstanding LC Obligations and Swing Line Loans; provided that in determining such percentage at any given time, all then existing Defaulting Lenders of such Class will be disregarded and excluded. For purposes of this definition, a Revolving Lender shall be deemed to hold a Swing Line Loan or a LC Obligation to the extent such Lender has acquired a participation therein under the terms of this Agreement. With respect to any matter requiring the approval of the Required Class Lenders, it is understood that Voting Participants who have acquired a participation from a Lender of such Class shall have the voting rights specified in Section 8.07(f) as to such matter.
“Required Lenders” means, at any time, Lenders having Total Credit Exposure representing more than 50.0% of the aggregate Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time. With respect to any matter requiring the approval of the Required Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 8.07(f) as to such matter.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures representing more than 50.0% of the Revolving Credit Exposures of all Lenders. The Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining the Required Revolving Lenders at any time. With respect to any matter requiring the approval of the Required Revolving Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 8.07(f) as to such matter.
“Resignation Effective Date” has the meaning specified in Section 7.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, any senior vice president, the chief financial officer or the treasurer of a Borrower or any Subsidiary of a Borrower. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of Rayonier.
“Restricted Payment” means, with respect to a Person: (a) the declaration or payment of any dividend or the making of any other distribution on the Capital Stock of such Person, whether in cash, securities or other property (other than dividends or distributions payable solely in Capital Stock of such Person), or (b) the purchase, redemption, defeasance or other acquisition or retirement for value (including any sinking fund or similar deposit) of any of the Capital Stock of such Person (other than a purchase, redemption, defeasance or other acquisition to the extent the consideration therefore is solely Capital Stock of such Persons).
“Revolving Commitment” means, with respect to any Revolving Lender at any time (a) the amount set forth opposite such Lender’s name as its “Revolving Commitment Amount” on Schedule I hereto, or (b) if such Revolving Lender has entered into any Assignment and Assumption in accordance with the terms hereof, the amount as reduced or increased pursuant

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thereto, or (c) if such Revolving Lender has increased its Revolving Commitment pursuant to Section 2.25(a) or is a New Lender providing a Revolving Commitment pursuant to Section 2.25, the amount as so increased or provided pursuant to the agreement executed by such Revolving Lender pursuant to Section 2.25(a), in each case, as such amount may be reduced pursuant to Section 2.05. The aggregate amount of Revolving Commitments on the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000).
“Revolving Commitment Percentage” means, as to each Revolving Lender, the ratio, expressed as a percentage, of (a) the amount of such Revolving Lender’s Revolving Commitment to (b) the aggregate amount of all Revolving Commitments of all Revolving Lenders hereunder; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of such Revolving Lender shall be the “Revolving Commitment Percentage” of such Revolving Lender in effect immediately prior to such termination or reduction, giving effect to any assignments.
“Revolving Credit Advance” means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Revolving Lenders pursuant to Section 2.01.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Advances, such Revolving Lender’s participation in Swing Line Loans at such time and such Lender’s participation in LC Obligations at such time.
“Revolving Credit Facility” means, at any time, the revolving credit facility provided under Section 2.01(a) of this Agreement, subject to the terms and conditions of this Agreement.
“Revolving Credit Note” means a revolving credit promissory note of the applicable Borrower payable to the order of any Revolving Lender, delivered pursuant to a request made under Section 2.17, in substantially the form of Exhibit A-1 hereto, in a principal amount up to the Revolving Commitment of such Revolving Lender.
“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have terminated, holding any Revolving Credit Advances.
“RLP” has the meaning set forth in the introductory paragraph.
“ROC” has the meaning set forth in the introductory paragraph.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

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“Sale and Leaseback Transaction” of any Person (a “Transferor”) means any arrangement whereby (a) property (the “Subject Property”) has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.
“Sanction(s)” means any sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), the European Union member states or other relevant sanctions authority of a jurisdiction in which any Borrower or any of their Subsidiaries conduct business.
“SEC” means the Securities and Exchange Commission.
“SEMS” has the meaning specified in Section 4.01(m).
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any of its ERISA Affiliates and no Person other than such Borrower and its ERISA Affiliates, or (b) was so maintained and in respect of which any Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Specified Purchase Agreement Representations” means, with respect to any acquisition or other investment, such of the representations and warranties made by, or with respect to, the applicable entity to be acquired and its Subsidiaries (if any) in the applicable definitive agreement relating to such acquisition or investment as are material to the interests of the lenders providing the applicable Debt, but only to the extent that the Borrowers (or their applicable Affiliates) has the right to terminate its (or their) obligations under such agreement, or to decline to consummate such transaction, as a result of a breach of any one or more of such representations and warranties in such agreement.
“Specified Representations” means the representations and warranties of the Borrowers made in Sections 4.01(a), (b), (c), (d), (j), (p) and (s) and of the Borrowers and their Subsidiaries in Section 4.01(r).
“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit, as such amount is reduced or increased from time to time in accordance with the terms of such Letter of Credit.

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“Stated Maturity” means when used with respect to any Debt, the date or dates specified in the instrument governing such Debt as the fixed date or dates on which each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Debt, or any installment of interest thereon, is due and payable.
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swing Line Commitment” means, as to the Swing Line Lender at any time, FIFTY MILLION DOLLARS ($50,000,000).
“Swing Line Facility” means the swing line facility established pursuant to 2.19.
“Swing Line Lender” means CoBank, in its individual capacity as the provider of the Swing Line Commitment.
“Swing Line Loans” means, collectively, all the Swing Line Loans, and “Swing Line Loan” means, separately, any Swing Line Loan, made by the Swing Line Lender to the Borrowers pursuant to Section 2.19 hereof.
“Swing Line Note” means the promissory note of the Borrower substantially in the form of Exhibit A-3.

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“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Incentive Transaction” shall mean any arrangement between any Subsidiary of the Borrower and a development authority or other governmental authority or entity for the purpose of providing property tax incentives to such Subsidiary structured as a Sale and Leaseback Transaction whereby the applicable authority (i) acquires property from or on behalf of such Subsidiary (disregarding whether Borrowers continue to account for such property as property owned by the Borrowers or such Subsidiary), (ii) leases such property back to such Subsidiary (disregarding whether Borrowers account for such transaction as a lease), (iii) if and to the extent the governmental authority issues bonds to finance such acquisition, 100% of such bonds are purchased and held by the Borrower or a wholly-owned Subsidiary of the Borrower, (iv) the aggregate rental payments on the lease (disregarding any amount that is concurrently repaid to the Borrower or a Subsidiary in the form of debt service on any bonds or otherwise) does not exceed amounts such Subsidiary would have paid in taxes and other amounts had the Sale and Leaseback Transaction not occurred and (v) the Borrower or such Subsidiary has the option to terminate its lease and acquire or reacquire the property for nominal consideration (disregarding any additional consideration that is concurrently repaid to the Borrower or a Subsidiary in the form of repayment of any bonds or otherwise) at any time, subject to the advanced notice requirements set forth in the documents and agreements related to such Tax Incentive Transaction; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Incentive Transaction. For the avoidance of doubt, an arrangement that would fit the definition of Tax Incentive Transaction shall be a Tax Incentive Transaction, notwithstanding that the governmental authority initially acquires the property and leases it to the Borrower or a Subsidiary of the Borrower in a transaction that would be a Sale and Leaseback Transaction if the property had been owned by a Subsidiary or the Borrower prior to entering into the lease.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means,
(a)    for any calculation with respect to a Term SOFR Rate Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 3:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S.

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Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)    for any calculation with respect to an Alternate Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 3:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided that, in the case of clauses (a) and (b) above, if the Term SOFR Rate as so determined shall ever be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor.
“Term SOFR Rate Advance” means an Advance (and in the case of a 2015 Rayonier Term Loan Advance, 2016 Rayonier Incremental Term Loan Advance, 2021 Rayonier Incremental Term Loan Advance or Incremental Term Loan Advance, any portion thereof) bearing interest based on the Term SOFR Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Timber” means all crops and trees, timber, whether severed or unsevered and including standing and down timber, stumps and cut timber, logs, wood chips and other forest products, whether now located or hereafter planted or growing in or on the Timberlands or otherwise or now or hereafter removed from the Timberlands or otherwise for sale or other disposition.
“Timberlands” means, as of any date of determination, all real property owned by or leased to the Borrower or any Subsidiary that is suitable for Timber production, natural resource development or real estate development.
“Total Credit Exposure” means, as to any Lender at any time, the Revolving Credit Exposure plus the 2015 Rayonier Term Loan Exposure plus the 2016 Rayonier Incremental Term Loan Exposure plus the 2021 Rayonier Incremental Term Loan Exposure plus any other Incremental Term Loan Exposure plus the Potlatch Term Loan Exposure of such Lender at such time.
“Trade Letter of Credit” means any letter of credit that is issued for the benefit of a supplier of inventory or provider of a service related to the conduct of the business of any

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Borrower or any of its Subsidiaries (other than any financial services) to such Borrower or any of its Subsidiaries to effect payment for such inventory or service.
“TRS” has the meaning set forth in the introductory paragraph.
“Type” refers to whether an Advance is an Alternate Base Rate Advance, a Term SOFR Rate Advance or a Daily Simple SOFR Rate Advance.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unused Commitment Fee” means the fee payable pursuant to Section 2.04(a).
“USA PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15(e)(ii).
“Voting Participant” has the meaning specified in Section 8.07(f).
“Voting Participant Notification” has the meaning specified in Section 8.07(f).
“Voting Stock” means with respect to any Person, Capital Stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Wholly Owned” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Capital Stock with ordinary voting power issued by such Subsidiary (other than direct or indirect (i) directors’ qualifying shares, (ii) investments by foreign nationals mandated by applicable law and (iii) minority ownership of less than 2% as a result of certain historical acquisitions) is beneficially owned, directly or indirectly, by such Person.

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“Withdrawal Liability” has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03.    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
SECTION 1.04.    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”). If Rayonier notifies the Administrative Agent that any Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the Closing Date (including if GAAP is replaced in its entirety by IFRS without any action by any Borrower) or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose) then, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including if GAAP is replaced in its entirety by IFRS without any action by

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any Borrower), such provision shall be interpreted on the basis of GAAP as in effect and applied immediately prior to the date that such change shall have become effective, until such notice shall have been withdrawn or such provision amended in accordance with the terms of this Agreement. Notwithstanding anything to the contrary, for all purposes of this Agreement and the other Loan Documents, whether a lease constitutes a Capital Lease, and whether obligations arising under such lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense in such lessee’s financial statements, shall be determined in all material respects in accordance with GAAP as in effect on December 31, 2018 notwithstanding any modification, implementation or interpretive change occurring thereafter.
SECTION 1.05.    Rates Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and each of the parties to this Agreement hereby acknowledge and agree (for the benefit of the Administrative Agent) that the Administrative Agent shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, any Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, any initial Benchmark or any other Benchmark or Benchmark Replacement prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, or any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, any initial Benchmark or any other Benchmark or Benchmark Replacement, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.06.    Limited Condition Transactions. Notwithstanding anything to the contrary herein, in the event that Rayonier provides written notice to the Administrative Agent designating a proposed transaction as a Limited Condition Transaction and indicating the Borrowers’ intention to test the conditions to the availability of the Incremental Term Loan Facility that is to be used to finance such Limited Condition Transaction in accordance with this Section, then the following provisions shall apply:
(a)    any condition to such Debt that the Loan Parties be in compliance with the financial covenants set forth in Section 5.04 immediately after giving effect to the incurrence of such Debt on a pro forma basis recomputed as of the end of the applicable measurement period shall be satisfied if the Loan Parties are in compliance with such financial covenants immediately after giving effect to such Limited Condition Transaction and the incurrence of any Debt (other than Revolving Credit Advances,

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Swing Line Loans and Letters of Credit) on a pro forma basis recomputed as of the end of the applicable measurement period immediately prior to the LCT Test Date;
(b)    any condition to an Incremental Term Loan Facility that the Leverage Ratio not exceed a specified level immediately after giving effect to the incurrence of such Incremental Term Loan Facility on a pro forma basis recomputed as of the end of the applicable measurement period shall be satisfied if the Loan Parties are in compliance with such Leverage Ratio level immediately after giving effect to the incurrence of such Incremental Term Loan Facility on a pro forma basis recomputed as of the end of the applicable measurement period immediately prior to the LCT Test Date;
(c)    any condition to such Debt that requires that no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Debt shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing on the LCT Test Date and (ii) no Event of Default under Section 6.01(a) or 6.01(e) shall have occurred and be continuing on the date of the consummation of such Limited Condition Transaction and the incurrence of such Debt; and
(d)    any condition to such Debt that the representations and warranties in Article IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct at the time of the incurrence of such Debt shall be satisfied if (A) the representations and warranties in Article IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct as of the LCT Test Date and (B) the Specified Representations and the Specified Purchase Agreement Representations shall be true and correct on and as of the date of the consummation of such Limited Condition Transaction and the incurrence of such Debt.
SECTION 1.07.    Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time. Any reference in Section 5.03(c) to a combination, merger, consolidation, Disposition, dissolution, liquidation, transfer or similar term shall be deemed to apply to a Division, or an allocation of assets to a series of limited liability companies (or the unwinding of such a Division or allocation) as if it were a combination, merger, consolidation, Disposition, dissolution, transfer or similar term, as applicable, to of or with a separate Person.
SECTION 1.08.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

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SECTION 2.01.    The Advances.
(a)    Each Revolving Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances in Dollars to any Borrower from time to time on any Business Day during the period from the Closing Date until the Maturity Date up to the full amount of such Revolving Lender’s Revolving Commitment hereunder; provided that (i) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, and (ii) the aggregate amount of Revolving Credit Exposure shall not exceed at any time the aggregate amount of the Revolving Commitments of the Revolving Lenders. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Revolving Lenders ratably according to their respective Revolving Commitments. The Borrowers may borrow under this Section 2.01(a) subject to limitation set forth in this Section 2.01(a), prepay pursuant to Section 2.11 and reborrow under this Section 2.01(a).
(b)    In connection with the Original Rayonier Credit Agreement, each 2015 Rayonier Term Loan Lender severally made, on the terms and conditions set forth therein, 2015 Rayonier Term Loan Advances to ROC in an aggregate principal amount equal to THREE HUNDRED AND FIFTY MILLION DOLLARS ($350,000,000). The outstanding principal amount of 2015 Rayonier Term Loan Advances as of the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000). The 2015 Rayonier Term Loan Advances are not revolving commitments, and ROC shall not have the right to repay and reborrow under this Section 2.01(b). It is understood and agreed that ROC shall be the only Borrower for purposes of this Section 2.01(b).
(c)    In connection with the Original Rayonier First Amendment and on the terms and conditions set forth in the Original Rayonier Credit Agreement and therein, the 2016 Rayonier Incremental Term Loan Lenders made 2016 Rayonier Incremental Term Loan Advances to ROC in an aggregate principal amount equal to THREE HUNDRED MILLION DOLLARS ($300,000,000) on April 28, 2016. The outstanding principal amount of 2016 Rayonier Incremental Term Loan Advances as of the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000). The 2016 Rayonier Incremental Term Loan Advances are not revolving commitments, and ROC shall not have the right to repay and reborrow under this Section 2.01(c). It is understood and agreed that ROC shall be the only Borrower for purposes of this Section 2.01(c).
(d)    In connection with the Original Rayonier Fourth Amendment and on the terms and conditions set forth in the Original Rayonier Credit Agreement and therein, the 2021 Rayonier Incremental Term Loan Lenders made 2021 Rayonier Incremental Term Loan Advances to RLP in an aggregate principal amount equal to TWO HUNDRED MILLION DOLLARS ($200,000,000) on January 4, 2022. The outstanding principal amount of 2021 Rayonier Incremental Term Loan Advances as of the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000). The 2021 Rayonier Incremental Term Loan Advances are not revolving commitments, and RLP shall not have the right to repay and reborrow under this Section 2.01(d). It is understood and agreed that RLP shall be the only Borrower for purposes of this Section 2.01(d).

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(e)    In connection with the Existing Potlatch Credit Agreement, AgWest and the lenders from time to time party thereto made to the Potlatch Borrowers, on the terms and conditions set forth therein, its portion of the term loans described on Schedule 2.01. The Potlatch Term Loans are not revolving commitments, and the Potlatch Borrowers shall not have the right to repay and reborrow under this Section 2.01(e). It is understood and agreed that the Potlatch Borrowers, jointly and severally, shall be the only Borrowers for purposes of this Section 2.01(e). For the avoidance of doubt, the $27,500,000 undrawn portion of the Term Loan X under the Existing Potlatch Credit Agreement has been terminated on or prior to the Closing Date.
SECTION 2.02.    Making the Advances. Each Borrowing of Revolving Credit Advances under Section 2.01 shall be made on notice, given not later than (x) 12:00 noon on the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing in the case of a Borrowing to be comprised of Term SOFR Rate Advances, (y) 12:00 noon on the first U.S. Government Securities Business Day prior to the date of the proposed Borrowing in the case of a Borrowing to be comprised of Daily Simple SOFR Rate Advances or (z) 12:00 noon on the Business Day of the proposed Borrowing in the case of a Borrowing to be comprised of Alternate Base Rate Advances, by the applicable Borrower to the Administrative Agent, which shall give to each Lender with a Commitment for the Class of Advances requested in such notice of a Borrowing (a “Notice of Borrowing”) prompt notice thereof. Each such Notice of Borrowing shall be by written notice (or by telephone, confirmed promptly in writing) in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) [reserved], (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) remittance instructions, and (vi) in the case of any such Borrowing consisting of Term SOFR Rate Advances, initial Interest Period for each such Advance; provided that any Notice of Borrowing submitted with respect to an Advance to be made on the Closing Date shall be accompanied by a funding indemnity letter in form and substance satisfactory to the Administrative Agent. If no election as to Type of Advances comprising such Borrowing is specified in any such Notice of Borrowing, then such Advances shall be Daily Simple SOFR Rate Advances. If no Interest Period with respect to Term SOFR Rate Advances is specified in any such Notice of Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month duration.
Each Lender with a Commitment for the Class of Advances requested in the Notice of Borrowing shall on the date of such Borrowing, before 12:00 noon, in the case of a Borrowing to be comprised of Term SOFR Rate Advances or Daily Simple SOFR Rate Advances, and before 2:00 p.m., in the case of a Borrowing to be comprised of Alternate Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.02, the Administrative Agent will make such funds available to the applicable Borrower in the manner specified by the applicable Borrower in the Notice of Borrowing.

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(a)    Anything in this Section 2.02 to the contrary notwithstanding, (i) no Borrower may select Term SOFR Rate Advances for any Borrowing if the obligation of the Lenders to make Term SOFR Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.13, and (ii) the Term SOFR Rate Advances made pursuant to this Section 2.02 may not be outstanding as part of more than twelve separate Borrowings.
(b)    Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower, except that a Notice of Borrowing in connection with any transaction not prohibited under this Agreement may be conditioned on the closing of such transaction (but, for the avoidance of doubt, shall remain subject to Section 2.23).
(c)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
SECTION 2.03.    Letters of Credit.
(a)    Subject to the terms and conditions set forth herein (including Section 2.21 and Section 2.22 of this Agreement), each Borrower may request the issuance of, and the Issuing Bank agrees to issue, one or more Letters of Credit for its own account, in a form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Closing Date until the thirtieth (30th) day prior to the Maturity Date on a revolving basis, provided that no Trade Letters of Credit shall be issued and the minimum amount for any standby Letter of Credit shall be $100,000 (or such other amount that the Issuing Bank may determine at its own discretion). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. At the request of the applicable Borrower, any Letter of Credit may be issued (i) designating a Subsidiary of such Borrower as a nominal account party in respect of such Letter of Credit, but no such designation shall in any manner limit or impair, or relieve such Borrower of, the obligations of such Borrower hereunder and in respect of such Letter of Credit, it being understood and agreed that, as among the several parties to this Agreement, such Borrower shall at all times have all of the rights and be subject to all of the obligations, duties and responsibilities of an account party in respect thereof, or (ii) for the joint and several account of the Borrowers. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(b)    Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall provide written notice to the Issuing Bank and the Administrative Agent on the third Business Day (or such other period of time acceptable to the Issuing Bank) prior to the requested date of issuance,

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amendment, renewal or extension a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with subsection (c) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, such Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total LC Exposure shall not exceed $50,000,000, (ii) the LC Exposure of any Revolving Lender shall not exceed its Revolving Commitment, (iii) the aggregate Revolving Credit Exposure shall not exceed at any time the aggregate amount of the Revolving Commitments of the Revolving Lenders and (iv) the LC Exposure of such Issuing Bank shall not exceed its commitment amount with respect to the issuance of Letters of Credit, as separately agreed by such Issuing Bank, the Administrative Agent and Rayonier (it being understood and agreed that CoBank, in its capacity as an Issuing Bank, agrees to a commitment amount with respect to the issuance of Letters of Credit of $50,000,000).
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), and (ii) the date that is five Business Days prior to the Maturity Date for the Revolving Credit Facility; provided that any Letter of Credit may provide for automatic renewals for additional twelve (12)-month periods without an amendment to such Letter of Credit unless at least 90 days prior to any such date the applicable Issuing Bank notifies the beneficiary of such Letter of Credit in writing of such Issuing Bank’s election not to extend such Letter of Credit, so long as no such additional period extends beyond the first anniversary of the Maturity Date for the Revolving Credit Facility. Notwithstanding the foregoing, the Issuing Bank, in its sole discretion, may issue one or more Letters of Credit, each with an expiration date extending beyond the Maturity Date for the Revolving Credit Facility (each a “Designated Letter of Credit” and, collectively, the “Designated Letters of Credit”); provided that on or before the date that is 30 days prior to the Maturity Date for the Revolving Credit Facility, to the extent that any Designated Letter of Credit remains outstanding, the applicable Borrower shall Cash Collateralize the aggregate then undrawn and unexpired amount of all Designated Letters of Credit outstanding at such time. In the event that the applicable Borrower fails to Cash Collateralize the outstanding Designated Letters of Credit by the date that is 30 days prior to the Maturity Date, each such outstanding Designated Letter of Credit shall automatically be deemed drawn in full and such Borrower shall be deemed to have requested a Revolving Credit Advance to be funded by the Revolving Lenders on such date to reimburse such drawing (with the proceeds of such Revolving Credit Advance being used to Cash Collateralize outstanding Designated Letters of Credit as set forth above) in accordance with Section 2.03(e). The funding by a Revolving Lender of its pro rata share of such Revolving Credit Advance to Cash Collateralize the outstanding Designated Letters of Credit on the date that is 30 days prior to the Maturity Date for the

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Revolving Credit Facility shall be deemed payment by such Revolving Lender in respect of its participation in each such Designated Letter of Credit.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank issuing one or more Letters of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in each such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed on or before the date due as provided in subsection (e) of this Section 2.03, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this subsection (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement (i) not later than 2:00 p.m. on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or (ii) if such notice has not been received by such Borrower prior to 10:00 a.m. on such LC Disbursement date, then not later than 2:00 p.m. on (x) the Business Day on which such Borrower receives such notice, if such notice is received prior to 10:00 a.m. on such day of receipt, or (y) the Business Day immediately following the day on which such Borrower receives such notice, if such notice is not received prior to 10:00 a.m. on such day of receipt; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Revolving Credit Advance in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Advance. If such Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Revolving Lender’s Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.02 with respect to Revolving Credit Advances made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders; provided that such Borrower shall remain obligated to pay interest on such LC

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Disbursement until the Issuing Bank is reimbursed for such LC Disbursement in accordance with clause (h) of this Section 2.03. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this subsection, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this subsection to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this subsection to reimburse the Issuing Bank for any LC Disbursement (including the funding of Revolving Credit Advances as contemplated above) shall constitute a Revolving Credit Advance and the applicable Borrower shall be deemed to have reimbursed the Issuing Bank as of date of such payment and the Revolving Lenders shall be deemed to have extended, and such Borrower shall be deemed to have accepted, a Revolving Credit Advance in the aggregate principal amount of such payment without any further action on the part of any party, provided that if any such payment is not deemed to be the funding of a Revolving Credit Advance for any reason, such payment shall constitute the funding of such Revolving Lender’s participation in the applicable LC Disbursement.
(f)    Obligations Absolute. Each applicable Borrower’s obligation to reimburse LC Disbursements as provided in subsection (e) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)    any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;
(ii)    any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;
(iii)    the existence of any claim, set-off, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person, other than payment in full of all amounts due and payable, may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;
(iv)    any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
(vi)    any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing,

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that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of such Borrower’s obligations hereunder, other than payment in full of all amounts due and payable.
Neither the Administrative Agent, the Lenders nor the Issuing Bank nor any of their Affiliates, directors, officers, employees and agents, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing (including the circumstance specified in clause (v) above) shall not be construed to excuse the Issuing Bank from liability to such Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) with respect to any Letter of Credit. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Bank. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and such Borrower for whose account such Letter of Credit was issued in writing (or by telephone, confirmed promptly in writing) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, unless the applicable Borrower shall reimburse (including with the proceeds of Revolving Credit Advances as provided in subsection (e) of this Section 2.03) or shall be deemed to have reimbursed such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimbursed such LC Disbursement at the rate per annum specified in Section 2.07(a)(i), provided that, if such Borrower fails to reimburse (including with the proceeds of Revolving Credit Advances as provided in subsection (e) of this Section 2.03) such LC Disbursement when due pursuant to subsection (e) of this Section 2.03, then Section 2.07(b)(ii) shall apply. Interest accrued pursuant to this subsection shall be for the

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account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to subsection (e) of this Section 2.03 to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.
(i)    [Reserved].
(j)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide written notices to the Administrative Agent as set forth below:
(i)    reasonably prior to (or reasonably promptly following) the time that such Issuing Bank issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)    on each Business Day on which such Issuing Bank makes a payment pursuant to a Letter of Credit, the date and amount of such payment;
(iii)    on any Business Day on which a Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment; and
(iv)    on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(k)    Additional Issuing Banks. Any Revolving Lender hereunder may become an Issuing Bank upon receipt by the Administrative Agent of a fully executed notice (which notice shall be in form and substance reasonably satisfactory to the Administrative Agent) which shall include the aggregate commitment amount of such Issuing Bank to issue Letters of Credit and be signed by Rayonier, the Administrative Agent and the applicable Issuing Bank.
SECTION 2.04.    Fees.
(a)    Unused Commitment Fee. The Borrowers agree, jointly and severally, subject to Section 2.22(a)(iii) of this Agreement, to pay to the Administrative Agent for the ratable account of each Revolving Lender an Unused Commitment Fee on the daily average amount by which the Revolving Commitment of such Revolving Lender exceeds the outstanding principal balance of amount of Revolving Credit Advances made by such Revolving Lender and such Lender’s LC Exposure, and, with respect to the Swing Line Lender only, its Swing Line Loans from the Closing Date until the Maturity Date for the Revolving Credit Facility at a rate per annum in effect from time to time as set forth in the definition of “Applicable Margin” in Section 1.01 for the “Unused Commitment Fee”, payable in arrears quarterly on the first Business Day of each April, July, October and

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January, commencing on October 1, 2025, and on the Maturity Date for the Revolving Credit Facility or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero. All Unused Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Administrative Agent’s Fees. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for its own account such fees as may from time to time be agreed between Rayonier and the Administrative Agent.
(c)    Participation and Fronting Fees. The applicable Borrower agrees, subject to Section 2.22(a)(iii) of this Agreement, to pay (i) to the Administrative Agent for the ratable account of each Revolving Lender, a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower, which shall accrue at a rate per annum equal to the Applicable Margin for Letter of Credit Fees on such Lender’s Revolving Commitment Percentage of the average daily aggregate Stated Amount of Letters of Credit outstanding hereunder for the account of such Borrower during the period from and including the Closing Date to but excluding the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account, a fronting fee equal to 0.125% of the Stated Amount of each Letter of Credit issued (or if previously issued, extended or renewed) by such Issuing Bank for the account of such Borrower, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder. Participation fees shall be payable in arrears quarterly on the first Business Day of April, July, October and January of each year, commencing on October 1, 2025, and fronting fees shall be payable at the time of issuance, amendment, renewal or extension of any Letter of Credit; provided that all such fees shall be payable on the Maturity Date for the Revolving Credit Facility and any such fees accruing after the Maturity Date for the Revolving Credit Facility shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this subsection shall be payable promptly after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the benefit of the parties entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.05.    Termination or Reduction of the Commitments. Rayonier shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Revolving Commitments of the Revolving Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that any such termination or reduction in connection with any transaction not prohibited under this Agreement may be conditioned on the closing of such transaction.

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SECTION 2.06.    Repayment of Advances. The applicable Borrower shall repay to the Administrative Agent the aggregate principal amount of the Advances of a class of Advances made to such Borrower that are then outstanding on the Maturity Date for such Class of Advances for the ratable benefit of the applicable Class of Lenders.
SECTION 2.07.    Interest on Advances.
(a)    Scheduled Interest. The applicable Borrower(s) shall pay interest on the unpaid principal amount of each Advance owing to each Lender(s) from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)    Alternate Base Rate Advances. (A) In the case of a Revolving Credit Advance, during such periods as such Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the sum of (y) the Alternate Base Rate in effect from time to time plus (z) the Applicable Margin for Revolving Credit Advances that are Alternate Base Rate Advances in effect from time to time, (B) in the case of a 2015 Rayonier Term Loan Advance, during such periods as such Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the sum of (y) the Alternate Base Rate in effect from time to time plus (z) the Applicable Margin for 2015 Rayonier Term Loan Advances that are Alternate Base Rate Advances in effect from time to time, (C) in the case of a 2016 Rayonier Incremental Term Loan Advance, during such periods as such Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the sum of (y) the Alternate Base Rate in effect from time to time plus (z) the Applicable Margin for 2016 Rayonier Incremental Term Loan Advances that are Alternate Base Rate Advances in effect from time to time and (D) in the case of a 2021 Rayonier Incremental Term Loan Advance, during such periods as such Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the sum of (y) the Alternate Base Rate in effect from time to time plus (z) the Applicable Margin for 2021 Rayonier Incremental Term Loan Advances that are Alternate Base Rate Advances in effect from time to time, in each case of (A), (B), (C) or (D) of this clause (i), payable in arrears quarterly on the first Business Day of each April, July, October and January, during such periods.
(ii)    Term SOFR Rate Advances and Daily Simple SOFR Rate Advances.
(I)(A) In the case of a Revolving Credit Advance, during such periods as such Advance is a Term SOFR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (y) the Term SOFR Rate for such Interest Period for such Advance plus (z) the Applicable Margin for Revolving Credit Advances that are Term SOFR Rate Advances in effect from time to time, (B) in the case of a 2015 Rayonier Term Loan Advance, during such periods as such Advance is a Term SOFR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (y) the Term SOFR Rate for such Interest Period for such Advance plus (z) the Applicable Margin for 2015 Rayonier Term Loan Advances that are Term SOFR Rate

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Advances in effect from time to time, (C) in the case of a 2016 Rayonier Incremental Term Loan Advance, during such periods as such Advance is a Term SOFR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (y) the Term SOFR Rate for such Interest Period for such Advance plus (z) the Applicable Margin for 2016 Rayonier Incremental Term Loan Advances that are Term SOFR Rate Advances in effect from time to time and (D) in the case of a 2021 Rayonier Incremental Term Loan Advance, during such periods as such Advance is a Term SOFR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (y) the Term SOFR Rate for such Interest Period for such Advance plus (z) the Applicable Margin for 2021 Rayonier Incremental Term Loan Advances that are Term SOFR Rate Advances in effect from time to time, in each case of (A), (B), (C) or (D) of this clause (ii)(I), payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Advance shall be Converted or paid in full.
(II)(A)    In the case of a Revolving Credit Advance, during such periods as such Advance is a Daily Simple SOFR Rate Advance, a rate per annum equal at all times to the sum of (y) the Daily Simple SOFR Rate in effect from time to time plus (z) the Applicable Margin for Revolving Credit Advances that are Daily Simple SOFR Rate Advances in effect from time to time, (B) in the case of a 2015 Rayonier Term Loan Advance, during such periods as such Advance is a Daily Simple SOFR Rate Advance, a rate per annum equal at all times to the sum of (y) the Daily Simple SOFR Rate in effect from time to time plus (z) the Applicable Margin for 2015 Rayonier Term Loan Advances that are Daily Simple SOFR Rate Advances in effect from time to time, (C) in the case of a 2016 Rayonier Incremental Term Loan Advance, during such periods as such Advance is a Daily Simple SOFR Rate Advance, a rate per annum equal at all times to the sum of (y) the Daily Simple SOFR Rate in effect from time to time plus (z) the Applicable Margin for 2016 Rayonier Incremental Term Loan Advances that are Daily Simple SOFR Rate Advances in effect from time to time and (D) in the case of a 2021 Rayonier Incremental Term Loan Advance, during such periods as such Advance is a Daily Simple SOFR Rate Advance, a rate per annum equal at all times to the sum of (y) the Daily Simple SOFR Rate in effect from time to time plus (z) the Applicable Margin for 2021 Rayonier Incremental Term Loan Advances that are Daily Simple SOFR Rate Advances in effect from time to time, in each case of (A), (B), (C) or (D) of this clause (ii)(II), payable in arrears monthly on the first Business Day of each month, during such periods.

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(iii)    Swing Line Loans. Swing Line Loans shall bear interest at a rate per annum equal at all times to the Alternate Base Rate then in effect, plus the Applicable Margin for Revolving Credit Advances that are Alternate Base Rate Advances.
(iv)    Potlatch Term Loans. The Potlatch Term Loans shall bear interest at the respective applicable rates set forth on Schedule 2.01, in each case payable in arrears as, and on the applicable dates, set forth in such Schedule 2.01.
(b)    Default Interest. At any time during which any Borrower shall fail (i) to pay any principal of any Advance, any interest on any Advance or make any other payment in connection with this Agreement or any other Loan Document when the same becomes due and payable, or (ii) to perform or observe any term, covenant or agreement contained in Section 5.04, the Administrative Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest (“Default Interest”) on (A) the unpaid principal amount of each Advance owing to each Lender by such Borrower, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iv) above, and (B) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances that are Alternate Base Rate Advances pursuant to clause (a)(i)(A) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.
(c)    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents, together with all fees, charges and other amounts treated as interest under applicable laws (collectively, “Charges”) shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent, any Issuing Bank or any Lender shall receive interest and Charges in an amount that exceeds the Maximum Rate, the excess interest and Charges shall be applied to the principal of the Advance or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest and Charges contracted for, charged, or received by the Administrative Agent, Issuing Bank or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
(d)    SOFR. In connection with the use or administration of the Term SOFR Rate and the Daily Simple SOFR Rate, and clause (c) of the definition of Alternate Base Rate, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in consultation with Rayonier from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any

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amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify Rayonier and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of the Term SOFR Rate and the Daily Simple SOFR Rate, or clause (c) of the definition of the Alternate Base Rate.
SECTION 2.08.    Computation of Interest.
(a)    The interest on Alternate Base Rate Advances, when calculated based upon the Prime Rate, shall be calculated on the basis of a 365/366 day year for the actual days elapsed and all other interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify Rayonier and the Lenders of each determination of a Term SOFR Rate or a Daily Simple SOFR Rate. Any change in the interest rate on an Advance resulting from a change in the Alternate Base Rate, the Term SOFR Rate or the Daily Simple SOFR Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall, as soon as practicable, notify Rayonier and the Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.
SECTION 2.09.    Inability to Determine Rate; Benchmark Replacement Setting; SOFR Reset.
(a)    Inability to Determine Rate; Cost. Subject to Section 2.09(b), if prior to the commencement of any Interest Period (or, in the case of any Benchmark that is not subject to an Interest Period, on any Business Day):
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that for any reason (other than a Benchmark Transition Event) any Benchmark cannot be determined pursuant to the definition thereof;
(ii)    the Required Lenders determine that for any reason in connection with any request for an Advance that is subject to an Interest Period or a Conversion thereto or a continuation thereof that the Benchmark for any requested Interest Period with respect to a proposed Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Required Lenders have provided notice of such determination to the Administrative Agent; or
(iii)    the Required Lenders determine that for any reason in connection with any request for an Advance that is not subject to an Interest Period (other than an Alternate Base Rate Advance) or a Conversion thereto or a continuation thereof or the maintaining thereof that the Benchmark with respect to a proposed

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Advance or outstanding Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall give notice thereof to Rayonier and the Lenders.
Upon notice thereof by the Administrative Agent to Rayonier,
(1)    any obligation of the Lenders to make such Advances that are subject to an Interest Period, and any right of the Borrowers to continue such Advances or to Convert to such Advances, shall be suspended (to the extent of the affected Advances or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice;
(2)    any obligation of the Lenders to make or maintain such Advances that are not subject to an Interest Period (other than Alternate Base Rate Advances), and any right of the Borrowers to continue such Advances or to Convert to such Advances (other than Alternate Base Rate Advances), shall be suspended (to the extent of the affected Advances) until the Administrative Agent (with respect to clause (iii), at the instruction of the Required Lenders) revokes such notice;
(3)    the Borrowers may revoke any pending request for a borrowing of, Conversion to or continuation of such Advances (to the extent of the affected Advances or affected Interest Periods) or, failing that, the applicable Borrower will be deemed to have Converted any such request into a request for a Borrowing of or Conversion to Alternate Base Rate Advances in the amount specified therein;
(4)    any outstanding affected Advances will be deemed to have been Converted into Alternate Base Rate Advances at the end of the applicable Interest Period (or if such Advances are not subject to an Interest Period, immediately) and, upon any such Conversion, the Borrowers shall also pay accrued interest on the amount so Converted, together with any additional amounts required pursuant to Section 2.23; and
(5)    in the case of any such notice under Section 2.09(a)(i) regarding any Benchmark used as a component of the Alternate Base Rate, such component will not be used in any determination of Alternate Base Rate Advances until such notice is revoked.
(b)    Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)    Replacing Benchmarks. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the applicable then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a

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Benchmark Replacement is determined in accordance with clause (a)(ii) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark at or after 3:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in consultation with Rayonier from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.09(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.09(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.09(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the applicable then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such

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unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a then-current Benchmark, (A) any conversion or continuation notice requesting the conversion or continuation of any Borrowing at such Benchmark shall be ineffective and on the proposed date of such conversation or continuation the applicable Borrowing shall be converted or continued, as applicable, as or to an Alternate Base Rate Advance or, at the option of the Borrowers, an Advance at another then-current Benchmark that is not the subject of such Benchmark Unavailability Period and (ii) if any Notice of Borrowing requests a Borrowing at such Benchmark, the Borrowers may revoke such Notice of Borrowing or, failing that, such Borrowing shall be made as an Alternate Base Rate Advance or, at the option of the Borrowers, an Advance at another then-current Benchmark that is not the subject of such Benchmark Unavailability Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, if and as applicable, will not be used in any determination of Alternate Base Rate.
(c)    SOFR Reset. The Potlatch Term Loans shall remain subject to a SOFR interest rate reset as described on Schedule 2.09.
SECTION 2.10.    Conversion of Advances; Continuations of Advances.
(a)    Optional Conversion and Continuations. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert Advances of a Class that are of one Type owed by such Borrower and comprising the same Borrowing into such Advances of the other Type; provided, however, that any Conversion of Term SOFR Rate Advances into Alternate Base Rate Advances or Daily Simple SOFR Rate Advances shall be made only on the last day of an Interest Period for such Term SOFR Rate Advances, any Conversion of Advances shall be in an amount not less than the minimum amount specified for Borrowings of such Class of Advances in Section 2.01 or any Incremental Term Loan Amendment pursuant to Section 2.25 and no Conversion of any such Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Term SOFR Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on such Borrower. Moreover, any Borrower may on any Business Day, upon notice given to the

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Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the date of the proposed continuation of a Term SOFR Rate Advance and subject to the provisions of Sections 2.09 and 2.13, continue Term SOFR Rate Advances owed by such Borrower and comprising the same Borrowing as Term SOFR Rate Advances with the same or a different Interest Period; provided, however, that any such continuation shall be made only on the last day of an Interest Period for such Term SOFR Rate Advances, any such continuation of Advances shall be in an amount not less than the minimum amount specified for Borrowings of such Class of Advances in Section 2.01 or any Incremental Term Loan Amendment pursuant to Section 2.25 and no such continuation of any such Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a continuation shall, within the restrictions specified above, specify (i) the date of such continuation, (ii) the Advances to be continued, and (iii) the duration of the initial Interest Period for each such Advance. Each notice of continuation shall be irrevocable and binding on such Borrower.
(b)    Mandatory Conversion. Upon the occurrence and during the continuance of any Event of Default, (x) each Term SOFR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Advance, and (y) the obligation of the Lenders to make, to continue or to Convert Advances into, Term SOFR Rate Advances shall be suspended.
SECTION 2.11.    Prepayments of Advances. Any Borrower may, upon notice to the Administrative Agent (a “Prepayment Notice”) no later than 11:00 a.m. on the Business Day of the proposed date of the prepayment in the case of Alternate Base Rate Advances of any Class, on the first U.S. Government Securities Business Day prior to the proposed date of the prepayment in the case of Daily Simple SOFR Rate Advances and on the third U.S. Government Securities Business Day prior to the proposed date of the prepayment in the case of Term SOFR Rate Advances of any Class, in each case stating the proposed date and aggregate principal amount of the prepayment of Advances of such Class, and (subject to clause (z) of the proviso below)if such notice is given such Borrower shall, prepay the outstanding principal amount of the Class of Advances owed by such Borrower comprising part of the same Borrowing of such Class specified by such Borrower in such notice in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) in the event of any such prepayment of a Term SOFR Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 2.23 and (z) any Prepayment Notice in connection with any transaction not prohibited under this Agreement may be conditioned on the closing of such transaction (but, for the avoidance of doubt, shall remain subject to Section 2.23).
SECTION 2.12.    Increased Costs.

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(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank;
(ii)    subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term SOFR Rate Advance or Daily Simple SOFR Rate Advance made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Excluded Taxes); or
(iii)    impose on any Lender or the Issuing Bank any other condition, cost or expense affecting this Agreement or Term SOFR Rate Advances or Daily Simple SOFR Rate Advance made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, Converting to, continuing or maintaining any Term SOFR Rate Advance or Daily Simple SOFR Rate Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that such additional amounts are also being assessed generally by such Lender or Issuing Bank against similarly situated borrowers under similar credit facilities.
(b)    Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return in any material respect on such Lender’s or Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by a Lender, or participations in Letters of Credit or Swing Line Loans, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity requirements), then from time to time the Borrowers will pay to such Lender or Issuing Bank, jointly and severally, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered; provided that such additional amounts are also being assessed generally by such

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Lender, Issuing Bank or holding company against similarly situated borrowers under similar credit facilities.
(c)    Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 and delivered to Rayonier, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, jointly and severally, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or Issuing Bank pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or Issuing Bank, as the case may be, notifies Rayonier of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.13.    Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, the Term SOFR Rate or the Daily Simple SOFR Rate or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, the Term SOFR Rate or the Daily Simple SOFR Rate, then, upon notice thereof by such Lender to the Borrowers (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Rate Advances or Daily Simple SOFR Rate Advances, and any right of the Borrowers to continue Term SOFR Rate Advances or Daily Simple SOFR Rate Advances or to Convert Alternate Base Rate Advances to Term SOFR Rate Advances or Daily Simple SOFR Rate Advances, shall be suspended, and (b) the interest rate on Alternate Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all Term SOFR Rate Advances and Daily Simple SOFR Rate Advances to Alternate Base Rate Advances (the interest rate on Alternate Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), (x) with respect to Term SOFR Rate Advances, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Rate Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Rate Advances to such day and (y) with respect to Daily Simple SOFR Rate Advances, immediately. Upon any such prepayment or Conversion, the Borrowers shall also pay

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accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 2.23.
SECTION 2.14.    Payments.
(a)    The Borrowers shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 12:00 noon on the day when due in Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to: (i) the payment or prepayment of principal of a Class of Advances to the Lenders of such Class ratably in accordance with the respective unpaid principal amount of the Advances of such Class held by them for the account of their respective Applicable Lending Offices; (ii) the payment of interest on a Class of Advances to the Lenders of such Class ratably in accordance with the amounts of interest on such Class of Advances then due and payable to the respective Class of Lenders for the account of their respective Applicable Lending Offices, (iii) the payment of the fees under Section 2.04(a) and Section 2.04(c)(i) to the Revolving Lenders ratably according to the amounts of their respective Revolving Commitments for the account of their respective Applicable Lending Offices, (iv) [reserved], (v) the payment of fees under Section 2.04(c)(ii) to the Issuing Bank, to the Issuing Bank, and (vi)  to the payment of any other amount payable to any Lender or Issuing Bank to such Lender for the account of its Applicable Lending Office or the Issuing Bank, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignor and the Lender assignee thereunder in accordance with such Assignment and Assumption, on a pro rata basis and subject to all appropriate adjustments in such payments for periods prior to such effective date. All payments of principal, interest, fees and other amounts in respect of the Swing Line Loans shall be for the account of the Swing Line Lender only (except to the extent any Revolving Lender shall have acquired and funded a participating interest in any Swing Line Loan, in which case such payments shall be pro rata in accordance with such participating interest).
(b)    Except as otherwise provided herein, whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Unused Commitment Fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Term SOFR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
SECTION 2.15.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if any

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applicable law (as determined in the good faith discretion of any applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, each Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by the Borrowers. The applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by the Administrative Agent, such Lender or the Issuing Bank, or required to be withheld or deducted from a payment to the Administrative Agent, such Lender, or the Issuing Bank, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Rayonier by a Lender or Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to Rayonier and the Administrative Agent, at the time or times reasonably requested by Rayonier, the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Rayonier, the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Rayonier, the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Rayonier, the applicable Borrower or the Administrative Agent as will enable Rayonier, the applicable Borrower or the Administrative Agent to determine whether or

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not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(i), (ii) and (iv)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the generality of the foregoing:
(i)    any Lender that is a U.S. Person shall deliver to Rayonier and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Rayonier or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(ii)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Rayonier and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Rayonier or the Administrative Agent), whichever of the following is applicable:
1.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2.    executed copies of IRS Form W-8ECI;
3.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

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4.    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(iii)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Rayonier and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(iv)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Rayonier and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Rayonier or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Rayonier or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.15(e)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(v)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Rayonier and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which any

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Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent, such Lender or Issuing Bank, agree to repay the amount paid over to the applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or Issuing Bank in the event the Administrative Agent, such Lender or Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent, such Lender or Issuing Bank, as the case may be, be required to pay any amount to any Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent, such Lender or Issuing Bank, as the case may be, in a less favorable net after-Tax position than the Administrative Agent, such Lender or Issuing Bank, as the case may be, would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(g)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.16.    Sharing of Payments, Etc. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from

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the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in LC Disbursements or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Borrower hereby consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation. This Section 2.16 shall not apply to any action taken by each Farm Credit Lender with respect to any Farm Credit Equities held by a Borrower or any cash patronage, whether on account of foreclosure of any Lien thereon, retirement and cancellation of the same, exercise of setoff rights or otherwise.
SECTION 2.17.    Evidence of Debt.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to any Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender (i) in the case of Revolving Credit Advances, a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Revolving Commitment of such Lender, (ii) in the case of 2015 Rayonier Term Loan Advances, a 2015 Rayonier Term Loan Note payable to the order of such Lender in a principal amount up to the Term Loan Commitment (as defined in the Original Rayonier Credit Agreement) of such Lender, (iii) in the case of 2016 Rayonier Incremental Term Loan Advances, a 2016 Rayonier Incremental Term Loan Note payable to the order of such Lender in a principal amount up to the amount of the 2016 Rayonier Incremental Term Loan Advances of such Lender, (iv) in the case of 2021 Rayonier Incremental Term Loan Advances, a 2021 Rayonier Incremental Term Loan Note payable to the order of such Lender in a principal amount up to the amount of the 2021 Rayonier Incremental Term Loan Advances of such Lender, (v) in the case of Swing Line Loans, a Swing Line Note payable to the order of the Swing Line Lender in a principal amount up to the Swing Line Commitment and (vi) in the case of Potlatch Term Loans, a Potlatch Term Loan Note.
(b)    The Register maintained by the Administrative Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the applicable Borrower thereof, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from

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each Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from each Borrower hereunder and each Lender’s share thereof.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.
SECTION 2.18.    Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for ongoing working capital needs and general corporate purposes of the applicable Borrower and its Subsidiaries (including, without limitation, acquisitions and repayment of Debt). The Letters of Credit are to be used for the general corporate purposes of the applicable Borrower.
SECTION 2.19.    Swing Line Loans.
(a)    Swing Line Commitments. Subject to the terms and conditions hereof and relying upon the agreements of the Lenders set forth in this Section 2.19, the Swing Line Lender shall make Swing Line Loans to each Borrower at any time or from time to time after the date hereof to, but not including, the Maturity Date for the Revolving Credit Facility; provided, that after giving effect to any such Swing Line Loan, (i) the aggregate amount of Swing Line Loans shall not exceed the Swing Line Commitment, and (ii) the aggregate Revolving Credit Exposure shall not exceed the Revolving Commitments. Each request by the Borrower for a Swing Line Loan shall be deemed to be a representation by the Borrower that it shall be in compliance with the proviso at the end of the preceding sentence and with Section 3.02 after giving effect to the requested Swing Line Loan. Within such limits of time and amount and subject to the other provisions of this Agreement, each Borrower may borrow, repay and reborrow Swing Line Loans in accordance with to this Section 2.19. No Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.
(b)    Cash Management Arrangements. Each Borrower and the Swing Line Lender may enter into a cash management agreement providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement, which conditions shall be in addition to the conditions set forth herein.
(c)    Swing Line Loan Requests. Except as otherwise provided herein, any Borrower may from time to time prior to the Maturity Date for the Revolving Credit Facility request that the Swing Line Lender make Swing Line Loans by delivery to the Swing Line Lender (with a copy to the Administrative Agent) not later than 12:00 noon (or such later time as the applicable cash management agreement, if any, may permit or otherwise as the Swing Line Lender in its sole discretion may agree) on the proposed date of Borrowing of a duly completed Notice of Borrowing, or by telephonic request promptly followed by a duly executed Notice of Borrowing. Each telephonic request and

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related Notice of Borrowing shall be irrevocable and shall specify the proposed date of such Borrowing and the principal amount of such Swing Line Loan. Promptly after receipt of any telephonic or written request for a Swing Line Loan, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent received a copy of the same and, if not, provide the Administrative Agent with information regarding the requested Swing Line Loan.
(d)    Making Swing Line Loans. So long as the Swing Line Lender has not received timely telephonic or written notice from the Administrative Agent that one or more conditions precedent to the making of a Swing Line Loan under this Section have not been satisfied, the Swing Line Lender, after receipt by it of a Notice of Borrowing in accordance with Section 2.19(c), shall fund such Swing Line Loan to the applicable Borrower in U.S. Dollars and immediately available funds in the manner specified by the applicable Borrower prior to 2:00 p.m. or as otherwise agreed in any applicable cash management agreement on the date of Borrowing.
(e)    Borrowings to Repay Swing Line Loans. The Swing Line Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Line Loans with the proceeds of a Borrowing of Revolving Credit Advances under Section 2.01(a), and each Revolving Lender shall make a Revolving Credit Advance in an amount equal to such Revolving Lender’s ratable portion of the aggregate principal amount of the outstanding Swing Line Loans, plus, if the Swing Line Lender so requests, accrued interest thereon, provided, that no Revolving Lender shall be obligated in any event to make Revolving Credit Advances in excess of its Revolving Commitment. Revolving Credit Advances made pursuant to the preceding sentence shall bear interest at the Alternate Base Rate then in effect plus the Applicable Margin for Revolving Credit Advances that are Alternate Base Rate Advances and shall be deemed to have been properly requested in accordance with Section 2.02(a) without regard to any of the requirements of that provision. Each Revolving Lender acknowledges and agrees that its obligations to fund Revolving Credit Advances pursuant to this Section 2.19(e) and/or to acquire participations pursuant to Section 2.19(f) in respect of Swing Line Loans are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any failure by a Borrower to satisfy any of the conditions set forth in Section 3.02. The Swing Line Lender shall provide notice to the Revolving Lenders that such Revolving Credit Advances are to be made under this Section 2.19 and of the apportionment among the Revolving Lenders, and the Revolving Lenders shall be unconditionally obligated to fund such Revolving Credit Advances (whether or not the conditions specified in Section 3.02 are then satisfied) by the time the Swing Line Lender so requests, which shall not be earlier than 2:00 p.m. on the Business Day next after the date the Revolving Lenders receive such notice from the Swing Line Lender. The Swing Line Lender may, at its option, exercisable by delivery of written notice to the applicable Borrower at any time after the date that is ten (10) Business Days after the date on which any Swing Line Loan is made, for any reason whatsoever, demand repayment by such Borrower of such Swing Line Loan, together with all outstanding interest thereon, and such Borrower shall make such repayment no later than three (3) Business Days following receipt of such notice. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrowers shall repay the entire outstanding principal amount of Swing Line Loans, if

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any, together with all outstanding interest thereon and unpaid fees with respect thereto, on the Maturity Date for the Revolving Credit Facility.
(f)    Risk Participations in Swing Line Loans. Immediately upon the making of each Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the principal amount of such Swing Line Loan, and such interest and participation may be recovered from such Revolving Lender together with interest thereon at the Alternate Base Rate for Revolving Credit Advances for each day during the period commencing on the date of demand and ending on the date such amount is received (subject to the limitation in clause (e) above that no Lender shall be obligated in any event to make Revolving Credit Advances in excess of its Revolving Commitment).
SECTION 2.20.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires any Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of such Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (or, in the case of a Voting Participant, affect such participations and reparticipations), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee (or a Voting Participant meeting the requirements set forth in Section 8.07(f)) that shall assume such obligations (which assignee or delegee may be another Lender or current Voting Participant, if a Lender or a current Voting Participant accepts such assignment); provided that:

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(i)    the applicable Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.07;
(ii)    such Lender or Voting Participant shall have received payment of an amount equal to the outstanding principal of its Advances (or participations therein) and funded participations (or subparticipations) in LC Disbursements and Swing Line Loans that have not been repaid, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (or, if applicable, participation documentation) (including any amounts under Section 2.23 from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts));
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment or participation, as applicable, does not conflict with applicable law; and
(v)    in the case of any assignment or participation resulting from a Lender or Voting Participant becoming a Non-Consenting Lender, the applicable assignee or replacement Voting Participant shall have consented to the applicable amendment, waiver or consent.
A Lender or Voting Participant shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Voting Participant or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.
SECTION 2.21.    Cash Collateral. At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrowers shall, jointly and severally, Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender that is a Revolving Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided (other than Liens of the types described in clauses (a), (k) and (l) of the definition of “Permitted Liens”), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the

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applicable Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.21 or Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.22, the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
SECTION 2.22.    Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Class Lenders and Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent in its capacity as Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Lender, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.21; fourth, as Rayonier may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative

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Agent; fifth, if so determined by the Administrative Agent and Rayonier, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement, and (y) if such Defaulting Lender is a Revolving Lender, Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders, the Swing Line Lender or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Swing Line Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Credit Advances or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Credit Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Advances of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Credit Advances of, or LC Disbursements owed to, such Defaulting Lender until such time as all Revolving Credit Advances and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Commitments under the Revolving Credit Facility without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    Notwithstanding anything in Section 2.04(a) to the contrary, no Defaulting Lender shall be entitled to receive any Unused Commitment Fee payable under Section 2.04(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

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(B)    Notwithstanding anything in Section 2.04(c) to the contrary, each Defaulting Lender that is a Revolving Lender shall be entitled to receive participation fees with respect to Letters of Credit under Section 2.04(c)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21.
(C)    With respect to any Unused Commitment Fee payable under Section 2.04(a) and, participation fees payable under Section 2.04(c)(i) not required to be paid to any Defaulting Lender pursuant to clause (A) or clause (B) above, the Borrowers, jointly and severally, shall (x) pay to each Non-Defaulting Lender that is a Revolving Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. In the case of a Defaulting Lender that is a Revolving Lender, all or any part of such Defaulting Lender’s participation in LC Obligations and in Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless any Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 8.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.21.

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(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swing Line Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which in the case of a Defaulting Lender that is a Revolving Lender may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause, as applicable, (i) the Revolving Credit Advances and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (without giving effect to Section 2.22(a)(iv)), (ii) [reserved], (iii) the Term Loan Advances to be held by the Term Loan Lenders pro rata as if there had been no Defaulting Lender, (iv) the Incremental Term Loan Advances of each Incremental Term Loan Facility to be held by the Incremental Term Loan Lenders of such Class pro rata as if there had been no Defaulting Lenders of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    Termination of Defaulting Lender. The Borrowers may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.22(a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim any Borrower, the Administrative Agent, the Swing Line Lender the Issuing Bank, or any Lender may have against such Defaulting Lender.
(d)    New Swing Line Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
SECTION 2.23.    Breakage. The Borrowers shall, jointly and severally, indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder (but including, for the avoidance of doubt, any loss or expense incurred as result of an assignment and delegation by a Lender under Section 2.20(b) of this Agreement), which results in (a) such Lender receiving or being deemed to receive any amount on account of the principal of any Advance subject to an Interest Period prior to the end of the Interest Period in effect therefor, (b) the Conversion of any Advance subject to an Interest Period other than on the last

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day of the Interest Period in effect therefor, or (c) any Advance subject to an Interest Period to be made by such Lender (including any Advance subject to an Interest Period to be made pursuant to a Conversion or continuation under Section 2.10) not being made after notice of such Advance shall have been given by any Borrower hereunder (which indemnified amount shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date) (any of these events being called a “Breakage Event”). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.23 shall be delivered to Rayonier and shall be conclusive absent manifest error.
SECTION 2.24.    Administrative Agent’s Clawback. (a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of Alternate Base Rate Advances, one (1) hour prior to the proposed time of such Borrowing for which such Lender is required to make an Advance, and (y) otherwise, prior to the proposed date of any Borrowing for which such Lender is required to make an Advance that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing for which it is required to make an Advance available to the Administrative Agent, then the Borrowers jointly and severally, and the applicable Lenders severally, agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by a Borrower, the interest rate at such time applicable to Advances comprising such Borrowing. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, then the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such Borrowing. Any such payment by a Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from Rayonier prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders to which such payment is due or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of such Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so

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distributed to each such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
SECTION 2.25.    Accordion.
(a)    Increase in Revolving Commitments.
(i)    Accordion Option. Provided that no Event of Default or Default has occurred and is continuing as of the request date or the effective date thereof after giving effect thereto, the Borrowers may from time to time request an increase in the aggregate Revolving Commitments (each an “Accordion Increase”) in accordance with this Section 2.25(a); provided that the aggregate principal amount of all increases to the Revolving Commitments made pursuant to this Section 2.25(a) after the Closing Date shall not exceed $200,000,000 (the “Maximum Aggregate Increase Amount”) and each requested Accordion Increase shall not be less than $25,000,000.
(ii)    Increasing Lenders; New Lenders.
(A)    Offer to existing Lenders or New Lenders. Upon receipt of a request for an Accordion Increase from a Borrower, the Administrative Agent may, in its sole discretion, offer one or more Lenders with Revolving Commitments or new lenders that are Eligible Assignees, the opportunity (but not the obligation), in such amounts as the Administrative Agent shall determine in consultation with Rayonier and subject to Rayonier’s approval (such approval not to be unreasonably withheld or delayed), to participate in the Accordion Increase by increasing such Lender’s Revolving Commitment or, in the case of a new lender, by issuing a Revolving Commitment. The Administrative Agent shall have no obligation to offer any Lender or new lender the opportunity to participate in any such Accordion Increase and nothing herein shall prohibit the Administrative Agent from retaining for its own account, as a Lender, all or substantially all of such Accordion Increase. Each Lender with a Revolving Commitment that fails to respond to such a notice in writing within the period of time provided therein shall be deemed to have elected not to increase its Revolving Commitment.
(B)    Increasing Lenders. Each current Lender with a Revolving Commitment increasing its Revolving Commitments in connection with an Accordion Increase (each an “Increasing Lender”) shall confirm such agreement pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

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(C)    New Lenders. Each new lender (if any) joining this Agreement to provide a Revolving Commitment hereunder in connection with an Accordion Increase (each a “New Lender”) shall be subject to the approval of the Borrowers and each of the Administrative Agent, the Swing Line Lender and the Issuing Bank.
(D)    New Lender Joinder. Each New Lender shall execute a lender joinder in a form reasonably acceptable to the Administrative Agent and the Borrowers.
(E)    Records. The Administrative Agent shall record relevant information regarding each Accordion Increase (including information with respect to New Lenders) in the Register in accordance with Section 8.07(c); provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of any Revolving Credit Advances.
(iii)    Facility Increase Notice. If the Administrative Agent obtains one or more subscriptions to participate in a requested Accordion Increase after making the offers described in Section 2.25(a)(ii)(A), the Administrative Agent shall provide to the Borrowers and each Lender subscribing to a portion of the Accordion Increase a notice setting forth (i) the amount of the approved Accordion Increase and, after giving effect thereto, the aggregate Revolving Commitments, (ii) the effective date of the approved Accordion Increase, (iii) any fees agreed in writing by the Administrative Agent and Rayonier are payable to the Lenders subscribing to a portion of such Accordion Increase, and (iv) for each Lender, its respective Revolving Commitment, as determined by the Administrative Agent in consultation with Rayonier and subject to Rayonier’s approval (such approval not be unreasonably withheld or delayed) and Revolving Commitment Percentage of the aggregate Revolving Commitments after giving effect to the Accordion Increase. In addition, a fee letter may be entered into between the Administrative Agent and Rayonier in connection with any such Accordion Increase setting forth all fees payable to the Administrative Agent in connection with obtaining subscriptions for, and implementation of, the Accordion Increase, with such fees to be based upon current market conditions.
(iv)    Conditions to and Implementation of an Accordion Increase. On the effective date of an Accordion Increase:
(A)    Notes; Corporate Authorization; Payment of Fees. The Borrower shall (x) execute and deliver a replacement Revolving Credit Note for any Lender that may require one, and (y) pay to the Administrative Agent such fees as may be described in the notice of Accordion Increase and any related fee letter attached thereto, to be retained by the Administrative Agent or distributed to other Lenders subscribing to the Accordion Increase, as provided therein, all of which shall be conditions to effectiveness of the Accordion Increase;

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(B)    Records. The Administrative Agent shall record in its records the adjusted Revolving Commitment and Revolving Commitment Percentage of each Increasing Lender and New Lender, after giving effect to the Accordion Increase, and the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Credit Advances of certain Lenders and obtain additional Revolving Credit Advances from other Revolving Lenders, in each case to the extent necessary so that all Revolving Lenders participate in outstanding Revolving Credit Advances under the Revolving Commitments ratably, on the basis of their respective Revolving Commitments, after giving effect to the increase in the aggregate Revolving Commitments effected by implementation of the Accordion Increase;
(C)    Confirmation. The Administrative Agent shall confirm, in writing, that the approved Accordion Increase has become effective and that the aggregate Revolving Commitments have been increased by the amount thereof;
(D)    Effective Date. On the effective date of such Accordion Increase, each Increasing Lender and each New Lender (x) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Revolving Commitment Percentage of such Letter of Credit in accordance with Section 2.3 and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly, (y) will be deemed to have purchased a participation in each then outstanding Swing Line Loan equal to its Revolving Commitment Percentage of such Swing Line Loan in accordance with Section 2.19 and the participation of each other Lender in such Swing Line Loan shall be adjusted accordingly.
(E)    Borrower Certificate. As a condition precedent to the effectiveness of any Accordion Increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Borrower, dated as of such date and signed by a Responsible Officer of such Borrower, (i) certifying and attaching all necessary resolutions, consents and/or approvals of such Borrower approving or consenting to such Accordion Increase and (ii) certifying that, before and after giving effect to such Accordion Increase, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent applicable to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and except to the extent such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct as of such date), (B) no Default or Event of Default exists and (C) Rayonier shall be in compliance with the covenants set forth in Section 5.04 (calculated on a pro forma basis, as of the date of the Accordion Increase but based upon the most recently ended Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.01(k)).

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(v)    Terms of Accordion Increase. For the avoidance of doubt, each commitment increase and/or new commitment made in connection with an Accordion Increase shall constitute a Revolving Commitment hereunder, each advance made in connection with an Accordion Increase shall constitute a Revolving Credit Advance and each such commitment and advance shall be subject to the same terms and conditions as all other Revolving Commitments and Revolving Credit Advances, including with respect to the Maturity Date for the Revolving Credit Facility therefor and interest and fees thereon.
(b)    Incremental Term Loans. At any time, the Borrowers may, by written notice to the Administrative Agent, elect to request the establishment of one or more incremental term loan commitments to make incremental term loan advances (each such advance, an “Incremental Term Loan Advance”) under one or more additional incremental term loan facilities to be included in this Agreement (each such facility, an “Incremental Term Loan Facility”), or commitments for additional Incremental Term Loan Advances under any existing Incremental Term Loan Facility (such commitments with respect to a new or existing Incremental Term Loan Facility, each individually, an “Incremental Term Loan Commitment” and collectively, the “Incremental Term Loan Commitments”). The aggregate amount of the Incremental Term Loan Commitments made with respect to each new Incremental Term Loan Facility or for any additional Incremental Term Loan Advances under any existing Incremental Term Loan Facility shall be, in each case, at least $50,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which such Borrower proposes that any Incremental Term Loan Commitment(s) shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) after the date on which such notice is delivered to Administrative Agent. The Borrowers may invite one or more Lenders or new lenders that are Eligible Assignees to provide an Incremental Term Loan Commitment (any such Person, an “Incremental Term Loan Lender”) for such Incremental Term Loan Facility. Any Lender or any Incremental Term Loan Lender offered or approached to provide an Incremental Term Loan Commitment for all or a portion of any Incremental Term Loan Facility may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment. Any Incremental Term Loan Commitment shall become effective as of such Increased Amount Date; provided that:
(i)    Subject to Section 1.06, no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Term Loan Commitment and (2) the making of any Incremental Term Loan Advances pursuant thereto;

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(ii)    the Administrative Agent and the Lenders shall have received a certificate of each Borrower, dated as of such date and signed by a Responsible Officer of such Borrower, (i) certifying and attaching all necessary resolutions, consents and/or approvals of such Borrower approving or consenting to such new Incremental Term Loan Facility or the making of additional Incremental Term Loan Advances under any existing Incremental Term Loan Facility, as the case may be, and (ii) subject to Section 1.06, certifying that, before and after giving effect to such new Incremental Term Loan Facility or making of additional Incremental Term Loan Advances, as the case may be, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct in all material respects on and as of the Increased Amount Date (except to the extent applicable to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and except to the extent such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct as of such date), (B) no Default or Event of Default exists and (C) the Loan Parties shall be in compliance with the covenants set forth in Section 5.04 (calculated on a pro forma basis, as of Increased Amount Date but based upon the most recently ended Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.01(k));
(iii)    the proceeds of any Incremental Term Loan Advances shall be used as specified in the applicable Incremental Term Loan Amendment;
(iv)    each Incremental Term Loan Commitment (and the Incremental Term Loan Advances made thereunder) shall constitute obligations of the applicable Borrower, and shall be guaranteed with all Term Loan Advances on a pari passu basis;
(v)    subject to Section 1.06, after giving effect to any such Incremental Term Loan Advances (including, for purposes of such calculation, the aggregate amount of all Accordion Increases obtained on or prior to such date, assuming that such aggregate Accordion Increase has been fully drawn) on a pro forma basis, the Loan Parties shall have a Leverage Ratio no greater than 52.5%;
(vi)    in the case of each Incremental Term Loan Facility (the terms of which shall be set forth in the relevant incremental term loan agreement (the “Incremental Term Loan Amendment”)):
(A)    the Incremental Term Loan Advances made under such Incremental Term Loan Facility will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Term Loan Lenders making such Incremental Term Loan Advances and the applicable Borrowers, but will not in any event have a shorter weighted average life to maturity than the remaining period until the Maturity Date for the Revolving Credit Facility as in effect on the date of such Incremental Term Loan Facility becomes effective or a maturity date earlier than the Maturity Date for the Revolving Credit Facility as in effect on the date of such Incremental Term Loan Facility becomes effective;

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(B)    the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan Advances shall be determined by the Administrative Agent, the applicable Incremental Term Loan Lenders and the applicable Borrowers on the applicable Increased Amount Date;
(C)    all other terms and conditions applicable to any Incremental Term Loan Facility shall be consistent with the terms and conditions applicable to the existing Term Loan Facility or otherwise reasonably satisfactory to the Administrative Agent; and
(D)    such Incremental Term Loan Advances shall be made available only to Rayonier, ROC, TRS and/or RLP;
(vii)    [reserved];
(viii)    such Incremental Term Loan Commitments shall be effected pursuant to an Incremental Term Loan Amendment executed and delivered by the applicable Borrower(s), the Administrative Agent and the applicable Incremental Term Loan Lenders (which Incremental Term Loan Amendment may, without the consent of any other Lenders or Borrower, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the applicable Borrower(s), to effect the provisions of this Section 2.25(b));
(ix)    the Incremental Term Loan Lenders shall be included in any determination of the Required Lenders, and, except as otherwise provided in Section 8.01 for certain instances, the Incremental Term Loan Lenders will not constitute a separate voting class for any purposes under this Agreement; and
(x)    the applicable Borrower(s) shall pay to the Administrative Agent such fees as may be agreed upon, based on current market conditions, to be retained by the Administrative Agent or distributed to Incremental Term Loan Lenders.
On or after any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, but within the applicable availability period and subject to the foregoing terms and conditions, each Incremental Term Loan Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan Advance to the applicable Borrower in an amount equal to its Incremental Term Loan Commitment and, if then not already a Lender, shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan Advance made pursuant thereto.
SECTION 2.26.    Joint and Several Liability of Potlatch Borrowers.
(a)    Each of the Potlatch Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Potlatch Borrowers and in consideration of the undertakings of each of the Potlatch Borrowers to accept joint and several liability for the obligations of each of them.

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(b)    Each of the Potlatch Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Potlatch Borrowers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Potlatch Borrowers without preferences or distinction among them.
(c)    If and to the extent that any of the Potlatch Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Potlatch Borrowers will make such payment with respect to, or perform, such Obligation.
(d)    The obligations of each Potlatch Borrower under the provisions of this Section 2.26 constitute full recourse Obligations of such Potlatch Borrower, enforceable against it to the full extent of its properties and assets.
(e)    Except as otherwise expressly provided herein, to the extent permitted by law, each Potlatch Borrower (in its capacity as a joint and several obligor in respect of the Obligations of the other Potlatch Borrowers) hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Potlatch Borrower hereby assents to, and waives notice of, (i) any extension or postponement of the time for the payment of any of the Obligations, (ii) the acceptance of any partial payment thereon, (iii) any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any default by the other Potlatch Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, (iv) any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the Obligations hereunder, (v) the failure to take or perfect any security interest in, or the release of, any collateral security held by or on behalf of any other Potlatch Borrower or (vi) the addition, substitution or release, in whole or in part, of the other Potlatch Borrowers. Without limiting the generality of the foregoing, each Potlatch Borrower (in its capacity as a joint and several obligor in respect of the Obligations of the other Potlatch Borrowers) assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable Laws or regulations thereunder which might, but for the provisions of this Section 2.26, afford grounds for terminating, discharging or relieving such Potlatch Borrower, in whole or in part, from any of its Obligations under this Section 2.26, it being the intention of each Potlatch Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Potlatch Borrower under this Section 2.26 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Potlatch Borrower under this Section 2.26 shall not be diminished or rendered unenforceable by any winding up, reorganization,

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arrangement, liquidation, reconstruction or similar proceeding with respect to any Potlatch Borrower or a Lender. The joint and several liability of the Potlatch Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Potlatch Borrower or any of the Lenders.
(f)    The provisions of this Section 2.26 are made for the benefit of the Lenders and their successors and assigns, and may be enforced by them from time to time against any of the Potlatch Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of its claims or to exercise any of its rights against the other Potlatch Borrowers or to exhaust any remedies available to it against the other Potlatch Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.26 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Potlatch Borrowers, or otherwise, the provisions of this Section 2.26 will forthwith be reinstated and in effect as though such payment had not been made.
(g)    Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the Obligations of any Potlatch Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then the Obligations of such Potlatch Borrower hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).
ARTICLE III
CONDITIONS PRECEDENT
SECTION 3.01.    Conditions Precedent to Closing Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.01):
(a)    Documents. The Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:
(i)    Executed Counterparts. From each party hereto either (A) a counterpart of this Agreement, signed on behalf of such party, or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement;

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(ii)    Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of each Loan Party relating to (A) the organization, existence and good standing of such Loan Party, (B) the authorization of the execution, delivery and performance by such Loan Party of the applicable Loan Documents and of the borrowings hereunder by such Loan Party, (C) certificates as to the incumbency and signature of each individual signing this Agreement and/or any other Loan Document or other agreement or document contemplated hereby on behalf of the applicable Loan Party, and (D) the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or threatening the existence of such Loan Party;
(iii)    Guarantee. The Administrative Agent shall have received the Guarantee Agreement substantially in the form of Exhibit C hereto and executed by duly authorized officers of each Guarantor, respectively;
(iv)    Certificate as to Absence of Material Adverse Effect. A certificate signed by a Responsible Officer of each Borrower certifying that there has been no event or circumstance since December 31, 2024 that, individually or in the aggregate, has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(v)    Other Documents. Such other documents as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.
(b)    Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent applicable to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and except to the extent such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct as of such date).
(c)    No Default. No Default or Event of Default shall have occurred and be continuing on such date.
(d)    Legal Opinions. The Administrative Agent shall have received executed legal opinions (A) dated the Closing Date, (B) addressed to the Issuing Banks, the Swing Line Lender the Administrative Agent and the Lenders, (C) covering such matters relating to this Agreement and the other Loan Documents, and the transactions contemplated herein and therein, as the Administrative Agent shall reasonably require, and (D) in form and substance reasonably satisfactory to the Administrative Agent.

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(e)    Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrowers certifying that the conditions specified in Sections 3.01(b) and (c) have been satisfied, dated as of the Closing Date.
(f)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate of Rayonier substantially in the form of Exhibit E hereto, dated as of the Closing Date.
(g)    “Know Your Customer” Information; Beneficial Ownership Regulation. At least five (5) Business Days prior to the Closing Date, the Administrative Agent shall have received (i) documentation and other information requested in writing by the Administrative Agent at least five (5) Business Days prior to the Closing Date that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent requested by the Administrative Agent or any Lender, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to such Borrower.
(h)    Fees and Expenses. The Administrative Agent shall have received the fees to be received on the Closing Date separately agreed to between the Administrative Agent and Rayonier and shall have received reimbursement of all reasonable costs and expenses (including reasonable fees and expenses of counsel to the Administrative Agent) for which reasonably detailed invoices have been provided to Rayonier at least one (1) Business Day prior to the Closing Date.
(i)    Waiver of Borrower Rights. Receipt by the Administrative Agent of an executed Waiver of Borrower Rights.
(j)    [Reserved]
(k)    Existing Subsidiary Debt. The execution, delivery of, and the performance of this Agreement by each Borrower are permitted under the terms of the Existing Subsidiary Debt.
(l)    Officer’s Certificate. The Administrative Agent shall have received from a Responsible Officer of Rayonier, an officer’s certificate to the effect that (i) the execution, delivery and performance of this Agreement and the other Loan Documents by each Borrower, and the incurrence of the indebtedness and other obligations under the Facility will not conflict with, result in a breach of or constitute a default under, or give rise to a right of, or result in, any cancellation or acceleration under, any indenture, credit or loan agreement or other material documents or instruments, or to the actual knowledge of such Responsible Officer, any other documents or instruments, to which any Borrower or any of their respective Subsidiaries is party and (ii) all material governmental and third-party consents required to effectuate the transactions contemplated by this Agreement have been received.

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(m)    Litigation. The Administrative Agent shall have received a certificate from a Responsible Officer certifying that there is no pending or, to the knowledge of any Responsible Officer threatened in writing, action or proceeding, including, without limitation, any Environmental Action, affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that could be reasonably likely to have a Material Adverse Effect.
(n)    Financial Statements. The Administrative Agent the Lenders shall have received (i) audited consolidated financial statements of Rayonier for the fiscal years ended December 31, 2022, 2023 and 2024, (ii) unaudited interim consolidated financial statements of Rayonier for the quarterly period ended September 30, 2025, and (iii) such other financial statements, budgets, forecasts and other financial information as to Rayonier as the Administrative Agent or any other Lender may have required prior to the Closing Date.
(o)    Existing Debt. (i) The Administrative Agent shall have received a copy of a duly executed termination notice for PotlatchDeltic’s existing revolving credit facility and (ii) the Term Loan I under the Existing Potlatch Credit Agreement shall, substantially concurrently with the effectiveness of this Agreement, be repaid.
(p)    Merger. The Merger shall have closed and become effective substantially concurrently with the effectiveness of this Agreement.
(q)    Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 3.02.    Conditions Precedent to Each Loan Event After the Closing Date. The agreement of each Lender to make any Advance on the occasion of each Borrowing after the Closing Date and the agreement of the Issuing Bank to issue, amend, renew or extend (and of each Lender to participate in) any Letter of Credit after the Closing Date (the making of any such Advance or the issuance, amendment, renewal or extension of (and the participation in) any such Letter of Credit, a “Loan Event”) is subject to the satisfaction of the following conditions precedent:

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(a)    Notice of Borrowing. Except as otherwise provided in any Incremental Term Loan Amendment with respect to a Borrowing of Incremental Term Loan Advances, in the case of Advances made pursuant to Section 2.01, the Administrative Agent shall have received a Notice of Borrowing in compliance with the terms hereof.
(b)    Representations and Warranties. Subject to Section 1.06, each of the representations and warranties made by each Borrower in or pursuant to the Loan Documents (except for the representations and warranties specified in Section 4.01(e), (f) and (g)(i)) shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent applicable to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and except to the extent such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct as of such date).
(c)    No Default. Subject to Section 1.06, no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Loan Event requested to be made on such date.
Each Loan Event shall constitute a representation and warranty by each Borrower as of the date of such Loan Event that the conditions contained in this Section 3.02 have been satisfied.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:
(a)    Organization. Each Borrower (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has all requisite power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent that the failure to have such power and authority and the legal right could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) is duly qualified to conduct business, and is in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Power and Authority. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party are within such Borrower’s requisite powers, have been duly authorized by all requisite action, including member or partnership action and do not contravene (i) such Borrower’s certificate or articles of incorporation, formation or organization, the operating agreement, the partnership agreement, the by-laws or other similar organizational agreement, as applicable, or (ii) law or any material contractual restriction binding on or affecting such Borrower or, to the actual knowledge of a Responsible Officer of such Borrower, any other contractual restriction binding on or affecting such Borrower, in each case under this clause (ii),

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except to the extent that such contravention could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or any other third party is required for the due execution, delivery and performance by any Borrower of the Loan Documents to which it is a party.
(d)    Enforceability. This Agreement and any other Loan Document have been, and each of the Notes and other Loan Documents to be delivered by any Borrower when delivered hereunder will have been, duly executed and delivered by the applicable Borrower. This Agreement and any other Loan Document are, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the applicable Borrower enforceable against such Borrower in accordance with their respective terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.
(e)    Financial Statements. The Consolidated balance sheet of Rayonier and its Subsidiaries as at December 31, 2024, and the related Consolidated statements of income and cash flows of Rayonier and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, and duly certified by a Responsible Officer of Rayonier, fairly present, in all material respects, the Consolidated financial condition of Rayonier and its Subsidiaries as at such dates and the Consolidated results of the operations of Rayonier and its Subsidiaries for the fiscal year then ended, all in accordance with GAAP consistently applied.
(f)    No Material Adverse Change. Since December 31, 2024, there has been no Material Adverse Change.
(g)    Litigation. There is no pending or, to the knowledge of any Responsible Officer threatened in writing, action or proceeding, including, without limitation, any Environmental Action, affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or the other Loan Documents.
(h)    No Violation; Compliance with Laws. No Borrower or Subsidiary of any Borrower is in violation of any law, rule or regulation (including any zoning, building, Environmental Laws, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting such material properties or assets, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.

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(i)    Accuracy of Information. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of any Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or included herein or delivered pursuant hereto, when taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading. For purposes of this subsection, such information, report, financial statement, exhibit or schedule shall not include projections and information of a general economic or general industry nature. As of the Closing Date, the information included in each Beneficial Ownership Certification is true and correct in all respects.
(j)    Federal Reserve Regulations.
(i)    No Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U of the FRB).
(ii)    No part of the proceeds of any Advance or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of Regulation T, U or X.
(k)    Taxes. Each Borrower and each of its Subsidiaries has timely filed or caused to be filed all federal and, to the extent the failure to timely file such return could reasonably be expected to result in a Material Adverse Effect, other tax returns which are required to be filed and has paid or caused to be paid all taxes (including interest and penalties) shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the failure to pay which could not reasonably be expected to have a Material Adverse Effect or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Borrower or such Subsidiary, as the case may be); and no tax Lien has been filed, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such tax, fee or other charge, other than any such Lien or claim which could not reasonably be expected to have a Material Adverse Effect.
(l)    Environmental Matters.
(i)    Except as set forth in Schedule 4.01(l)(i), the operations and properties of each Borrower and each of its Subsidiaries comply with all Environmental Laws, all Environmental Permits have been obtained and are in effect for the operations and properties of such Borrower and each of its Subsidiaries, and such Borrower and each of its Subsidiaries are in compliance with all such Environmental Permits, except where the failure to comply with any such Environmental Laws or the failure to obtain or maintain in effect any such

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Environmental Permits, in either case, would not reasonably be expected to have a Material Adverse Effect.
(ii)    Except as set forth in Rayonier’s Form 10-K for 2024, PotlatchDeltic’s Form 10-K for 2024 or on Schedule 4.01(l)(ii), to the knowledge of the applicable Borrower, there are no circumstances that are reasonably likely to form the basis of an Environmental Action against such Borrower or any of its Subsidiaries that has, or could be reasonably likely to have, a Material Adverse Effect.
(iii)    Except as set forth in Rayonier’s Form 10-K for 2024, PotlatchDeltic’s Form 10-K for 2024 or on Schedule 4.01(l)(iii), there has been no Release of Hazardous Materials at any real property currently owned or operated by such Borrower or any of its Subsidiaries, or, during the period of its ownership or operation thereof, on any real property formerly owned or operated by such Borrower or any of its Subsidiaries that has, or could reasonably be likely to have, a Material Adverse Effect; and neither such Borrower nor any of its Subsidiaries is conducting or funding any investigation, remediation, cleanup, or corrective or remedial action relating to any Release of Hazardous Materials that has had, or could reasonably be likely to have, a Material Adverse Effect.
(m)    CERCLA. Except as set forth in Schedule 4.01(m), none of the properties currently or formerly owned or operated by any Borrower or any of its Subsidiaries is listed or, to the knowledge of any Borrower, proposed for listing on the National Properties List under CERCLA (the “NPL”) or on the Superfund Enterprise Management Systems maintained by the U.S. Environmental Protection Agency (“SEMS”) or any analogous state list where such listing or proposed listing has had, or could reasonably be likely to have, a Material Adverse Effect.
(n)    Transportation of Hazardous Materials.    Except as set forth in Schedule 4.01(n), to the knowledge of any Borrower, neither any Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the SEMS, which could reasonably be likely to lead to claims against any Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury that has had, or could reasonably be likely to have, a Material Adverse Effect.
(o)    ERISA. Except as would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan, (ii) neither any Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, (iii) neither any Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), insolvent (within the meaning of Section 4245 of ERISA), has been terminated, within the meaning of Title IV of ERISA, or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA and no such Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated, within the meaning of Title IV of ERISA or in endangered or critical

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status, (iv) except as set forth in Schedule 4.01(o), as of the date indicated on Schedule 4.01(o) neither any Borrower nor any of its Subsidiaries have material liability with respect to “accumulated post-retirement benefit obligations” within the meaning of Accounting Standards Codification 715-60, and (v) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and, if requested, furnished to the Administrative Agent pursuant to Section 5.01(k)(ix) hereof, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.
(p)    Investment Company Act. None of the Borrowers or any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.
(q)    NYSE Listing; REIT Status. The common stock of Rayonier is listed on the New York Stock Exchange (or on another nationally recognized securities exchange), there is no proceeding pending to delist such common stock from such exchange, and Rayonier is in good standing on such exchange. Rayonier is qualified as a REIT under Section 856 of the Code and is in material compliance with all other provisions of the Code applicable to Rayonier as a REIT.
(r)    Sanctions. No Borrower or any of its Subsidiaries, or, to the knowledge of such Borrower and its Subsidiaries, any director, officer, employee, or agent thereof, is an individual or entity that is, or is owned and controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority of a jurisdiction in which any Borrower or any of their Subsidiaries conducts business or (iii) located, organized, operating or resident in a Designated Jurisdiction.
(s)    Anti-Terrorism and Anti-Corruption Laws. No Borrower is or shall be (a) a Person with whom any Lender is restricted from doing business under any Anti-Terrorism and Anti-Corruption Law, (b) to its knowledge engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism and Anti-Corruption Law that is applicable to any Borrower, or (c) otherwise in violation of any Anti-Terrorism and Anti-Corruption Law that is applicable to any Borrower in any material respect.
(t)    Affected Financial Institution. No Borrower is an Affected Financial Institution.
(u)    Plan Assets. As of the Closing Date, no Borrower is nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances, the Letters of Credit or the Commitments.

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ARTICLE V
COVENANTS OF THE BORROWERS
SECTION 5.01.    Affirmative Covenants. Each Borrower hereby agrees that for so long as any of the Commitments remains in effect, any Advance remains outstanding and unpaid, any Letter of Credit remains outstanding (unless the outstanding amount of the LC Exposure related to such Letter of Credit has been Cash Collateralized), or any obligation of any Borrower is owing to any Lender, the Issuing Bank or the Administrative Agent hereunder or under any other Loan Document (other than contingent obligations, which pursuant to Section 8.04(f), shall survive the payment in full of all other amounts referred to in such Section 8.04(f) and obligations that become owing under any Letter of Credit that has been Cash Collateralized), each Borrower shall:
(a)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with applicable laws, rules, regulations and orders (including ERISA), in each case, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all federal and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that no Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are being maintained on the books of the applicable Borrower or such Subsidiary.
(c)    [Reserved].
(d)    Compliance with Environmental Laws. (i) Comply and cause each of its Subsidiaries to comply with all Environmental Laws and Environmental Permits applicable to the conduct of the business of such Borrower or any of its Subsidiaries or necessary for their operations and properties, and (ii) obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits applicable to the conduct of the business of the applicable Borrower or any of its Subsidiaries or necessary for their operations and properties; except, (x) with respect to clauses (i) and (ii) above, to the extent that any such Environmental Law or the terms of any Environmental Permit are being contested in good faith and by proper proceedings and as to which appropriate reserves, if any, to the extent required in accordance with GAAP, are being maintained or (y) with respect to clause (i) above, if the failure to comply with any such Environmental Law or Environmental Permit, or with respect to clause (ii) above, if the failure to obtain or renew any such Environmental Permit, would not reasonably be expected to have a Material Adverse Effect.

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(e)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including self-insurance, in amounts consistent with industry practice and custom) with responsible insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the applicable Borrower or such Subsidiary operates.
(f)    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and its rights (charter and statutory) and franchises material to the conduct of its business; provided, however, that any Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.03(c) and ROC may convert from a Delaware limited liability company into a Delaware limited partnership, and provided, further that no Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise or the corporate existence of any Subsidiary of such Borrower if the Board of Directors of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Rayonier and its Subsidiaries taken as a whole or the Lenders.
(g)    Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent or, subject to the proviso hereto, any of the Lenders or Issuing Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of any Borrower and any of its Subsidiaries, as shall be reasonably requested, and to discuss the affairs, finances and accounts of any Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants (subject to such accountants’ customary policies and procedures), provided that, unless an Event of Default has occurred and is continuing, none of the Borrowers shall be required to comply with this Section 5.01(g) with respect to any of the Lenders, Issuing Bank or any agents or representatives thereof (other than the Administrative Agent) and the Administrative Agent shall not exercise such rights more than one time during any calendar year. The Administrative Agent, the Issuing Bank and the Lenders shall give the Borrowers and the Subsidiaries the opportunity to participate in any discussions with their independent public accountants. Notwithstanding anything to the contrary in this Section 5.01(g), none of the Borrowers or any of their Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (a) in respect of which disclosure to the Administrative Agent, the Issuing Bank or any Lender (or their respective agents or representatives) is prohibited by (i) applicable law, or (ii) so long as an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code has not occurred, a bona fide arm’s length third party contract with a Person who is not an Affiliate of Rayonier or of any of its Subsidiaries, or (b) that is subject to attorney-client or similar privilege.
(h)    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which appropriate entries that are correct in all material respects shall be made, of all financial transactions and the assets and business of

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each Borrower and each such Subsidiary so as to permit preparation of their Consolidated financial statements in accordance with GAAP.
(i)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are necessary or, in the reasonable judgment of the applicable Borrower or such Subsidiary, useful in the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted.
(j)    Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the applicable Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate other than:
(i)    transactions between or among Rayonier and/or any of its Subsidiaries;
(ii)    [reserved];
(iii)    [reserved];
(iv)    employment and severance arrangements between any of the Borrowers or any of their Subsidiaries and their respective officers and employees in the ordinary course of business and equity transactions pursuant to equity based plans and employee benefit plans and arrangements;
(v)    the non-exclusive licensing of trademarks, copyrights, patents or other intellectual property in the ordinary course of business to permit the commercial exploitation thereof between or among Affiliates and any of the Borrowers or any of their Subsidiaries; and
(vi)    payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of any of the Borrowers or any of their Subsidiaries in the ordinary course of business.
(k)    Reporting Requirements. Furnish to the Administrative Agent for delivery to each Lender (which may be delivered via posting on Intralinks or another similar electronic platform):
(i)    as soon as available and in any event on the earlier of (x) fifty (50) days after the end of each of the first three Fiscal Quarters in each fiscal year of Rayonier and (y) the date such financial statements are filed with the SEC, unaudited Consolidated balance sheets of Rayonier and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of Rayonier and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Responsible Officer of Rayonier as having been prepared in accordance with GAAP (subject to year-end audit adjustments and absence of footnotes);

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(ii)    as soon as available and in any event on the earlier of (x) ninety (90) days after the end of each fiscal year of Rayonier and (y) the date such financial statements are filed with the SEC, a copy of the annual audit report for such year for Rayonier and its Subsidiaries, containing Consolidated balance sheets of Rayonier and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of Rayonier and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by a nationally recognized firm of independent public accountants, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, other than (x) as a result of a current maturity in the final year of any Debt not prohibited by this Agreement or (y) as acceptable to the Required Lenders;
(iii)    on the earlier of (x) the date that is five Business Days after the financial statements required under clause (i) or (ii) above, as applicable, are filed with the SEC and (y)(A) in the case of the financial statements required under clause (i) above, 50 days after the end of such Fiscal Quarter and (B) in the case of the financial statements required under clause (ii) above, 90 days after the end of such fiscal year, a certificate of a Responsible Officer of Rayonier (A) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Rayonier and its Subsidiaries have taken and propose to take with respect thereto, (B) attaching a schedule in form and detail reasonably satisfactory to the Administrative Agent of the computations used by Rayonier in determining compliance with the covenants contained in Section 5.04 and (C) setting forth (x) the amount of any proceeds of Timberlands and/or Timber that the applicable seller of such Timberlands and/or Timber is designating as attributable to “higher and better use lands” or otherwise as lands that are non-strategic to the Borrowers’ core business, (y) the amount of any proceeds of Timberlands and/or Timber the applicable seller intends to reinvest in Timberlands and/or Timber within three hundred and sixty-five (365) days following receipt of such proceeds and (z) any investments made within three hundred and sixty-five (365) days prior to the receipt of any proceeds of Timberlands and/or Timber to which the applicable seller intends to have proceeds apply as a deduction to Net Consideration;
(iv)    promptly after any Responsible Officer of any Borrower becomes aware of, and in any event within five (5) Business Days after becoming aware of, each Default, continuing on the date of such statement, a statement of a Responsible Officer of Rayonier setting forth details of such Default and the action that Rayonier has taken and proposes to take with respect thereto;
(v)    promptly after the sending or filing thereof, copies of all reports that any Borrower sends to any of the holders of public securities, and copies of all reports and registration statements that any Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

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(vi)    promptly after any Responsible Officer of any Borrower becomes aware of the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting such Borrower or any of its Subsidiaries of the type described in Section 4.01(g);
(vii)    promptly and in any event within ten (10) Business Days after any Responsible Officer knows that any ERISA Event has occurred that could reasonably be expected to have a Material Adverse Effect, a statement of a Responsible Officer of Rayonier describing such ERISA Event and the action, if any, that Rayonier and/or its applicable ERISA Affiliates have taken and/or propose to take with respect thereto;
(viii)    promptly and in any event within five (5) Business Days after receipt thereof by Rayonier or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan if such termination or appointment could reasonably be expected to have a Material Adverse Effect;
(ix)    upon the request of the Administrative Agent after the filing thereof with the Internal Revenue Service, copies of each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;
(x)    promptly and in any event within five (5) Business Days after receipt thereof by Rayonier or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (x) the imposition of Withdrawal Liability by any such Multiemployer Plan, (y) the reorganization, insolvency or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or a determination that a Multiemployer Plan is “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA, or (z) the amount of liability incurred, but in each case, only to the extent that a Material Adverse Effect could reasonably be expected to occur as a result of any event or events described in clauses (x), (y) or (z), whether individually or in the aggregate;
(xi)    as soon as practical and in any event promptly after the receipt thereof by any Borrower, copies of all written claims, complaints, notices or inquiries relating to compliance by such Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be likely to have a Material Adverse Effect or could reasonably be likely to (x) form the basis of an Environmental Action against such Borrower or any of its Subsidiaries or such property that could reasonably be likely to have a Material Adverse Effect, or (y) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be likely to have a Material Adverse Effect;

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(xii)    promptly such other information and data with documentation and other information reasonably requested by the Administrative Agent or any Lender as required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the USA PATRIOT Act), including, without limitation, evidence satisfactory to the Administrative Agent of the listing of Capital Stock of Rayonier on the New York Stock Exchange (or other nationally recognized securities exchange);
(xiii)    upon the reasonable request of the Administrative Agent or any Lender, an update, if applicable, to the list of beneficial owners identified in parts (c) or (d) of any Beneficial Ownership Certification; and
(xiv)    such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its Subsidiaries as any Lender or Issuing Bank, in each case, through the Administrative Agent may from time to time reasonably request.
Information required to be delivered pursuant to this Section 5.01(k) shall be deemed to have been delivered to the Lenders when it has been delivered to the Administrative Agent.
Notwithstanding any of the foregoing, at any time when Rayonier is subject to the reporting requirements of Section 13(a)(2) of the Securities Exchange Act of 1934, Rayonier shall be deemed to have complied with the requirements of clauses (i), (ii), (v) and (vi) above, if Rayonier shall include such information in timely filings made with the SEC by Rayonier.
(l)    Farm Credit Equity. (i) So long as a Farm Credit Lender is a Lender or Voting Participant hereunder, each Borrower in favor of which any 2015 Rayonier Term Loan Advances, 2016 Rayonier Incremental Term Loan Advances, 2021 Rayonier Incremental Term Loan Advances, Potlatch Term Loan Advances or Incremental Term Loan Advances are to be made or are outstanding, will acquire equity in such Farm Credit Lender in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s bylaws and capital plan or similar documents (as each may be amended from time to time), except that the maximum amount of equity that each such Borrower may be required to purchase in such Farm Credit Lender in connection with the portion of the 2015 Rayonier Term Loan Advances, 2016 Rayonier Incremental Term Loan Advances, 2021 Rayonier Incremental Term Loan Advances, Potlatch Term Loan Advances and Incremental Term Loan Advances made by such Farm Credit Lender may not exceed the maximum amount permitted by the applicable bylaws, capital plan and related documents (x) at the time this Agreement is entered into or (y) in the case of a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or sale of participation, at the time of the closing of the related assignment or sale of participation. To the extent delivered to each such Borrower, such Borrower acknowledges receipt of documents from each Farm Credit Lender that describe the nature of the Farm Credit Equities as well as applicable capitalization requirements, and agrees to be bound by the terms thereof.

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(ii)    Each party hereto acknowledges that each Farm Credit Lender’s bylaws, capital plan and similar documents (as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of a Borrower’s patronage with such Farm Credit Lender, (y) a Borrower’s eligibility for patronage distributions from such Farm Credit Lender (in the form of Farm Credit Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Advances hereunder on a non-patronage basis in accordance with Section 8.07; provided, that if Rayonier’s consent to such assignment or sale of a participation by such Farm Credit Lender is required pursuant to Section 8.07(b)(iii) or Section 8.07(f), as applicable, the parties hereto agree that, solely with respect to Rayonier’s ability to reasonably withhold consent to such transfer because of an expected reduction in patronage distributions to the applicable Borrower (it being understood and agreed that Rayonier may have another basis for reasonably withholding consent to such transfer), (A) if the transferring Farm Credit Lender has not delivered a Farm Credit Lender Transfer Certificate (as defined below) to Rayonier, then Rayonier may withhold its consent to such assignment or sale in its sole discretion (and in such case, Rayonier shall be deemed to have acted reasonably), and (B) if the transferring Farm Credit Lender has delivered a Farm Credit Lender Transfer Certificate to Rayonier, then Rayonier may not withhold its consent to such assignment or sale (and any such withholding of consent shall be deemed unreasonable). For purposes hereof, “Farm Credit Lender Transfer Certificate” means a certificate executed by an officer of the transferring Farm Credit Lender and certifying to Rayonier that such transferring Farm Credit Lender has used commercially reasonable efforts to consummate the relevant assignment or sale or a participation with another entity that would be expected to make patronage distributions to the applicable Borrower on a going forward basis that are consistent with (or better than) those that the applicable Borrower could reasonably have expected to have received from such transferring Farm Credit Lender. Notwithstanding anything herein to the contrary, only those entities which have made 2015 Rayonier Term Loan Borrowings, 2016 Rayonier Incremental Term Loan Borrowings, 2021 Rayonier Incremental Term Loan Borrowings, Potlatch Term Loan Borrowings or Borrowings of Incremental Term Loan Advances hereunder shall be required to purchase Farm Credit Equities pursuant to this Agreement. Any 2015 Rayonier Term Loan Advances, 2016 Rayonier Incremental Term Loan Advances, 2021 Rayonier Incremental Term Loan Advances, Potlatch Term Loan Advances or Incremental Term Loan Advances made to a Borrower shall result in the accrual of patronage refunds or distributions for the benefit of such Borrower, and such patronage refunds or distributions shall be payable directly for the account of such Borrower.
(iii)    Each party hereto acknowledges that each Farm Credit Lender has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Farm Credit Equities of such Farm Credit Lender that any Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit Lender’s sole and exclusive benefit. The Farm Credit Equities

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of a particular Farm Credit Lender shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities of a Farm Credit Lender or on patronage accrued by such Farm Credit Lender for the account of a Borrower (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Lender’s sole and exclusive benefit (and shall not constitute security for the Obligations then due to the Administrative Agent for the benefit of any other Lender or other holder of the Obligations other than the applicable Farm Credit Lender) and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, a Farm Credit Lender may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to such Farm Credit Lender under this Agreement, whether or not such amounts are currently due and payable. The Borrowers acknowledge that any corresponding tax liability associated with such application is the sole responsibility of such Borrower. No Farm Credit Lender shall have an obligation to retire the Farm Credit Equities of such Farm Credit Lender upon any Event of Default, Default or any other default by the applicable Borrower, or at any other time, either for application to the Obligations or otherwise.
SECTION 5.02.    Rayonier’s Additional Affirmative Covenants. In addition to the affirmative covenants set forth in Section 5.01, Rayonier hereby agrees that for so long as any of the Commitments remains in effect, any Advance remains outstanding and unpaid, any Letter of Credit remains outstanding (unless the outstanding amount of the LC Exposure related to such Letter of Credit has been Cash Collateralized), or any obligation of any Borrower is owing to any Lender, the Issuing Bank or the Administrative Agent hereunder or under any other Loan Document (other than contingent obligations, which pursuant to Section 8.04(f), shall survive the payment in full of all other amounts referred to in such Section 8.04(f) and obligations that become owing under any Letter of Credit that has been Cash Collateralized), Rayonier shall:
(a)    Corporate Credit Ratings. Use commercially reasonable efforts to maintain at all times a Corporate Credit Rating by at least two of Moody’s, Fitch and S&P.
(b)    Maintenance of NYSE Listing. Maintain at all times the listing of its common shares of beneficial interest on the New York Stock Exchange (or on another nationally recognized securities exchange) and not take any action that results in a proceeding to delist such common shares.
(c)    Maintenance of REIT Status. Maintain material compliance with Section 856 and any other applicable provisions of the Code necessary to maintain its REIT status.
SECTION 5.03.    Negative Covenants. Rayonier hereby agrees that for so long as the Commitments remain in effect, any Advance remains outstanding and unpaid, any Letter of Credit remains outstanding (unless the outstanding amount of the LC Exposure related to such Letter of Credit has been Cash Collateralized), or any obligation of any Borrower is owing to any Lender, the Issuing Bank or the Administrative Agent hereunder or under any other Loan

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Document (other than contingent obligations, which pursuant to Section 8.04(f), shall survive the payment in full of all other amounts referred to in such Section 8.04(f) and obligations that become owing under any Letter of Credit that has been Cash Collateralized), Rayonier shall not:
(a)    Dividends. If any Event of Default (other than an Event of Default under Section 6.01(a)) shall have occurred and be continuing or would immediately result therefrom, make, or permit any of its Subsidiaries to make, any Restricted Payments, other than Restricted Payments necessary for each of Rayonier and any of its Subsidiaries that are REITs to maintain their respective tax status as a REIT. If an Event of Default under Section 6.01(a) shall have occurred and be continuing, Rayonier shall not make, and shall not permit any of its Subsidiaries to make, any Restricted Payments whatsoever. Notwithstanding anything to the contrary contained in this Section, any Subsidiary of Rayonier can make at any time Restricted Payments to Rayonier, any other Subsidiary of Rayonier or any other Person that owns Capital Stock in such Subsidiary of Rayonier, ratably according to their respective equity ownership of the type of Capital Stock in respect of which such Restricted Payment is being made.
(b)    Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, other than:
(i)    Permitted Liens;
(ii)    Liens, if any, securing obligations under a Tax Incentive Transaction on the property subject thereto;
(iii)    Liens existing on property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); provided that (A) such Liens do not at any time encumber any property other than the property so acquired, replacements for such property and additions and accessions to such property, and the proceeds and the products thereof, and (B) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such property, replacements and products thereof and customary security deposits) other than the property so acquired;
(iv)    Liens on property of a Person existing at the time such Person is merged into or consolidated with Rayonier or any of its Subsidiaries or becomes a Subsidiary of Rayonier; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with Rayonier or such Subsidiary or acquired by Rayonier or such Subsidiary,
(v)    the Liens described on Schedule 5.03(b);
(vi)    the replacement, extension or renewal of any Lien permitted by clauses (ii) through (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

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(vii)    Liens created by, arising from or otherwise relating to option agreements with respect to the sale of Timberlands; and
(viii)    other Liens securing Debt; provided that, after giving effect to the incurrence of such Debt securing such Lien and the application of the proceeds thereof, the aggregate principal amount of Debt secured pursuant to this clause (viii) at such time shall not exceed 15% of the Consolidated Net Tangible Assets of Rayonier and its Subsidiaries determined as of the most recently ended Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.01(k).
(c)    Mergers, Consolidations, Etc. Merge, dissolve, liquidate or consolidate with or into any Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or permit any of its Subsidiaries to do so, other than, so long as, in each case, no Default or Event of Default would be continuing immediately after giving effect thereto or would result immediately therefrom:
(i)    the dissolution or liquidation of any Subsidiary (other than a dissolution or liquidation of ROC, TRS or RLP) the assets of which are transferred to Rayonier and/or one of its Subsidiaries;
(ii)    the merger or consolidation of any Subsidiary of Rayonier with or into Rayonier; provided that Rayonier shall be the continuing or surviving Person;
(iii)    the merger or consolidation of any Subsidiary of Rayonier with or into any other Subsidiary of Rayonier; provided that if such Subsidiary is a Borrower, the Borrower shall be the surviving Person;
(iv)    the merger or consolidation of any Person (other than a Subsidiary of Rayonier) with or into Rayonier; provided that Rayonier shall be the continuing or surviving Person;
(v)    the merger of any Person (other than Rayonier or any of its Subsidiaries) with or into a Subsidiary of Rayonier; provided that if such Subsidiary of Rayonier is a Borrower, the Borrower shall be the surviving Person;
(vi)    the merger by any Subsidiary of Rayonier (other than a Borrower) with and into any other Person, provided that, if such Subsidiary is not the continuing or surviving Person and if the assets of such Subsidiary consist of Timberlands and/or Timber, such merger shall be deemed a Disposition of Timberland and/or Timber and shall be permitted only if such a Disposition would otherwise be permitted by Section 5.03(d);
(vii)    the Disposition by any Subsidiary of Rayonier of all or substantially all of its assets (upon voluntary liquidation or otherwise) (other than such a Disposition constituting a Disposition of Capital Stock of another Subsidiary of Rayonier owned by such Subsidiary); provided that, if such assets consist of Timberlands and/or Timber, such Disposition would otherwise be permitted by Section 5.03(d); and

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(viii)    the Disposition by any Subsidiary of Rayonier of all or substantially all of its assets constituting a Disposition of Capital Stock of another Subsidiary of Rayonier that is owned by such Subsidiary: provided that if the Capital Stock owned by such Subsidiary is Capital Stock in a Subsidiary of Rayonier that directly or indirectly owns Timberland and/or Timber, such Disposition would otherwise be permitted by Section 5.03(h).
Notwithstanding the foregoing, (A) the parties hereto hereby consent to the Merger and the Reorganization in connection therewith, (B) with respect to clauses (ii) and (iv) above, solely if the purpose of such merger is to reorganize Rayonier under the laws of another state of the United States of America (or District of Columbia), the surviving entity may be an entity other than Rayonier, in which case the survivor of such merger shall have assumed all of the obligations of Rayonier under this Agreement and the other Loan Documents to which it is a party pursuant to one or more written agreements, each in form and substance reasonably satisfactory to the Administrative Agent, and (C) with respect to clauses (iii) and (v) above, solely if the purpose of such merger is to reorganize ROC, RLP and/or TRS under the laws of another state of the United States of America (or District of Columbia), the surviving entity may be an entity other than ROC, RLP or TRS, as applicable, in which case the survivor of such merger shall have assumed all of the obligations of ROC, RLP or TRS, as applicable, under this Agreement and the other Loan Documents to which it is a party pursuant to one or more written agreements, each in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Dispositions of Timberlands and/or Timber. Make any Disposition of Timberlands and/or Timber, except:
(i)    Rayonier and its Subsidiaries may exchange Timberlands and/or Timber with other Persons or Dispose of Timberlands and/or Timber, in each case, in the Ordinary Course of Business, provided that (A) the Fair Market Value of the Timberlands and/or Timber plus any Net Consideration received in such exchange or Disposition, as applicable, shall be, in the good faith judgment of Rayonier, not less than the Fair Market Value of Timberlands and/or Timber exchanged or Disposed of, as applicable, plus any other consideration paid and (B) such exchange or Disposition, as applicable, would not result in a Material Adverse Effect;
(ii)    Rayonier and its Subsidiaries may Dispose of other Timberlands and/or Timber; provided that (x) the consideration for each such Disposition is at least equal to the Fair Market Value of the Timberlands and/or Timber subject thereto (other than in the case of a Disposition constituting a condemnation event) and (y) the Net Consideration of all Dispositions following the Closing Date pursuant to this clause (ii) shall not exceed (A) $750,000,000 in any fiscal year or (B) $1,250,000,000 in the aggregate; and
(iii)    Rayonier and its Subsidiaries may make Dispositions pursuant to a Tax Incentive Transaction.

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For purposes of clarification, (x) this subsection (d) shall not apply to Dispositions of Timberlands and/or Timber by Rayonier to any Wholly Owned Subsidiary of Rayonier or by any Wholly Owned Subsidiary of Rayonier to Rayonier or any other Wholly Owned Subsidiary of Rayonier, and (y) the references to “Timberlands” and “Timber” in subsection (b) are intended to mean Timberlands and Timber of Rayonier and its Subsidiaries.
(e)    Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of the business of Rayonier and its Subsidiaries taken as a whole as carried on at the Closing Date (exclusive of, for the avoidance of doubt, engaging in businesses reasonably related, ancillary or complementary thereto or reasonable extensions thereof).
(f)    Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices that would prevent Rayonier from preparing its Consolidated financial statements in accordance with GAAP.
(g)    Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist any Debt other than:
(i)    Debt created hereunder and under the other Loan Documents;
(ii)    intercompany Debt of Rayonier or any of its Subsidiaries to Rayonier or any of its Subsidiaries;
(iii)    Debt existing on the Closing Date and described on Schedule 5.03(g) (“Existing Subsidiary Debt”) and any Debt of an obligor of such Existing Subsidiary Debt extending the maturity of, refinancing, or replacing, in whole or in part, the Existing Subsidiary Debt (“Refinanced Debt”); provided that (x) the principal amount of such Refinanced Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refinancing or replacement, (y) the Refinanced Debt is an obligation of only some or all of the Person(s) who were obligors on the Refinanced Debt, and (z) no such extension, refinancing or replacement shall be consummated if any Default would exist after giving effect thereto;
(iv)    Debt secured by Liens permitted by Section 5.03(b)(ii) through (v) and (vi), as clause (vi) relates to clauses (ii) through (v) of Section 5.03(b);
(v)    endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(vi)    Debt of any Loan Party (other than Rayonier);
(vii)    obligations under any Interest Rate Agreement or any other swap agreement not entered into for speculative purposes;
(viii)    to the extent constituting Debt, Debt under a Tax Incentive Transaction; and

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(ix)    Debt other than Debt described in clauses (i) through (viii) of this Section 5.03(g); provided that, after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of Debt permitted pursuant to this clause (x) at such time shall not exceed 15% of the Consolidated Net Tangible Assets of Rayonier and its Subsidiaries determined as of the most recently ended Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.01(k).
(h)    Sale of Capital Stock. Dispose of, or permit any of its Subsidiaries to Dispose of, any shares of Capital Stock of any Subsidiary of Rayonier that are owned by Rayonier or any such Subsidiary except (i) to ROC, TRS, RLP or any other Subsidiary of Rayonier or (ii) to any Person not specified in the foregoing clause (i) other than for cash or other consideration which represents the Fair Market Value at the time of Disposition of the shares of such Capital Stock so Disposed of, provided that, in the case of this clause (ii) if the assets of such Subsidiary in which the Capital Stock is owned or any other Subsidiary owned, directly or indirectly by such Subsidiary consist of Timberlands and/or Timber, then such Disposition of the shares of Capital Stock shall be deemed to be a Disposition of Timberland and permitted under this Section 5.03(h) only if such a Disposition would be permitted under Section 5.03(d), (with, in the case of a Disposition permitted under clause (ii) of Section 5.03(d), the reference to Fair Market Value in clause (x) thereof deemed to be a reference to the Fair Market Value of the shares of Capital Stock and the reference to Net Consideration in clause (y) thereof deemed to be a reference to the Net Consideration received from such sale of Capital Stock).
(i)    Issuance of Capital Stock by Subsidiaries. Permit any of its Subsidiaries to (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such Capital Stock) issue any shares or other ownership units of any class or type of its Capital Stock (other than directors’ qualifying shares) to any Person if the assets directly owned by such Subsidiary issuing such Capital Stock consist of Timberlands and/or Timber, unless, after deeming such issuance a Disposition of Timberlands and/or Timber, such Disposition would be permitted under Section 5.03(d) (with, in the case of a Disposition permitted under clause (ii) of Section 5.03(d), the reference to Fair Market Value in clause (x) thereof deemed to be a reference to the Fair Market Value of the shares of Capital Stock issued and the reference to Net Consideration in clause (y) thereof deemed to be a reference to the Net Consideration received from such issuance of Capital Stock); provided, however, that the foregoing requirement shall not apply to (A) any issuance of any shares or other ownership units of any class or type of Capital Stock issued to Rayonier or a Subsidiary of Rayonier, or (B) any issuance of any shares or other ownership units of any class or type of Capital Stock of a Subsidiary of Rayonier issued to a Person that is not Rayonier or a Subsidiary of Rayonier as consideration for a contribution of Timberland and/or Timber to a Subsidiary of Rayonier or in return for any other capital contribution so long as, in the case of this clause (B), such issuance does not dilute the value of the Capital Stock then owned by Rayonier or its Subsidiary in such a Subsidiary at the time of such issuance (it being understood and agreed that if such issuance does cause a dilution, such issuance shall constitute a Disposition that is permitted only if permitted under this Section 5.03(i); provided, that, notwithstanding anything to the contrary herein, the amount of Net Consideration included for purposes of clause (ii)(y) of Section 5.03(d) shall be limited to the amount of such dilution). For the avoidance of doubt, this Section 5.03(i) shall not

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apply to any issuance by ROC or RLP of any shares or other ownership units of any class or type of its Capital Stock so long as Rayonier’s corporate organizational structure constitutes an “umbrella partnership” real estate investment trust structure.
(j)    Anti-Terrorism Laws. Knowingly, directly or indirectly, (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person subject to Executive Order No 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Executive Order”), (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism and Anti-Corruption Law applicable to it, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism and Anti-Corruption Law applicable to it (and the Borrowers shall deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming Borrowers’ compliance with this clause (j)).
(k)    Sanctions. Directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, arranger, Administrative Agent, or otherwise) of Sanctions.
SECTION 5.04.    Financial Covenants. Rayonier hereby agrees that for so long as any of the Commitments remains in effect, any Advance remains outstanding and unpaid, any Letter of Credit remains outstanding (unless the outstanding amount of the LC Exposure related to such Letter of Credit has been Cash Collateralized), or any obligation of any Borrower is owing to any Lender, the Issuing Bank or the Administrative Agent hereunder or under any other Loan Document (other than contingent obligations, which pursuant to Section 8.04(f), shall survive the payment in full of all other amounts referred to in such Section 8.04(f)), Rayonier shall:
(a)    Leverage Ratio. Cause, on the last day of each Fiscal Quarter of Rayonier, the Leverage Ratio not to exceed sixty-five percent (65%).
(b)    Interest Coverage Ratio. Cause, on the last day of each Fiscal Quarter of Rayonier, the ratio of (i) Consolidated EBITDA of Rayonier and its Subsidiaries for the four Fiscal Quarters ended on such date to (ii) Consolidated interest expense (excluding non-cash interest specifically related to the Merger) of Rayonier and its Subsidiaries for the four Fiscal Quarters ended on such date not to be less than 2.50 to 1.00.
SECTION 5.05.    Post-Closing Obligations. Within 30 days of the Closing Date, (i) the Potlatch Borrowers shall have entered into a new and/or amended, as applicable, membership agreement with AgWest on AgWest’s customary form and, in connection therewith, agreed to purchase $1,000 of equity in AgWest Farm Credit, ACA to the extent not already agreed to by

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such Borrower and (ii) the applicable Borrowers shall have entered into a membership agreement with American AgCredit, ACA (“AAC”) on AAC’s customary form.

ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01.    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    Any Borrower shall fail to pay any principal of any Advance or LC Disbursement when the same becomes due and payable by such Borrower or any Borrower shall fail to pay any interest on any Advance due and payable by such Borrower or any fee or make any other payment due in connection with this Agreement, any Note or any other Loan Document to which it is a party within five days after the same becomes due and payable by such Borrower; or
(b)    Any representation or warranty made or deemed made by or on behalf of any Borrower herein or in any other Loan Document or in any notice, report, certificate, financial statement, instrument, agreement or other writing delivered by any Borrower in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made unless such representation or warranty relates solely to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); or
(c)    (i) Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(f) or 5.01(k)(i), (ii), (iii) or (iv) (solely with respect to the failure to give notice of any Event of Default), Section 5.03(a) through (e), Section 5.03(g) through (k), or Section 5.04; (ii) [reserved]; or (iii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if, solely in the case of this clause (iii), such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent or the Required Lenders; or
(d)    (i) Any Borrower or any of its Subsidiaries shall fail to make any payment in respect of any Debt that is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder or under any other Loan Document) of such Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any event shall occur or condition shall exist (including, without limitation, any event of the type described in clause (i) above) under any agreement or instrument relating to any Debt that is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder or under any other Loan Document) of any Borrower or any of its Subsidiaries (as the case may be) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt or to cause any such

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Debt to be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt to be required to be made, in each case prior to the Stated Maturity thereof; or
(e)    Any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each such case, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
(f)    Any judgment or order for the payment of money, of which more than $50,000,000 of such judgment or order is not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not deny coverage, shall be rendered against any Borrower or any of its Subsidiaries, and the same shall not be paid, dismissed, stayed (by reason of a pending appeal or otherwise), vacated, bonded or discharged for a period of sixty (60) consecutive days; or
(g)    Any non-monetary judgment or order shall be rendered against any Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and the same shall not be paid, dismissed, stayed (by reason of a pending appeal or otherwise), vacated, bonded or discharged for a period of sixty (60) consecutive days; or
(h)    Other than as a result of, or otherwise in connection with, the Merger or the Reorganization, (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Rayonier (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of Rayonier; or (ii) during any period of up to 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of Rayonier (together with any new directors whose election by such directors or whose nomination for election by the shareholders of Rayonier was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or nomination for election was previously so approved) shall cease (other than due to death or disability) to constitute a majority of the Board of Directors of Rayonier; or (iii) Rayonier or an Affiliate of Rayonier shall cease to, directly or indirectly, own more than 50% of all of the outstanding Capital Stock of TRS; or (iv) Rayonier shall cease to, directly or

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indirectly, own more than 50% of all of the outstanding Capital Stock of ROC; or (v) Rayonier shall cease to, directly or indirectly, own more than 50% of all of the outstanding Capital Stock of RLP; or (vi) Rayonier shall cease to, directly or indirectly, own more than 50% of all of the outstanding Capital Stock of each of the Potlatch Borrowers and the Potlatch Subsidiary Guarantors; or
(i)    Any ERISA Event shall have occurred that could reasonably be expected to result in a Material Adverse Effect; or
(j)    Any Borrower or any of its ERISA Affiliates shall have failed to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under a Multiemployer Plan and such failure would reasonably be expected to result in a Material Adverse Effect; or
(k)    [Reserved]; or
(l)    The Guarantee Agreement shall cease, for any reason, to be, or shall be asserted in writing by any Borrower not to be, in full force and effect, other than pursuant to the terms thereof and hereof;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to each Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to each Borrower, declare the Advances and all interest thereon, an amount equal to the undrawn and unexpired amount of all Letter of Credits outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account as Cash Collateral, and the amount of all other Guaranteed Obligations, including the other amounts payable under this Agreement and under the other Loan Documents (including the aggregate amount of all unreimbursed LC Disbursements) to be forthwith due and payable, whereupon the Advances, all such interest, an amount equal to the undrawn an unexpired amount of all Letter of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account as Cash Collateral, and the amount of all other Guaranteed Obligations, including the other amounts payable under this Agreement and under the other Loan Documents (including the aggregate amount of all unreimbursed LC Disbursements) shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated, and (B) the Advances and all such interest thereon, an amount equal to the undrawn and unexpired amount of all Letter of Credits outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account as Cash Collateral, and the amount of all other Guaranteed Obligations, including the other amounts payable under this Agreement and under the other Loan Documents (including the aggregate amount of all unreimbursed LC Disbursements) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Borrower shall pay the amounts payable by such Borrower as Cash

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Collateral pursuant to the immediately preceding sentence at such time by depositing in a cash collateral account opened by the Administrative Agent (the “Letter of Credit Collateral Account”) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Letter of Credit Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the applicable Borrower hereunder and under the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. After all such Letters of Credit shall have expired or been fully drawn upon, all reimbursement obligations shall have been satisfied and all other obligations of the applicable Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to such Borrower (or such other Person as may be lawfully entitled thereto).
After the exercise of remedies provided for above (or after the Advances have automatically become immediately due and payable and the LC Obligations have automatically been required to be cash collateralized as set forth above), any amounts received on account of the Guaranteed Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Guaranteed Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank payable to them under the terms hereof and amounts payable under Article VIII), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Advances, LC Disbursements and other Guaranteed Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

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Fourth, ratably (a) to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Advances and LC Disbursements and under Guaranteed Hedges and Guaranteed Bank Products then outstanding, ratably among the Lenders, the Hedge Banks and/or Lenders (or Affiliates of Lenders) that provide any Guaranteed Bank Product and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them and (b) to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn and unexpired amount of Letters of Credit;
Fifth, to payment of all other Guaranteed Obligations, ratably among the holders of the Obligations in proportion to the respective amounts described in this clause Fifth held by them; and
Last, the balance, if any, after payment in full of all of the Guaranteed Obligations, to the Borrowers or as otherwise required by law.
ARTICLE VII
THE ADMINISTRATIVE AGENT
SECTION 7.01.    Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints CoBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Borrower shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 7.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrowers or any respective Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 7.03.    Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

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(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 8.03), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by Rayonier, a Lender or the Issuing Bank.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 7.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The

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Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Advance or the issuance extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 7.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 7.06.    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and Rayonier. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers and subject to the Borrowers’ approval (which shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a Farm Credit Lender or a bank with an office in the United States, or an Affiliate of any such Farm Credit Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above and subject to the Borrowers’ approval (which shall not be unreasonably withheld or delayed). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, then the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Rayonier and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers and subject to the Borrowers’ approval (which shall not be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or

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such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Cash Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Cash Collateral until such time as a successor Administrative Agent is appointed), and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers, jointly and severally, to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by CoBank as Administrative Agent pursuant to this Section shall also constitute its resignation as the Issuing Bank and Swing Line Lender. If CoBank resigns as the Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the Issuing Bank and all LC Obligations with respect thereto, including the right to require the Revolving Lenders to make Revolving Credit Advances or fund risk participations pursuant to Section 2.03(d). If CoBank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Advances or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.19(f). Upon the appointment by the Borrowers of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to CoBank to effectively assume the obligations of CoBank with respect to such Letters of Credit.

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SECTION 7.07.    Non-Reliance on Administrative Agent, Arranger and Other Lenders. Each Lender and Issuing Bank expressly acknowledges that none of the Administrative Agent nor any arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any arranger to any Lender or Issuing Bank as to any matter, including whether the Administrative Agent or any arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and Issuing Bank represents to the Administrative Agent and any arranger that it has, independently and without reliance upon the Administrative Agent, any arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Each Lender and Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
SECTION 7.08.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

SECTION 7.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding

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relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Advance or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, LC Obligations and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.04 and 8.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.04 and 8.04.
SECTION 7.10.    Guarantee Matters. The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion to release any or all of the Guarantors (other than Rayonier) from its obligations under the Guarantee Agreement if any such Guarantor, as the case may be, ceases to be a Subsidiary of Rayonier as a result of a transaction that is permitted under the Loan Documents as in effect on the Closing Date. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release such Guarantor from its obligations under the Guarantee Agreement pursuant to this Section 7.10.
SECTION 7.11.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger, the Bookrunner, any Documentation Agent or any Syndication Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

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(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) Section 7.11(a)(i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in Section 7.11(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger, the Bookrunner, any Documentation Agent and any Syndication Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent, the Lead Arranger, the Bookrunner, each Documentation Agent and each Syndication Agent and their respective Affiliates, are not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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ARTICLE VIII
MISCELLANEOUS
SECTION 8.01.    Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (and in the case of any amendment to any Loan Document, the written consent of each Borrower that is a party thereto), and then such waiver, consent or amendment shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) extend or increase the Commitments of such Lenders or subject such Lenders to any additional obligations, (iii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of (including, without limitation, final maturity), or interest on, the Advances or any fees or other amounts payable hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances that shall be required for the Lenders or any of them to take any action hereunder, (vi) release any Borrower from its obligations under this Agreement, or release any of the Guarantors from its guarantee obligations under the Guarantee Agreement, except a release of a Guarantor (other than Rayonier) pursuant to Section 7.10 (as in effect on the Closing Date), (vii) amend this Section 8.01, (viii) subordinate any of the Obligations owed to the Lenders in right of payment to any other Debt, other than in connection with any transaction permitted pursuant to this Agreement as in effect on the Closing Date or (ix) modify Section 2.16 or the waterfall contained in the last seven paragraphs of Section 6.01 or any other provision hereof, in each case, in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or the pro rata sharing of payments otherwise required hereunder or modify the order of the waterfall contained in the last seven paragraphs of Section 6.01, provided, further that in addition to the foregoing requirements, no amendment or waiver shall (I) without the consent of the Required Revolving Lenders (A) waive any Default for purposes of Section 3.02(c) or (B) amend, change, waive, discharge or terminate Sections 3.02 or Article VII in a manner adverse to such Revolving Lenders, (II) amend the definition of “Required Revolving Lenders,” without the written consent of each Revolving Lender under the Revolving Credit Facility, amend the definition of “Required 2015 Rayonier Term Loan Lenders” without the written consent of each 2015 Rayonier Term Loan Lender under the 2015 Rayonier Term Loan Facility, amend the definition of “Required 2016 Rayonier Incremental Term Loan Lenders” without the written consent of each 2016 Rayonier Incremental Term Loan Lender under the 2016 Rayonier Incremental Term Loan Facility, amend the definition of “Required 2021 Rayonier Incremental Term Loan Lenders” without the written consent of each 2021 Rayonier Incremental Term Loan Lender under the 2021 Rayonier Incremental Term Loan Facility, or (III) modify the definition of the term “Required Class Lenders” as it relates to a particular Class of Lenders without the written consent of each Lender of such Class; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuing Bank, as the case may be, under this Agreement, any Note or any other Loan Document.

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(b)    Notwithstanding subsection (a) above, any term of this Agreement or of any other Loan Document relating solely to the rights or obligations of the Lenders of a particular Class, and not Lenders of any other Class, may be amended, and the performance or observance by the Borrowers or any Subsidiary of the Borrowers of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Required Class Lenders for such Class of Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Borrower which is a party thereto).
(c)    Notwithstanding subsection (a) above, this Agreement (x) may be amended (or amended and restated) with the written consent of the Required Lenders and each of the Borrowers (A) to add one or more additional credit facilities to this Agreement (the proceeds of which may be used to refinance existing credit facilities hereunder) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the obligations hereunder, and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders (other than for purposes of the amendment adding such credit facilities) and (y) shall be deemed amended by any written agreement entered into pursuant to the last paragraph of Section 5.03(c).
(d)    The Administrative Agent and the Borrowers may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.
SECTION 8.02.    Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail (including as a “.pdf” or similar attachment) as follows:
(i)    if to any Borrower, to Rayonier Inc. at 1 Rayonier Way, Wildlight, FL 32097, Attention of VP and Treasurer (Telephone No. 904-357-9100), with a copy to the General Counsel;
(ii)    if to the Administrative Agent, to CoBank, ACB at 6340 South Fiddlers Green Circle, Greenwood Village, CO 80111, Attention of Credit Information Services (Facsimile No. 303-224-6101); Email: CIServices@cobank.com; and

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(iii)    if to CoBank in its capacity as Issuing Bank, to it at 6340 South Fiddlers Green Circle, Greenwood Village, CO 80111, Attention of Credit Information Services (Facsimile No. 303-224-6101); Email: cobankloanaccounting@cobank.com; and
(iv)    if to a Lender, to it at its address (or facsimile number) set forth on Schedule I hereto or on its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent, Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)    Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt

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Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section 8.02, including through the Platform.
SECTION 8.03.    No Waiver; Remedies. No failure on the part of any Lender, the Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder, under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.04.    Costs and Expenses. (a) Costs and Expenses. Each Borrower, jointly and severally, agrees that it shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 8.04, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

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(b)    Indemnification by the Borrowers. Each Borrower, jointly and severally, agrees to indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages (including any special, indirect, consequential or punitive damages claimed or asserted (x) in breach of Section 8.04(d), or (y) by a Person not a party to this Agreement), liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all Indemnified Parties, and, if necessary, one firm of local counsel in each appropriate jurisdiction (and in the case of an actual or perceived conflict of interest where the Indemnified Party affected by such conflict informs you and retains its own counsel, of another firm of counsel for such affected Indemnified Party)), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person other than such Indemnified Party and its Related Parties which arise out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any Subsidiary of a Borrower, any Environmental Action, or any liability relating to any Environmental Law, Environmental Permit or Hazardous Material that relates in any way to any Borrower or any Subsidiary of a Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final, nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Party, or from a material breach of such Indemnified Party’s obligations under any Loan Document, or (y) arising out of, or in connection with, any proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by an Indemnified Party against another Indemnified Party (other than claims, litigation, investigations or proceedings brought against CoBank in its capacity as Administrative Agent, Swing Line Lender or Issuing Bank or against any of the financial institutions listed in the recitals to this Agreement in their respective capacities as bookrunners, syndication agents, arrangers, documentation agents or any other similar roles or capacities in respect of the Facility). The Borrowers shall not be liable for any settlement of any Proceeding effected without Rayonier’s consent (which consent shall not be unreasonably withheld or delayed), but if such Proceeding is settled with Rayonier’s written consent, or if there is a judgment against an Indemnified Party in any such Proceeding, then the Borrowers shall, jointly and severally, indemnify and hold harmless each Indemnified Party in the manner set forth above.

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(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this to be paid by them to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Bank solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Bank in connection with such capacity.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, but without limiting in any respect the indemnification obligations of any Borrower under clause (b) above, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto (and with respect to the Borrowers, their respective Subsidiaries also), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit, or the use of the proceeds thereof; provided, however that if an Event of Default under Section 6.01(e) shall have occurred and be continuing, then the waiver made by the Indemnified Parties under this clause (d) shall immediately terminate, and shall be of no further force or effect whatsoever. No Indemnified Party referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section 8.04 shall be payable promptly after demand therefor.
(f)    Survival. Each party’s obligations under this Section 8.04 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

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SECTION 8.05.    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the applicable Borrower and the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.
SECTION 8.06.    Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender party to this Agreement as of the Closing Date that such Lender has executed it, and the Closing Date shall have occurred and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each such Lender, Issuing Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.
SECTION 8.07.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 8.07, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 8.07, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 8.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied,

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shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 8.07 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, all participations in Letters of Credit and Swing Line Loans and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment of a specific Class and/or the Advances of such Class at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 8.07 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount of such Class need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section 8.07, the aggregate amount of a specific Class of Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Class of Commitment is not then in effect, the principal outstanding balance of the applicable Class of Advances of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment of a Commitment or an Advance, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Rayonier otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Advances and Commitments on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 8.07 and, in addition:

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(A)    the consent of Rayonier (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Rayonier shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided further that any Borrower’s consent shall not be required during the primary syndication of the Facility;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Revolving Commitment if such assignment is to a Person that is not already a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) a 2015 Rayonier Term Loan Advance, 2016 Rayonier Incremental Term Loan Advance, 2021 Rayonier Incremental Term Loan Advance or Incremental Term Loan Advance to a Person who is not a Lender, an Affiliate of a Lender or Approved Fund; and
(C)    with respect to an assignment of a Lender’s Revolving Commitment, the consent of each of the Issuing Bank and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any Affiliate or Subsidiary of any Borrower, or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution

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thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Rayonier and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Swing Line Lender, the Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recordation thereof by the Administrative Agent pursuant to paragraph (c) of this Section 8.07, from and after the effective date specified in each Assignment and Assumption (which effective date must be a Business Day), the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.12 and 8.03, with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 8.07.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of each Borrower, shall maintain, at its address referred to in Section 8.02(a), a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Rayonier and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may on any Business Day, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to

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any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person) or any Borrower or any Affiliate or Subsidiary of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Bank, the Swing Line Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.04(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, consent or waiver which would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.12 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 8.07; provided that such Participant agrees to be subject to the provisions of Section 2.20 as if it were an assignee under paragraph (b) of this Section 8.07. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16 as though it were a Lender.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Rayonier’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(e) as though it were a Lender.
(f)    Voting Participants. Notwithstanding anything in this Section 8.07 to the contrary, any Farm Credit Lender that (i) is, by written notice to the Borrowers and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”); and (ii) receives the prior written consent of the Borrowers and the Administrative Agent to become a Voting Participant, shall be entitled to vote for so long as such Farm Credit Lender owns such participation and notwithstanding any sub-participation by such Farm Credit Lender (and the voting rights of the selling Lender shall be correspondingly reduced), on a Dollar for Dollar basis, as if such Voting Participant were a Lender, on any matter requiring or

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allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so, then until such time as all amounts of its participation required to have been funded have been funded, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this Section 8.07(f), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 8.07(f) hereto shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrowers and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name, as well as all contact information required for an assignee in the Assignment and Assumption; and (B) state the Dollar amount of the participation purchased. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Borrowers within three (3) Business Days of any termination of, reduction or increase in the amount of, such participation. The Borrowers and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this Section 8.07(f). The voting rights in this Section 8.07(f) are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant that is not itself a Voting Participant.
(g)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having supervisory jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 8.08.    Rayonier as Agent. Each of ROC, TRS and RLP hereby designates and appoints Rayonier as its representative and agent on its behalf for the purposes of issuing notices and reports, delivering certificates, giving instructions, receiving notices and granting consents hereunder and under the other Loan Documents, and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Rayonier hereby accepts such appointment.
SECTION 8.09.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder in which case of the

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foregoing clauses (b), (c) and (e), the Administrative Agent, each Lender and the Issuing Bank agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform Rayonier thereof (and in the case of any subpoena or similar legal process or proceeding and to the extent practicable, to inform Rayonier in advance); (f) subject to an agreement containing provisions substantially the same as those of this Section 8.09, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its respective Subsidiaries or the Facility, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility; (h) with the consent of Rayonier; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 8.09, or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower. In addition, the Administrative Agent, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Issuing Bank or Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing Information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.
For purposes of this Section 8.09, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary of any Borrower; provided that, in the case of information received from any Borrower or any Subsidiary of any Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential; provided, further, that, in the case of financial information and information provided pursuant to clause (f) of the definition of “Net Consideration” (except, in each case, to the extent publicly available) received from any Borrower or any Subsidiary of any Borrower after the Closing Date, such financial information and information provided pursuant to clause (f) of the definition of “Net Consideration” shall be deemed confidential unless it is identified as “public” or “nonconfidential” information at the time of delivery. Any Person required to maintain the confidentiality of Information as provided in this Section 8.09 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Administrative Agent, the Lenders and the Borrowers hereby agree that, with the prior written consent of Rayonier (such consent not to be unreasonably conditioned, withheld or delayed), the Administrative Agent and/or any Lender may, in their respective discretion, place advertisements in financial and other newspapers and periodicals, and on a home page or similar place for dissemination of information on the Internet or worldwide web.  The Borrowers hereby

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agree that the Administrative Agent and/or any Lender may, in their respective discretion and without any additional consent of or notice to the Borrowers or any other Person, circulate and/or publish similar promotional materials after the closing of the transactions contemplated hereby in the form of a “tombstone” or otherwise describing the names and including the logo(s) of the Borrowers (or any of them), and the amount, type and/or closing date of such transactions contemplated hereby. All such advertisements and promotional materials shall be at the Administrative Agent’s or the applicable Lender’s expense.
SECTION 8.10.    Governing Law; Jurisdiction; Etc. (a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York City, the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 8.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process at the address provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

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SECTION 8.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 8.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.13.    Duration; Survival. All covenants, agreements, representations and warranties made by the Borrowers in this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Advances and issuance of any Letters of Credit, and shall continue in full force and effect as long as any of the Commitments remains in effect, any Advance remains outstanding and unpaid, any Letter of Credit remains outstanding (unless the outstanding amount of the LC Exposure related to such Letter of Credit has been Cash Collateralized), or any obligation of any Borrower is owing to any Lender, the Issuing Bank or the Administrative Agent hereunder or under any other Loan Document (other than contingent obligations, which pursuant to Section 8.04(f), shall survive the payment in full of all other amounts referred to in such Section 8.04(f) and obligations that become owing under any Letter of Credit that has been Cash Collateralized).
SECTION 8.14.    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article III, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution of Loan Documents. This Agreement, any Loan Document and any other Loan Communication, including Loan Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Borrowers and each of the Administrative Agent and each Lender (collectively, each a “Credit Party”) agrees that

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any Electronic Signature on or associated with any Loan Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Loan Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.
(c)    Electronic Records of Loan Documents. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Loan Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Loan Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Each of the Borrowers and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
(b)    Reliance. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Loan Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

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SECTION 8.15.    USA PATRIOT Act Notice. Each Lender, the Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower, and other information that will allow such Lender, the Issuing Bank or the Administrative Agent, as applicable, to identify each Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
SECTION 8.16.    Payments Set Aside. To the extent any of the Borrowers makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or Issuing Banks or the Administrative Agent receives any payment which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any proceeding under any Debtor Relief Law, other applicable law or equitable cause, then, to the extent of such payment repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Administrative Agent.
SECTION 8.17.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.18.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

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(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 8.19.    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 8.20.    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the Issuing Bank (each, a “Lender Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time (any such payment, an “Erroneous Payment”), then in any such event, each Lender Party receiving an Erroneous Payment severally agrees to repay to the Administrative Agent, within two (2) Business Days of demand, the Erroneous Payment received by such Lender Party in immediately available funds

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(and in the currency so received), with interest thereon for each day from and including the date such Erroneous Payment is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Erroneous Payment. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, an Erroneous Payment (and such determination shall be conclusive absent manifest error).
SECTION 8.21.    Amendment and Restatement. The parties hereto agree that, on the Closing Date, the following shall be deemed to occur automatically, without further action by any party hereto: (a) each of the Existing Credit Agreements shall be deemed to be amended and restated in its entirety pursuant to this Agreement; and (b) all references in the other Loan Documents to the Existing Credit Agreements, or any of them, shall be deemed to refer without further amendment to this Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to each of the Existing Credit Agreements made under and in accordance with the terms of Section 8.01 of the Existing Rayonier Credit Agreement and Section 10.01 of the Existing Potlatch Credit Agreement and does not constitute a “novation” under either Existing Credit Agreement. For the avoidance of doubt, on the Closing Date, the Loan Documents as defined in the Existing Potlatch Credit Agreement, other than the Continuing Potlatch Loan Documents (and the Existing Potlatch Credit Agreement as amended and restated hereby), shall be deemed to be terminated and replaced by the Loan Documents as defined in this Agreement and shall have no further force or effect (other than with respect to obligations under the Loan Documents as defined in the Existing Potlatch Credit Agreement (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Existing Potlatch Credit Agreement, or such other Loan Document as defined in the Existing Potlatch Credit Agreement, as the case may be).
SECTION 8.22.    Reaffirmation. ROC, as successor to PotlatchDeltic as result of the Merger and the Reorganization, hereby acknowledges, agrees, confirms and ratifies that (a) by its execution of this Agreement, ROC shall be deemed to be a “Potlatch Borrower” for all purposes of this Agreement and the other Loan Documents and (b) ROC shall have all of the obligations that PotlatchDeltic had, immediately prior to the Merger and the Reorganization, under the Existing Potlatch Credit Agreement and the Continuing Potlatch Loan Documents, in each case as amended and restated (or as amended, as applicable) by this Agreement and the other Loan Documents.
SECTION 8.23.    Resignation of Administrative Agent. AgWest was named the Administrative Agent (as defined in the Existing Potlatch Credit Agreement) under the Existing Potlatch Credit Agreement and the applicable Loan Documents (as defined therein) but desires to resign and transfer the role of Administrative Agent with respect to the Potlatch Term Loans to CoBank effective as of the Closing Date. Accordingly, effective as of the Closing Date, AgWest hereby resigns as Administrative Agent with respect to the Potlatch Term Loans and shall no longer have any responsibilities or obligations as Administrative Agent with respect thereto. The Required Lenders hereby appoint CoBank as the new Administrative Agent with respect to the Potlatch Term Loans, the Loan Parties hereby consent to such appointment and CoBank hereby

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assumes the responsibilities and obligations of “Administrative Agent” under the Existing Potlatch Credit Agreement (as amended and restated hereby) with respect to the Potlatch Term Loans. The provisions of Article IX (Administrative Agent) and Section 10.04 (Expenses; Indemnity and Damage Waiver) of the Existing Potlatch Credit Agreement shall continue to inure to the benefit of AgWest as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Existing Potlatch Credit Agreement. Nothing herein shall constitute an assumption by CoBank of any liability of AgWest arising out of a breach by AgWest of its obligations prior to the discharge of its duties under the Existing Potlatch Credit Agreement under which it was Administrative Agent immediately prior to giving effect to this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
RAYONIER INC.

By    /s/ JONATHAN A. BOSWELL
    Name: Jonathan A. Boswell
    Title: Vice President and Treasurer

RAYONIER OPERATING COMPANY LLC

By    /s/ JONATHAN A. BOSWELL
    Name: Jonathan A. Boswell
    Title: Treasurer

RAYONIER TRS HOLDINGS INC.

By    /s/ JONATHAN A. BOSWELL
    Name: Jonathan A. Boswell
    Title: Treasurer

RAYONIER, L.P.

By    /s/ JONATHAN A. BOSWELL
    Name: Jonathan A. Boswell
    Title: Treasurer

POTLATCHDELTIC FOREST HOLDINGS, LLC

By    /s/ JONATHAN A. BOSWELL
    Name: Jonathan A. Boswell
    Title: Treasurer

POTLATCHDELTIC LAND & LUMBER, LLC

By    /s/ JONATHAN A. BOSWELL
    Name: Jonathan A. Boswell
    Title: Treasurer
1
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COBANK, ACB, as Administrative Agent, Swing Line Lender and Issuing Bank

By    /s/ ROBERT PRICKETT
    Name: Robert Prickett
    Title: Vice President

COBANK, FCB, as Lender

By    /s/ ROBERT PRICKETT
    Name: Robert Prickett
    Title: Vice President

2
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AGWEST FARM CREDIT, PCA (successor in interest to Northwest Farm Credit Services, PCA), as a Lender

By    /s/ RYAN STIPE
    Name: Ryan Stipe
    Title: Relationship Manager / VP

3
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JP MORGAN CHASE BANK, N.A., , as a Lender and an Issuing Bank

By    /s/ OSWIN JOSEPH
    Name: Oswin Joseph
    Title: Executive Director

4
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RAYMOND JAMES BANK, as a Lender

By    /s/ ALEXANDER SIERRA
    Name: Alexander Sierra
    Title: Senior Vice President
5
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TRUIST BANK, as a Lender

By    /s/ ANIKA KIRS
    Name: Anika Kirs
    Title: Director
6
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MORGAN STANLEY BANK, N.A., as a Lender

By    /s/ KARINA RODRIGUEZ
    Name: Karina Rodriguez
    Title: Authorized Signatory
7
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FARM CREDIT OF FLORIDA, ACA, as a Lender

By    /s/ MICHAEL W. ZOLKOS
    Name: Michael W. Zolkos
    Title: Capital Markets Officer / VP
8
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AMERICAN AGCREDIT, PCA, as a Lender and a Voting Participant

By    /s/ GINA HERN
    Name: Gina Hern
    Title: Managing Director
9
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FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender

By    /s/ LISA CASWELL
    Name: Lisa Caswell
    Title: Managing Director Capital Markets
10
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AGWEST FARM CREDIT, ACA, (successor in interest to Northwest Farm Credit Services, PCA), as a Voting Participant

By    /s/ RYAN STIPE
    Name: Ryan Stipe
    Title: Relationship Manager / VP
11
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AMERICAN AGCREDIT, FLCA, as a Voting Participant

By    /s/ GINA HERN
    Name: Gina Hern
    Title: Managing Director
12
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FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant

By    /s/ LISA CASWELL
    Name: Lisa Caswell
    Title: Managing Director Capital Markets
13
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AGFIRST FARM CREDIT BANK, as a Voting Participant

By    /s/ J MICHAEL MANCINI, JR
    Name: J. Michael Mancini, Jr
    Title: SVP Capital Markets

14
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COMPEER FINANCIAL, FLCA, as a Voting Participant

By    /s/ JAKE BENDER
    Name: Jake Bender
    Title: Director, Capital Markets
15
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FARM CREDIT BANK OF TEXAS, as a Voting Participant

By    /s/ NATALIE MUELLER
    Name: Natalie Mueller
    Title: VP Director, Capital Markets

16
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FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By    /s/ TABATHA HAMILTON
    Name: Tabatha Hamilton
    Title: Vice President Capital Markets
17
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GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant

By    /s/ ANDREW SHOCKLEY
    Name: Andrew Shockley
    Title: Vice President
18
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FARM CREDIT EAST, ACA, as a Voting Participant

By    /s/ CORY HAGGETT
    Name: Cory Haggett
    Title: Vice President, Capital Markets
19
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CAPITAL FARM CREDIT, FLCA, as a Voting Participant

By    /s/ AMY DRAZNIN
    Name: Amy Draznin
    Title: Director
20
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HIGH PLAINS FARM CREDIT, FLCA, as a Voting Participant

By    /s/ ALAN ROBINSON
    Name: Alan Robinson
    Title: Director
21
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HORIZON FARM CREDIT, FLCA, as a Voting Participant

By    /s/ JOHN MCCARTY
    Name: John McCarty
    Title: Capital Markets
22
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AGCOUNTRY FARM CREDIT SERVICES,FLCA, as a Voting Participant

By    /s/ LISA CASWELL
    Name: Lisa Caswell
    Title: Vice President Capital Markets
23
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FRESNO-MADERA FEDERAL LAND BANK ASSOCIATION, FLCA, as a Voting Participant

By    /s/ JAMES HARRIS
    Name: James Harris
    Title: Vice President Capital Markets
24
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FARM CREDIT SERVICES OF WESTERN ARKANSAS, FLCA, as a Voting Participant

By    /s/ CHARLIE MCCONNELL
    Name: Charlie McConnell
    Title: SVP, CLO
25
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AGRIBANK, FCB, as a Voting Participant

By    /s/ BLAKE NELSON
    Name: Blake Nelson
    Title: AVP, Lending Officer
26
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WESTERN AGCREDIT, PCA, as a Voting Participant

By    /s/ JONATHAN HOWARD
    Name: Jonathan L. Howard
    Title: Vice President
27
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YOSEMITE LAND BANK, FLCA, as a Voting Participant

By    /s/ DEANNA J. MARTIN
    Name: Deanna J. Martin
    Title: Vice President
28
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SCHEDULE I

COMMITMENT AMOUNTS

Lender	Revolving Commitment Amount
CoBank, FCB*	$98,900,000.00
JPMorgan Chase Bank, N.A.	$21,000,000.00
Raymond James Bank	$21,000,000.00
Truist Bank	$21,000,000.00
Morgan Stanley Bank, N.A.	$20,000,000.00
American AgCredit, PCA	$8,100,000.00
Farm Credit Services of America, PCA	$7,900,000.00
Farm Credit of Florida, ACA	$2,100,000.00
TOTAL	$200,000,000.00

* See Schedule 8.07(f) regarding the participations to occur on the Closing Date.

Lender	2015 Rayonier Term Loan Exposure as of the Closing Date
CoBank, FCB*	$155,304,322.13
American AgCredit, PCA	$16,956,521.73
Farm Credit of Florida, ACA*	$14,347,826.09
Farm Credit Services of America, PCA	$13,391,330.05
TOTAL	$200,000,000.00

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* See Schedule 8.07(f) regarding the assignment and participations as of the Closing Date.

Lender	2016 Rayonier Incremental Term Loan Exposure as of the Closing Date
CoBank, FCB*	$175,866,648.11
Farm Credit Services of America, PCA	$12,133,351.89
American AgCredit, PCA	$8,666,666.67
Farm Credit of Florida, ACA	$3,333,333.33
TOTAL	$200,000,000.00

* See Schedule 8.07(f) regarding the participations as of the Closing Date.

Lender	2021 Rayonier Incremental Term Loan Exposure as of the Closing Date
CoBank, FCB*	$161,149,590.18
Farm Credit Services of America, PCA	$20,000,000.00
American AgCredit, PCA	$14,350,409.82
Farm Credit of Florida, ACA	$4,500,000.00
TOTAL	$200,000,000.00

* See Schedule 8.07(f) regarding the participations as of the Closing Date.

Potlatch Term Loans

AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA) is the sole Lender with respect to the Potlatch Term Loans described on Schedule 2.01 below.

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Schedule 2.01
POTLATCH TERM LOANS; CONTINUING POTLATCH TERM LOAN DOCUMENTS
A.    Potlatch Term Loans
The Potlatch Term Loans shall bear interest at the index set forth below with respect to each such Potlatch Term Loan plus the margin indicated below with respect to each such Potlatch Term Loan (collectively, the “PCH Applicable Rate”), it being acknowledged and agreed that the all-in interest rate with respect to the applicable Potlatch Term Loan may be adjusted pursuant to the terms of Section 2.09(c) of this Agreement. Additionally, interest on each Potlatch Term Loan shall be due and payable on the first day of each month and the “Maturity Date” for each such Potlatch Term Loan, as set forth below; provided that, if the Potlatch Term Loan X is a PCH Term SOFR loan, interest shall be due and payable on the last day of the interest period applicable thereto rather than the first day of each month.

Potlatch Term Loan	Index	Margin (as of the original funding date)	Margin (after most recent adjustment pursuant to Schedule 2.09)	Interest Payment Date	Maturity Date	Initial Amount
K	Adjusted PCH Term SOFR	1.95%	1.94%	the first day of each month and the Maturity Date	March 22, 2028	$65MM
L	Adjusted PCH Term SOFR	1.95%	1.94%	the first day of each month and the Maturity Date	March 22, 2028	$35MM
M	Adjusted PCH Term SOFR	1.85%	1.55%	the first day of each month and the Maturity Date	January 1, 2029	$150MM
N	Adjusted PCH Term SOFR	1.85%	1.59%	the first day of each month and the Maturity Date	November 1, 2029	$40MM
O	Adjusted PCH Term SOFR	2.10%	2.18%	the first day of each month and the Maturity Date	November 1, 2030	$46MM
P	Adjusted PCH Term SOFR	2.10%	N/A	the first day of each month and the Maturity Date	November 1, 2031	$40MM

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Q	PCH Term SOFR	2.00%	N/A	the first day of each month and the Maturity Date	September 1, 2027	$138.75MM
R	PCH Term SOFR	2.00%	N/A	the first day of each month and the Maturity Date	September 1, 2030	$138.75MM
S	PCH Term SOFR	2.30%	N/A	the first day of each month and the Maturity Date	November 1, 2032	$40MM
T	PCH Term SOFR	2.30%	N/A	the first day of each month and the Maturity Date	December 1, 2033	$40MM
U	PCH Daily Simple SOFR	2.20%	N/A	the first day of each month and the Maturity Date	November 1, 2032	$38MM
V	PCH Daily Simple SOFR	2.25%	N/A	the first day of each month and the Maturity Date	November 1, 2033	$38MM

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W	PCH Daily Simple SOFR	2.30%	N/A	the first day of each month and the Maturity Date	November 1, 2034	$100MM
X	PCH Daily Simple SOFR or PCH Term SOFR	2.30%	N/A	(i) if the Potlatch Term Loan X is a PCH Daily Simple SOFR loan, the first day of each month and the Maturity Date and (ii) if the Potlatch Term Loan X is a PCH Term SOFR loan, the last day of the interest period applicable to such loan	August 27, 2035	$100MM
“Adjusted PCH Term SOFR” means PCH Term SOFR plus the PCH SOFR Adjustment.
“PCH Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum the greater of (a) SOFR on the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) zero; provided that, (i) solely with respect to the Potlatch Term Loan U, Potlatch Term Loan V and Potlatch Term Loan W, PCH Daily Simple SOFR may be less than zero so long as there is a corresponding Swap Contract in place relating to such Potlatch Term Loan U, Potlatch Term Loan V or Potlatch Term Loan W, as applicable, that does not have a floor of zero (and the Potlatch Borrowers hereby agree to provide the Administrative Agent of prompt written notification of the termination of any such corresponding Swap Contract), (ii) if PCH Daily Simple SOFR is less than zero as of any SOFR Determination Day, the PCH Applicable Rate for Potlatch Term Loan U, Potlatch Term Loan V or Potlatch Term Loan W, as applicable, shall be increased by the corresponding percentage that PCH Daily Simple SOFR is less than zero (e.g., if PCH Daily Simple SOFR is -.07%, the Applicable Rate shall be increased by .07%) and (iii) if PCH Daily Simple SOFR is less than zero as of any SOFR Determination Day and then increases at a subsequent SOFR Determination Day, the PCH Applicable Rate for Potlatch Term Loan U, Potlatch Term Loan V or Potlatch Term Loan W, as applicable, shall be decreased by the corresponding increase in PCH Daily Simple SOFR with the proviso that cumulative decreases in the PCH Applicable Rate can never exceed cumulative increases in the PCH Applicable Rate solely due to adjustments contemplated by this PCH Daily Simple SOFR definition (e.g., the PCH Applicable Rate in the preceding example shall be decreased by .07% if PCH Daily Simple SOFR is greater than or

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equal to zero). If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the PCH Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any calculation of SOFR determined pursuant to this sentence shall be utilized for the purposes of calculation of PCH Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in PCH Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Potlatch Borrowers.
“PCH Term SOFR” means for any calculation with respect to a Potlatch Term Loan, the forward-looking term rate based on SOFR, as published by the Term SOFR Administrator on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period (the “Term SOFR Index”) as notified by the Administrative Agent; provided, if on any Periodic Term SOFR Determination Day, the forward-looking SOFR term rate for the applicable tenor has not been published by the Term SOFR Administrator prior to the Administrative Agent’s notice, and the circumstances in Section 2.09(b) do not exist, then PCH Term SOFR will be the forward-looking SOFR term rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such forward-looking SOFR term rate for such tenor was published by the Term SOFR Administrator. If such rate is less than zero, such rate shall be deemed to be zero; provided that, (i) solely with respect to the Potlatch Term Loan K, Potlatch Term Loan L, Potlatch Term Loan M, Potlatch Term Loan N, Potlatch Term Loan O, Potlatch Term Loan P, Potlatch Term Loan Q, Potlatch Term Loan R, Potlatch Term Loan S, Potlatch Term Loan T and Potlatch Term Loan X, if such Potlatch Term Loan is a PCH Term SOFR loan, PCH Term SOFR may be less than zero so long as there is a corresponding Swap Contract in place relating to such Potlatch Term Loan K, Potlatch Term Loan L, Potlatch Term Loan M, Potlatch Term Loan N, Potlatch Term Loan O, Potlatch Term Loan P, Potlatch Term Loan Q, Potlatch Term Loan R, Potlatch Term Loan S, Potlatch Term Loan T or Potlatch Term Loan X, as applicable, that does not have a floor of zero (and the Potlatch Borrowers hereby agree to provide the Administrative Agent of prompt written notification of the termination of any such corresponding Swap Contract), (ii) if PCH Term SOFR is less than zero as of any Periodic Term SOFR Determination Day, the PCH Applicable Rate for Potlatch Term Loan K, Potlatch Term Loan L, Potlatch Term Loan M, Potlatch Term Loan N, Potlatch Term Loan O, Potlatch Term Loan P, Potlatch Term Loan Q, Potlatch Term Loan R, Potlatch Term Loan S, Potlatch Term Loan T or Potlatch Term Loan X, as applicable, shall be increased by the corresponding percentage that PCH Term SOFR is less than zero (e.g., if PCH Term SOFR is -.07%, the PCH Applicable Rate shall be increased by .07%) and (iii) if PCH Term SOFR is less than zero as of any Periodic Term SOFR Determination Day and then increases at a subsequent Periodic Term SOFR Determination Day, the PCH Applicable Rate for Potlatch Term Loan K, Potlatch Term Loan L, Potlatch Term Loan M, Potlatch Term Loan N, Potlatch Term Loan O, Potlatch Term Loan P, Potlatch Term Loan Q, Potlatch Term Loan R, Potlatch Term Loan S, Potlatch Term Loan T or Potlatch Term Loan X, as applicable, shall be decreased by the corresponding increase in PCH Term SOFR with the proviso that cumulative decreases in the PCH Applicable Rate can never exceed cumulative increases in the PCH Applicable Rate solely due to adjustments contemplated by this PCH Term SOFR definition (e.g., the PCH Applicable Rate in the preceding example shall be decreased by .07% if PCH Term SOFR is greater than or equal to zero). Once the Administrative Agent provides notice to the Potlatch Borrowers of the rate, PCH Term SOFR will not be adjusted or modified for that given Periodic Term SOFR Determination Date to prevent process, system, technology or other disruptions. For the purposes of this Agreement, the Potlatch Term Loan Q and Potlatch Term Loan R, PCH Term SOFR Loans will have an interest period of one month (other than with respect to in each case, the

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final interest period, which shall commence on the last Interest Payment Date prior to the applicable Maturity Date and end on the applicable Maturity Date) and PCH Term SOFR will reset on each Interest Payment Date.
“PCH SOFR Adjustment” means (a) for an interest period of one month, .10% and (b) for an interest period of three months, .15%.
“Potlatch Term Loan Notes” means each of the “Notes” issued under the Existing Potlatch Credit Agreement and as further set forth below under Section B.1 of this Schedule 2.01 as “Continuing Potlatch Term Loan Documents”.
B.     Continuing Potlatch Term Loan Documents
1.Potlatch Term Loan Notes
a.That certain Potlatch Term Loan K Note dated March 22, 2018, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and Potlatch Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
b.That certain Potlatch Term Loan L Note dated March 22, 2018, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and Potlatch Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
c.That certain Potlatch Term Loan M Note dated January 30, 2019, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and Potlatch Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
d.That certain Potlatch Term Loan N Note dated December 2, 2019, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)

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e.That certain Potlatch Term Loan O Note dated December 1, 2020, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
f.That certain Potlatch Term Loan P Note dated December 1, 2021, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
g.That certain Potlatch Term Loan Q Note dated September 14, 2022, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
h.That certain Potlatch Term Loan R Note dated September 14, 2022, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
i.That certain Potlatch Term Loan S Note dated December 1, 2022, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
j.That certain Potlatch Term Loan T Note dated December 1, 2023, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor

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of AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
k.That certain Potlatch Term Loan U Note dated November 1, 2024, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
l.That certain Potlatch Term Loan V Note dated November 1, 2024, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
m.That certain Potlatch Term Loan W Note dated November 1, 2024, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
n.That certain Potlatch Term Loan X Note dated August 27, 2025, made by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC in favor of AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
2.Potlatch Cost of Funds True-Up Certificates
a.That certain Cost of Funds True-Up Certificate dated as of March 22, 2021, with respect to Potlatch Term Loans K and L, by Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
b.That certain Cost of Funds True-Up Certificate dated as of January 30, 2022, with respect to Potlatch Term Loan M, by Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)

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c.That certain Cost of Funds True-Up Certificate dated as of February 14, 2022, with respect to Potlatch Term Loan M, by Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
d.That certain Cost of Funds True-Up Certificate dated as of February 14, 2023, with respect to Potlatch Term Loan M, by AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
e.That certain Cost of Funds True-Up Certificate dated as of December 2, 2022, with respect to Potlatch Term Loan N, by Northwest Farm Credit Services, PCA (as predecessor in interest to AgWest Farm Credit, PCA)
f.That certain Cost of Funds True-Up Certificate dated as of December 1, 2023, with respect to Potlatch Term Loan O, by AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
g.That certain Cost of Funds True-Up Certificate dated as of February 14, 2024, with respect to Potlatch Term Loan M, by AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
h.That certain Cost of Funds True-Up Certificate dated as of March 22, 2024, with respect to Potlatch Term Loans I, K and L, by AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
i.That certain Cost of Funds True-Up Certificate dated as of February 14, 2025, with respect to Potlatch Term Loan M, by AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
j.That certain Cost of Funds True-Up Certificate dated as of December 2, 2025, with respect to Potlatch Term Loan N, by AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA)
3.Potlatch Membership Agreements
a.That certain AgWest Farm Credit Membership Agreement dated November 1, 2024, by PotlatchDeltic Land & Lumber, LLC, as the Member, in favor of AgWest Farm Credit, PCA and/or AgWest Farm Credit, FLCA

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b.That certain AgWest Farm Credit Membership Agreement dated November 1, 2024, by PotlatchDeltic Forest Holdings, Inc (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC), as the Member, in favor of AgWest Farm Credit, PCA and/or AgWest Farm Credit, FLCA
c.That certain AgWest Farm Credit Membership Agreement dated November 1, 2024, by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), as the Member, in favor of AgWest Farm Credit, PCA and/or AgWest Farm Credit, FLCA
4.Potlatch Voter Designations
a.That certain AgWest Farm Credit Member Voter Designation dated November 1, 2024, by PotlatchDeltic Land & Lumber, LLC, as the Member
b.That certain AgWest Farm Credit Member Voter Designation dated November 1, 2024, by PotlatchDeltic Forest Holdings, Inc (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC), as the Member
c.That certain AgWest Farm Credit Member Voter Designation dated November 1, 2024, by PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), as the Member
5.Other Continuing Potlatch Term Loan Documents
a.That certain letter agreement dated as of February 14, 2023, by and among AgWest Farm Credit, PCA (as successor in interest to Northwest Farm Credit Services, PCA), PotlatchDeltic Corporation (as predecessor in interest to Rayonier Operating Company LLC), PotlatchDeltic Forest Holdings, Inc. (as predecessor in interest to PotlatchDeltic Forest Holdings, LLC) and PotlatchDeltic Land & Lumber, LLC
In the event of any inconsistency between any of the Continuing Potlatch Term Loan Documents (as listed above) and this Agreement and each other Loan Document, this Agreement and such other applicable Loan Documents shall control.

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SCHEDULE 2.03

EXISTING LETTERS OF CREDIT

LETTER OF CREDIT	ISSUER	BENEFICIARY	APPLICANT	STATED AMOUNT AS OF THE CLOSING DATE
655426	CoBank	ACE American Insurance Company, ACE Fire Underwriters Insurance Company, ACE Insurance Company of the Midwest, ACE Property and Casualty Insurance Company, Agri General Insurance Company , Atlantic Employers Insurance Company, Bankers Standard Insurance Company, Illinois Union Insurance Company, Indemnity Insurance Company of North America, Insurance Company of North America, Pacific Employers Insurance Company, Chubb Insurance Company of Canada, Westchester Fire Insurance Company, Westchester Surplus Lines Insurance Company,	Rayonier, Inc.	$650,430.00

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ACE INA Overseas Insurance Company LTD,
Federal Insurance Company,
Vigilant Insurance Company,
Great Northern Insurance Company,
Chubb Indemnity Insurance Company,
Chubb National Insurance Company,
Pacific Indemnity Company,
Executive Risk Indemnity Inc.,
Executive Risk Specialty Insurance Company, and
Chubb Custom Insurance Company
 436 Walnut Street
Philadelphia, PA 19106
Attn: Collateral Manager

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SCHEDULE 2.09

COST OF FUNDS TRUE-UP FOR POTLATCH TERM LOANS

Potlatch Term Loan	Reset Reference Point(s)	Determination Date of Effective Date Cost of Funds*	Effective Date Cost of Funds
K	March 22, 2021, March 22, 2024 and March 22, 2027	March 20, 2018	19 basis points
L	March 22, 2021, March 22, 2024 and March 22, 2027	March 20, 2018	19 basis points
M	January 30, 2022, February 14, 2022, February 14, 2023, February 14, 2024, February 14, 2025, February 14, 2026, February 14, 2027, February 14, 2028	January 28, 2019	30 basis points
N	December 2, 2022, December 2, 2025 and December 2, 2028	November 27, 2019	50 basis points
O	December 1, 2023, December 1, 2026 and December 1, 2029	November 27, 2020	22 basis points
P	N/A	N/A	N/A
Q	N/A	N/A	N/A
R	September 14, 2027	September 12, 2022	27 basis points
S	December 1, 2027	November 29, 2022	41 basis points
T	December 1, 2028	November 29, 2023	41 basis points
U	November 1, 2029	October 30, 2024	28 basis points
V	November 1, 2029	October 30, 2024	37 basis points

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W	November 1, 2029	October 30, 2024	37 basis points
X	August 27, 2028, August 27, 2031 and August 27, 2034	August 25, 2025	24 basis points
* Two (2) Business Days prior to the original funding date

On the dates set forth in the table above (or such other date approximately preceding such date as the Administrative Agent and the Potlatch Borrowers may agree) (such date, the “Reset Reference Point”), CoBank (x) shall determine the difference (in basis points), if any, between the Current Cost of Funds (as defined below) as of such Reset Reference Point and the Effective Date Cost of Funds (as defined below) and (y) thereafter shall promptly notify the lenders of the applicable Potlatch Term Loan and the Potlatch Borrowers of such difference by delivering a certificate in form and substance mutually acceptable to CoBank and the Potlatch Borrowers. The all-in interest rate with respect to the applicable Potlatch Term Loan shall be increased or decreased by the amount of the difference (in a like amount of basis points), which increase or decrease shall commence from and as of such Reset Reference Point and shall remain in effect until the next Reset Reference Point; provided that it is acknowledged and agreed that CoBank will effect such increase or decrease in the form of an adjustment to margin above PCH Term SOFR or PCH Daily Simple SOFR, as applicable, as set forth in Schedule 2.01 and applicable to each such Potlatch Term Loan. As used in this Schedule 2.09:
a.“Current Cost of Funds” means, as of any Reset Reference Point, the amount (in basis points), if any, by which (x) the SOFR Floating Note Rate exceeds (y) PCH Daily Simple SOFR, in each case determined as of the date that is two Business Days prior to the Reset Reference Point; provided that, with respect to each Potlatch Term Loan, the SOFR Floating Note Rate as applied in subsection (x) of this definition shall not have a tenor longer than the length of time between the Reset Reference Points applicable to such Potlatch Term Loan.
b.“Effective Date Cost of Funds” means the amount set forth above with respect to each Potlatch Term Loan (it being understood that, with respect to Potlatch Term Loans K, L, M, N and O, the Effective Date Cost of Funds was originally determined by reference to the LIBOR Floating Note Rate (as defined in the Existing Potlatch Credit Agreement) and increased by 15 basis points to reflect the transition from LIBOR (as defined in the Existing Potlatch Credit Agreement) to SOFR).
c.“SOFR Floating Note Rate” means, as of any date of determination, the estimated funding cost (not the actual sale price), including the applicable “Farm Credit Floating Rate Funding Index Spread” and standard underwriting fees, for new one-year, three-year or five-year as applicable, debt securities indexed to overnight SOFR (reset daily, simple average in arrears), as applicable (based on the relevant issue date), and issued by the Farm Credit Funding Corporation into the primary market based on market observations on such date indicated at approximately 9:30 a.m., New York City time; it being understood that such indications represent the Farm Credit Funding Corporation’s best estimate of the cost of new debt issuances based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by

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other government- sponsors of similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Historical information on such funding costs is available, for the prior week, on the Farm Credit Funding Corporation’s website (https://www.farmcreditfunding.com/ffcb_live/dataCenter/fundingCostIndex.html).
Notwithstanding the foregoing, if, in connection with the applicable closing date or any Reset Reference Point, new floating rate (indexed to overnight SOFR) debt securities with a one (1) year, three (3) year or five (5) year term, as applicable, are not then being issued into the primary market by the Farm Credit Funding Corporation, then “SOFR Floating Note Rate” shall mean CoBank’s best estimate of the cost of such debt securities based on market observations of synthetic (swaps) floating rate indications for similar debt securities or such other replacement benchmark as CoBank and the Potlatch Borrowers may mutually agree upon.
By way of example, assuming the Effective Date Cost of Funds is 15 basis points, (a) if the Current Cost of Funds as of a Reset Reference Point is 35 basis points, then the all-in interest rate with respect to the applicable Potlatch Term Loan shall be increased by 20 basis points commencing from and as of such Reset Reference Point, and (b) if the Current Cost of Funds as of a Reset Reference Point is –5 basis points (i.e., the SOFR Floating Note Rate is 5 basis points less than PCH Daily Simple SOFR, in each case as of such Reset Reference Point), then the all-in interest rate with respect to the applicable Potlatch Term Loan shall be decreased (but not below zero) by 20 basis points commencing from and as of such Reset Reference Point.

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Schedule 4.01(l)

ENVIRONMENTAL MATTERS

None.

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Schedule 4.01(m)

NPL PROPERTIES

None.

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Schedule 4.01(n)

TRANSPORT OF HAZARDOUS MATERIALS

None.

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Schedule 4.01(o)

POST RETIREMENT BENEFIT OBLIGATIONS

1.PotlatchDeltic Corporation Retiree Welfare Benefits Plan
2.PotlatchDeltic Retirement Plan
3.Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan
4.PotlatchDeltic Corporation Salaried Supplemental Benefit Plan II
5.PotlatchDeltic Corporation Management Deferred Compensation Plan

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SCHEDULE 5.03(b)

EXISTING LIENS

1.Liens securing the below letters of credit (the “Existing PotlatchDeltic Letters of Credit”):

LETTER OF CREDIT	ISSUER	BENEFICIARY	APPLICANT	STATED AMOUNT AS OF THE CLOSING DATE
NZS335916	Wells Fargo Bank, N.A.	Minnesota Pollution Control Agency	Rayonier Operating Company LLC (successor to PotlatchDeltic Corporation)	$152,887.00
3099433	Bank of America	Sentry Insurance	Rayonier Operating Company LLC (successor to PotlatchDeltic Corporation)	$400,000.00

2.The following Liens, in each case, including all amendments thereto:

TYPE	FILE DATE	FILE #	DEBTOR (as found)	SECURED PARTY	COLLATERAL
UCC-1 Initial	4/15/2014	2014 1472463	POTLATCH LAND & LUMBER, LLC	LASALLE SYSTEMS LEASING, INC.	All present and future Goods, including various computer equipment, personal computers, laptops, peripherals and software
UCC-1 Initial	2/10/2017	2017 0930203	POTLATCH LAND & LUMBER, LLC	DE LAGE LANDEN FINANCIAL SERVICES, INC.	Equipment
UCC-1 Initial	8/3/2017	2017 5137259	POTLATCH LAND & LUMBER, LLC	VFS LEASING CO.	Equipment
UCC-1 Initial	7/8/2024	2024 4595805	POTLATCHDELTIC LAND & LUMBER, LLC	HARBOR CAPITAL LEASING, INC.	All present and future Goods leased by Harbor Capital Leasing, Inc.

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UCC-1 Initial	10/9/2024	2024 7026535	POTLATCHDELTIC LAND & LUMBER, LLC	SAMUEL, SON & CO. (USA), INC.	Equipment
UCC-1 Initial	8/18/2025	2025 6055104	POTLATCHDELTIC LAND & LUMBER, LLC	CHG-MERIDIAN USA CORP.	Equipment

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SCHEDULE 5.03(g)

EXISTING SUBSIDIARY DEBT

1.To the extent constituting Debt, the Existing PotlatchDeltic Letters of Credit.

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SCHEDULE 8.07(f)

VOTING PARTICIPANTS

Lender	Voting Participant	Initial Revolving Commitment	Resulting Revolving Commitment/ Participation*
CoBank, FCB		$98,900,000.00	$40,850,000.00
	AgFirst Farm Credit Bank		$26,750,000.00
	Compeer Financial, FLCA		$8,200,000.00
	Farm Credit Bank of Texas		$7,500,000.00
	Farm Credit Mid-America, FLCA		$5,100,000.00
	GreenStone Farm Credit Services, FLCA		$4,700,000.00
	Farm Credit East, ACA		$4,100,000.00
	Capital Farm Credit, FLCA		$1,700,000.00
TOTAL		$98,900,000.00	$98,900,000.00

* For voting purposes only. Gives effect to all assignments and all sales of participations to Voting Participants as of the Closing Date.

Lender	Assignee	Voting Participant	Initial 2015 Rayonier Term Loan Exposure	Resulting 2015 Rayonier Term Loan Exposure/ Participation Therein as of the Closing Date*
CoBank, FCB			$169,652,148.22	$59,354,970.95
	Farm Credit of Florida, ACA			$14,347,826.09
		AgFirst Farm Credit Bank		$25,652,173.91
		Compeer Financial, FLCA		$16,956,521.74
		Farm Credit Bank of Texas		$15,455,900.64
		Farm Credit East, ACA		$12,440,034.45
		Farm Credit Mid-America, FLCA		$10,434,782.61
		AgCountry Farm Credit Services, FLCA		$5,959,323.86

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	High Plains Farm Credit, FLCA	$4,128,881.98
	Capital Farm Credit, FLCA	$3,674,534.13
	GreenStone Farm Credit Services, FLCA	$1,247,197.86
TOTAL		$169,652,148.22

* For voting purposes only. Gives effect to all assignments and all sales of participations to Voting Participants as of the Closing Date.

Lender	Voting Participant	Initial 2016 Rayonier Incremental Term Loan Exposure	Resulting 2016 Rayonier Incremental Term Loan Exposure/ Participation Therein as of the Closing Date*
CoBank, FCB		$175,866,648.11	$36,341,289.93
	Compeer Financial, FLCA		$38,000,000.00
	AgFirst Farm Credit Bank		$18,927,691.06
	Farm Credit Bank of Texas		$18,922,727.28
	Farm Credit Mid-America, FLCA		$15,333,333.33
	GreenStone Farm Credit Services, FLCA		$12,928,567.90
	AgCountry Farm Credit Services, FLCA		$11,704,765.43
	Horizon Farm Credit, FLCA		$7,405,642.28
	Farm Credit East, ACA		$6,192,024.85
	High Plains Farm Credit, ACA		$6,033,333.33
	Capital Farm Credit, FLCA		$4,077,272.72
TOTAL			$175,866,648.11

* For voting purposes only. Gives effect to all assignments and all sales of participations to Voting Participants as of the Closing Date.

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Lender	Voting Participant	Initial 2021 Rayonier Incremental Term Loan Exposure	Resulting 2021 Rayonier Incremental Term Loan Exposure/ Participation therein as of the Closing Date*
CoBank, FCB		$161,149,590.18	$32,605,031.87
	GreenStone Farm Credit Services, FLCA		$22,515,609.33
	Compeer Financial, FLCA		$20,000,000.00
	AgFirst Farm Credit Bank		$16,223,108.05
	Farm Credit Bank of Texas		$15,000,000.00
	Farm Credit Mid-America, FLCA		$15,000,000.00
	High Plains Farm Credit, ACA		$12,543,736.84
	Horizon Farm Credit, FLCA		$9,776,891.95
	Farm Credit East, ACA		$7,000,000.00
	AgCountry Farm Credit Services, FLCA		$5,590,244.01
	Capital Farm Credit, FLCA		$4,894,968.13
TOTAL			$161,149,590.18

* For voting purposes only. Gives effect to all assignments and all sales of participations to Voting Participants as of the Closing Date.

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Potlatch Term Loan Facilities*

Term Loan K

CoBank, FCB
AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Compeer Financial, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA
Fresno Madera Federal Land Bank Association, FLCA
GreenStone Farm Credit Services, FLCA
Western AgCredit, PCA
Yosemite Land Bank, FLCA

Term Loan L

CoBank, FCB
AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Compeer Financial, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA
Fresno Madera Federal Land Bank Association, FLCA
GreenStone Farm Credit Services, FLCA
Western AgCredit, PCA
Yosemite Land Bank, FLCA

Term Loan M

CoBank, FCB
AgFirst Farm Credit Bank
AgriBank, FCB
American AgCredit, FLCA
Capital Farm Credit, FLCA

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Compeer Financial, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA
Farm Credit Services of Western Arkansas, FLCA
Fresno Madera Federal Land Bank Association, FLCA
GreenStone Farm Credit Services, FLCA
Western AgCredit, PCA
Yosemite Land Bank, FLCA

Term Loan N

CoBank, FCB
AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

Term Loan O

CoBank, FCB
AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

Term Loan P

AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

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Term Loan Q

CoBank, FCB
AgFirst Farm Credit Bank
AgriBank, FCB
American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit Bank of Texas
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA
Farm Credit Services of Western Arkansas, FLCA
Fresno Madera Federal Land Bank Association, FLCA
GreenStone Farm Credit Services, FLCA
Western AgCredit, PCA
Yosemite Land Bank, FLCA

Term Loan R

CoBank, FCB
AgFirst Farm Credit Bank
AgriBank, FCB
American AgCredit, FLCA
Farm Credit Bank of Texas
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA
Farm Credit Services of Western Arkansas, FLCA
Fresno Madera Federal Land Bank Association, FLCA
GreenStone Farm Credit Services, FLCA
Western AgCredit, PCA
Yosemite Land Bank, FLCA
AgSouth Farm Credit, ACA as agent/nominee for its wholly owned subsidiary AgSouth Farm Credit, FLCA

Term Loan S

CoBank, FCB
AgFirst Farm Credit Bank
Capital Farm Credit, FLCA
Farm Credit Bank of Texas

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Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

Term Loan T

CoBank, FCB
AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

Term Loan U

CoBank, FCB
AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

Term Loan V

CoBank, FCB
AgFirst Farm Credit Bank
American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit East, ACA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

Term Loan W

CoBank, FCB
AgFirst Farm Credit Bank

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American AgCredit, FLCA
Capital Farm Credit, FLCA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
AgCountry Farm Credit Services, FLCA

Term Loan X

CoBank, FCB
AgriBank, FCB
American AgCredit, FLCA
Farm Credit Mid-America, FLCA
Farm Credit Services of America, FLCA
Farm Credit Services of Western Arkansas, FLCA
AgSouth Farm Credit, ACA as agent/nominee for its wholly owned subsidiary AgSouth Farm Credit, FLCA

*Allocations for the Potlatch Term Loan Facilities are available upon request.

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EXHIBIT A-1 – FORM OF
REVOLVING CREDIT NOTE

Dated:	______________,	20__
FOR VALUE RECEIVED, the undersigned, [NAME OF A BORROWER], a [________] corporation/limited liability company/limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of [________] (the “Lender”) for the account of its Applicable Lending Office on the Maturity Date (each as defined in the Credit Agreement referred to below) the principal amount of each Revolving Credit Advance from time to time made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement, dated as of January 30, 2026, among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, Rayonier, L.P., PotlatchDeltic Forest Holdings, LLC and PotlatchDeltic Land & Lumber, LLC, as borrowers, the Lender and certain other lenders parties thereto and CoBank, ACB, as an Issuing Bank, Swing Line Lender and Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Maturity Date.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to CoBank, as Administrative Agent, at the Administrative Agent’s Account, in same day funds. Each Revolving Credit Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, may be endorsed on the grid attached hereto which is part of this Revolving Credit Note.
This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Revolving Credit Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Revolving Credit Note shall be governed by, and construed in accordance with, the laws of the State of New York.
14551522v3

[NAME OF A BORROWER]

By	___________________________
Name:
Title:
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ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Revolving Credit Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

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EXHIBIT A-2 – FORM OF
INCREMENTAL TERM LOAN NOTE

Dated:	_________________,	20__
FOR VALUE RECEIVED, the undersigned, [NAME OF A BORROWER], a [________] corporation/limited liability company/limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of [________] (the “Lender”) for the account of its Applicable Lending Office on the Maturity Date (each as defined in the Credit Agreement referred to below) the principal amount of each Incremental Term Loan Advance from time to time made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement, dated as of January 30, 2026, among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, Rayonier, L.P., PotlatchDeltic Forest Holdings, LLC and PotlatchDeltic Land & Lumber, LLC, as borrowers, the Lender and certain other lenders parties thereto and CoBank, ACB, as an Issuing Bank, Swing Line Lender and Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Maturity Date.
The Borrower promises to pay interest on the unpaid principal amount of each Incremental Term Loan Advance from the date of such Incremental Term Loan Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to CoBank, as Administrative Agent, at the Administrative Agent’s Account, in same day funds. Each Incremental Term Loan Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, may be endorsed on the grid attached hereto which is part of this Incremental Term Loan Note.
This Incremental Term Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Incremental Term Loan Advances by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Incremental Term Loan Advance being evidenced by this Incremental Term Loan Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Incremental Term Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.
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[NAME OF A BORROWER]

By	___________________________
Name:
Title:

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ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Incremental Term Loan Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

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EXHIBIT A-3 – FORM OF
SWING LINE NOTE

Dated:	_________________,	20__
FOR VALUE RECEIVED, the undersigned, [NAME OF A BORROWER], a [________] corporation/limited liability company/limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of [________] (the “Lender”) for the account of its Applicable Lending Office on the Maturity Date (each as defined in the Credit Agreement referred to below) the principal amount of each Swing Line Loan from time to time made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement, dated as of January 30, 2026, among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, Rayonier, L.P., PotlatchDeltic Forest Holdings, LLC and PotlatchDeltic Land & Lumber, LLC, as borrowers, the Lender and certain other lenders parties thereto and CoBank, ACB, as Issuing Bank, Swing Line Lender and Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Maturity Date.
The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to CoBank, as Administrative Agent, at the Administrative Agent’s Account, in same day funds. Each Swing Line Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, may be endorsed on the grid attached hereto which is part of this Swing Line Note.
This Swing Line Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Swing Line Loan by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Swing Line Loan being evidenced by this Swing Line Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Swing Line Note shall be governed by, and construed in accordance with, the laws of the State of New York.
[signature page follows]
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[NAME OF A BORROWER]

By	___________________________
Name:
Title:

14551522v3

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Swing Line Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

14551522v3

EXHIBIT B – FORM OF
NOTICE OF BORROWING

CoBank, ACB,
as Administrative Agent [and as Swing Line Lender] for the Lenders parties to the Credit
Agreement referred to below
Electronic Mail: agencybank@cobank.com
Facsimile: 303-740-4100

[Date]

Attention: Agency Department

Ladies and Gentlemen:

The undersigned, [NAME OF A BORROWER], refers to the Second Amended and Restated Credit Agreement, dated as of January 30, 2026 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, Rayonier, L.P., PotlatchDeltic Forest Holdings, LLC and PotlatchDeltic Land & Lumber, LLC, as borrowers, certain Lenders parties thereto and CoBank, ACB, as Administrative Agent for said Lenders, and as an Issuing Bank and Swing Line Lender, and hereby gives you notice, irrevocably, pursuant to Section [2.02][2.19][2.25] of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Borrowing (the “Proposed Borrowing”) as required by Section [2.02(a)][2.19(c)][2.25] of the Credit Agreement:
(i)    The Business Day of the Proposed Borrowing is             , 20__.
(ii)    The Proposed Borrowing shall consist of [Revolving Credit Advances] [Incremental Term Loan Advances] [Swing Line Loans].
(iii)    The Type of Advances comprising the Proposed Borrowing is [Alternate Base Rate Advances]1 [Term SOFR Rate Advances] [Daily Simple SOFR Rate Advances].
        (iv)    The aggregate amount of the Proposed Borrowing is $______________.
        (v)    Proceeds of the Proposed Borrowing are to be wire – transferred in accordance with the following instructions:

1 Include for Swing Line Loans.
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        [(vi)    The initial Interest Period for each Term SOFR Rate Advance made as part of the Proposed Borrowing is _____ month[s].]
        The undersigned hereby certifies that, as of the Proposed Borrowing, all the applicable conditions contained in Section 3.02 of the Credit Agreement have been satisfied (or waived pursuant to Section 8.01 of the Credit Agreement).
Very truly yours,

[NAME OF A BORROWER]

By	___________________________
Name:
Title:
14551522v3

EXHIBIT C – FORM OF
GUARANTEE AGREEMENT
[See attached].
14551522v3

EXHIBIT D – FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between the Assignor as defined below (the “Assignor”) and the Assignee as defined below (the “Assignee”). Capitalized terms used in this Assignment and not otherwise defined herein have the meanings specified in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.
Assignor:
Assignee:                             [and is an Affiliate/Approved Fund2]
Borrowers:    Rayonier Inc. (“Rayonier”), Rayonier TRS Holdings Inc. (“TRS”), Rayonier Operating Company LLC (“ROC”), Rayonier, L.P. (“RLP”) PotlatchDeltic Forest Holdings, LLC (“Potlatch Forest”) and PotlatchDeltic Land & Lumber, LLC (“Potlatch Land & Lumber”)
Administrative Agent:    CoBank, ACB (“CoBank”), as Administrative Agent (the “Administrative Agent”) under the Credit Agreement
Credit Agreement    Second Amended and Restated Credit Agreement dated as of January 30, 2026 among Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber, as Borrowers, the Lenders (as defined therein), the Issuing Banks (as defined therein), the Swing Line Lender (as
2 Select as applicable.
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defined therein) and CoBank, as Administrative Agent for the Lenders

Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]	CUSIP Number
[Facility]	$	$	%

Effective Date:              ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:	________________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:	________________________
Name:
Title:

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
14551522v3

Consented to and Accepted:

COBANK, ACB,
as Administrative Agent [and Swing Line Lender]

By:	______________________________
Name:
Title:

[Consented to:

[Issuing Bank]

By:	______________________________
Name:
Title:]

[Consented to:

RAYONIER INC.

By:	______________________________
Name:
Title:]
14551522v3

ANNEX 1
[INSERT NAME OF BORROWER]
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
Representations and Warranties.
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 5.01(k) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign or non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
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General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLE.
14551522v3

EXHIBIT E – FORM OF
SOLVENCY CERTIFICATE

Date:	[_________] [__], 20[_]
To the Administrative Agent
and each of the Lenders
party to the Credit Agreement
referred to below:

I, the undersigned, the Chief Financial Officer of Rayonier Inc., a North Carolina corporation (“Rayonier”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:
1.This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 3.01(f) of the Second Amended and Restated Credit Agreement, dated as of January 30, 2026, among RAYONIER, RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), RAYONIER, L.P., a Delaware limited partnership (“RLP”), POTLATCHDELTIC FOREST HOLDINGS, LLC, a Delaware limited liability company (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company (“Potlatch Land & Lumber”, each of Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the Lenders from time to time party thereto and CoBank, ACB (“CoBank”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and as an Issuing Bank and Swing Line Lender (as amended or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.
For purposes of this certificate, the terms below shall have the following definitions:
“Fair Value”
The amount at which the aggregate assets of Rayonier and its consolidated Subsidiaries (including, without limitation, goodwill) would change hands between an independent willing buyer and an independent willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts and neither being under any compulsion to act.
“Present Fair Salable Value”
The amount that may be realized by an independent willing seller from an independent willing buyer if Rayonier’s and Rayonier’s consolidated Subsidiaries’ aggregate assets (including, without limitation, goodwill) are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of assets of the business comprising such entity in an existing and not theoretical market.
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“Stated Liabilities”
The aggregate recorded liabilities (including contingent liabilities that would be recorded as liabilities in accordance with GAAP) of Rayonier and its consolidated Subsidiaries, as of the date hereof after giving effect to the extension of the Advances contemplated by the Credit Agreement, determined in accordance with GAAP consistently applied.
“Identified Contingent Liabilities”
The reasonably estimated liabilities of Rayonier and its consolidated Subsidiaries that may result from, without limitation, threatened or pending litigation, asserted claims and assessments, environmental conditions, guaranties, indemnities, contract obligations, uninsured risks, purchase obligations, taxes, and other contingent liabilities of Rayonier and its consolidated Subsidiaries, as identified and explained in terms of their nature and estimated dollar amount by responsible officers of Rayonier.
“Does Not Have Unreasonably Small Capital”
This phrase relates to the ability of Rayonier and its consolidated Subsidiaries to continue as a going concern and not lack sufficient capital for the businesses in which it is engaged, and will be engaged, as management has indicated such businesses are now conducted and are proposed to be conducted.
“New Financing”
New indebtedness incurred, assumed or guaranteed by Rayonier, TRS, ROC, RLP, Potlatch Forest or Potlatch Land & Lumber pursuant to the Credit Agreement.
3.     For purposes of this certificate, I, or officers of Rayonier under my direction and supervision, have performed the following procedures as of and for the periods set forth below:
(a)     I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 5.01(k)(i) and (ii) of the Credit Agreement;
(b)    I have knowledge of and have reviewed to my satisfaction the Credit Agreement;
(c)    As the Chief Financial Officer of Rayonier, I am familiar with the financial condition of Rayonier and its consolidated Subsidiaries; and
(d)    I have made such other investigations and inquiries as I have deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Rayonier and its consolidated Subsidiaries after the extension of credit (including revolving credit advances and issuance(s) of letters of credit) contemplated by the Credit Agreement.
4. Based on the foregoing, I hereby certify on behalf of Rayonier that, before and after giving effect to the extension of any Revolving Credit Advances contemplated by the Credit Agreement on the date hereof, (i) the Fair Value and the Present Fair Saleable Value of the aggregate
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assets of Rayonier and its consolidated Subsidiaries exceed the sum of the liabilities of Rayonier and its consolidated Subsidiaries (including, without limitation, all Stated Liabilities, and all Identified Contingent Liabilities); (ii) Rayonier (together with its consolidated Subsidiaries), Does Not Have Unreasonably Small Capital; (iii) Rayonier and its consolidated Subsidiaries have sufficient assets and cash flow to pay their liabilities (including, without limitation, the Stated Liabilities and the Identified Contingent Liabilities), as such liabilities mature or otherwise become absolute or due; and (iv) Rayonier and its consolidated Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under any United States federal or state laws relating to fraudulent transfers and conveyances.
No Borrower intends, in consummating the transactions contemplated by the Credit Agreement, to hinder, delay or defraud either present or future creditors or any other Person to which any Borrower is, or will become on or after the date hereof, indebted.
* * *
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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as Chief Financial Officer of Rayonier, on behalf of Rayonier, and not individually, as of the date first written above.

By:	________________________
Name:
Title:	Chief Financial Officer
14551522v3

EXHIBIT F-1 – FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement (as amended, amended and restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of January 30, 2026, by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), RAYONIER, L.P., a Delaware limited partnership (“RLP”), POTLATCHDELTIC FOREST HOLDINGS, LLC, a Delaware limited liability company (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company (“Potlatch Land & Lumber”, each of Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the Lenders from time to time party thereto and CoBank, ACB (“CoBank”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and as an Issuing Bank and Swing Line Lender (as amended or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15(e)(ii)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
14551522v3

[NAME OF LENDER]
By: _______________________
Name:
Title:
Date:	_____________ __, 20[ ]
14551522v3

EXHIBIT F-2 – FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement (as amended, amended and restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of January 30, 2026, by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), RAYONIER, L.P., a Delaware limited partnership (“RLP”), POTLATCHDELTIC FOREST HOLDINGS, LLC, a Delaware limited liability company (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company (“Potlatch Land & Lumber”, each of Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the Lenders from time to time party thereto and CoBank, ACB (“CoBank”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and as an Issuing Bank and Swing Line Lender (as amended or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15(e)(ii)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[NAME OF PARTICIPANT]
By: _______________________
Name:
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Title:
Date:	__________ __ 20 [ ]
14551522v3

EXHIBIT F-3 – FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement (as amended, amended and restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of January 30, 2026, by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), RAYONIER, L.P., a Delaware limited partnership (“RLP”), POTLATCHDELTIC FOREST HOLDINGS, LLC, a Delaware limited liability company (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company (“Potlatch Land & Lumber”, each of Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the Lenders from time to time party thereto and CoBank, ACB (“CoBank”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and as an Issuing Bank and Swing Line Lender (as amended or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15(e)(ii)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
14551522v3

[NAME OF PARTICIPANT]
By: _______________________
Name:
Title: ________________________
Date:	__________ __ 20 [ ]
14551522v3

EXHIBIT F-4 – FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement (as amended, amended and restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of January 30, 2026, by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), RAYONIER, L.P., a Delaware limited partnership (“RLP”), POTLATCHDELTIC FOREST HOLDINGS, LLC, a Delaware limited liability company (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company (“Potlatch Land & Lumber”, each of Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the Lenders from time to time party thereto and CoBank, ACB (“CoBank”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and as an Issuing Bank and Swing Line Lender (as amended or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15(e)(ii)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
14551522v3

[NAME OF LENDER]
By: _______________________
Name:
Title:
Date:	__________ __ 20 [ ]

14551522v3

EXHIBIT G – FORM OF
COST OF FUNDS TRUE-UP CERTIFICATE
Reference is hereby made to the Second Amended and Restated Credit Agreement (as amended, amended and restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of January 30, 2026, by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), RAYONIER, L.P., a Delaware limited partnership (“RLP”), POTLATCHDELTIC FOREST HOLDINGS, LLC, a Delaware limited liability company (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company (“Potlatch Land & Lumber”, each of Rayonier, TRS, ROC, RLP, Potlatch Forest and Potlatch Land & Lumber being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the Lenders from time to time party thereto and CoBank, ACB (“CoBank”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and as an Issuing Bank and Swing Line Lender (as amended or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.
The undersigned officer of the Administrative Agent hereby certifies as of the date hereof, in such capacity and not in a personal capacity and without personal liability, as follows:
1.    Solely with respect to Potlatch Term Loan [__], as of [_______], 20[__] (the “Applicable Reset Reference Point”), and pursuant to the calculations set forth on Annex A hereto, the Current Cost of Funds is [__] basis points.
2.    Pursuant to Section 2.09(c) of the Credit Agreement, the margin above PCH Term SOFR originally applicable to the Potlatch Term Loan [___], and set forth in clause [___] of the definition of “Applicable Rate” (as defined in the Existing Potlatch Credit Agreement) was [____]% (the “Original Margin”). The applicable margin for Potlatch Term Loan [___] shall increase/decrease by a total of [__] basis points from the Original Margin as of the Applicable Reset Reference Point and until the next Reset Reference Point (as defined in the Existing Potlatch Credit Agreement). It is understood and agreed that the applicable margin for Potlatch Term Loan [__] has been previously adjusted pursuant to Section 2.09(c) of the Credit Agreement, and is currently set at [___]%. The margin for Potlatch Term Loan [__] above PCH Term SOFR after giving effect to this true-up shall be [____]%.
3.    The calculations set forth on Annex A hereto are true and accurate as of the Applicable Reset Reference Point.
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The foregoing certifications are made and delivered on [__________], 202[_], pursuant to Section 2.09(c) of the Credit Agreement.

COBANK, ACB, as Administrative Agent

By:	___________________________
Name:
Title:
14551522v3

ANNEX A TO
COST OF FUNDS TRUE-UP CERTIFICATE

As of the Applicable Reset Reference Point.

(Amounts in basis points)
1. Effective Date Cost of Funds:	[__] bps
2. Current Cost of Funds: (a) - (b) =	[__] bps
(a) SOFR Floating Note Rate as of the date that is two Business Days prior to the Applicable Reset Reference Point:	[__] bps
(b) PCH Daily Simple SOFR as of the date that is two Business Days prior to the applicable Reset Reference Point:	[__] bps
3. Cost of Funds Differential: (a) compared to (b) =	[__] bps
(a) Effective Date Cost of Funds:	[__] bps
(b) Current Cost of Funds:	[__] bps

14551522v3